FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-11

Dated December 10, 2025	BMO 2025-5C13
Collateral Term Sheet
BMO 2025-5C13 Mortgage Trust
$551,814,060 (Approximate Mortgage Pool Balance)
BMO Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2025-5C13

Bank of Montreal

3650 Capital SCF LOE I(A), LLC

Zions Bancorporation, N.A.

BSPRT CMBS Finance, LLC

Greystone Commercial Mortgage Capital LLC

Citi Real Estate Funding Inc.

Natixis Real Estate Capital LLC

Societe Generale Financial Corporation

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Citigroup	Société Générale	Deutsche Bank Securities

Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	Drexel Hamilton	Mischler Financial	Natixis
Co-Managers
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated December 10, 2025	BMO 2025-5C13

This material is for your information, and none of BMO Capital Markets Corp., Deutsche Bank Securities Inc., Citigroup Global Markets Inc., SG Americas Securities, LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-5C13 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Dated December 10, 2025	BMO 2025-5C13

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BMO 2025-5C13
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
3650 Capital	8	8	$185,620,000	33.6%
BMO	11	11	$175,569,060	31.8%
ZBNA	4	10	$97,825,000	17.7%
BSPRT	1	1	$27,500,000	5.0%
GCMC	3	3	$25,200,000	4.6%
CREFI	1	1	$15,100,000	2.7%
Natixis	1	1	$13,000,000	2.4%
SGFC	1	1	$12,000,000	2.2%
Total:	30	36	$551,814,060	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$551,814,060
Number of Mortgage Loans:	30
Number of Mortgaged Properties:	36
Average Cut-off Date Balance per Mortgage Loan:	$18,393,802
Weighted Average Current Mortgage Rate:	6.35128%
10 Largest Mortgage Loans as % of IPB:	63.6%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR:	1.99x
Weighted Average UW NOI Debt Yield:	13.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”):	58.5%
Weighted Average Maturity Date/ARD LTV:	57.7%

Other Statistics
% of Mortgage Loans with Additional Debt:	17.0%
% of Mortgage Loans with Single Tenants(1):	0.0%
% of Mortgage Loans secured by Multiple Properties:	1.7%

Amortization
Weighted Average Original Amortization Term:	336 months
Weighted Average Remaining Amortization Term:	336 months
% of Mortgage Loans with Interest-Only:	80.2%
% of Mortgage Loans with Amortizing Balloon:	15.3%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	4.5%

Lockboxes
% of Mortgage Loans with Springing Lockboxes:	43.4%
% of Mortgage Loans with Hard Lockboxes:	40.6%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockbox:	12.5%
% of Mortgage Loans with Soft Lockbox:	3.4%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	83.0%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	43.0%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	58.4%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(2):	60.2%

(1)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(2)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BMO 2025-5C13
Collateral Characteristics

Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Pads	Property Type	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
1	The Rockwell	New Rochelle, NY	3650 Capital	1	$54,000,000	9.8%	114	Multifamily	1.40x	8.3%	70.6%	70.6%
2	Boise Towne Square	Boise, ID	BMO	1	$53,945,727	9.8%	666,584	Retail	2.94x	22.1%	45.0%	42.1%
3	The Garrison	Brooklyn, NY	ZBNA	1	$49,975,000	9.1%	63	Multifamily	1.24x	7.8%	66.7%	66.7%
4	350 S Beverly	Beverly Hills, CA	3650 Capital	1	$28,000,000	5.1%	62,424	Office	1.64x	11.1%	58.2%	58.2%
5	400 S Beverly	Beverly Hills, CA	3650 Capital	1	$15,500,000	2.8%	44,715	Office	1.64x	11.1%	58.2%	58.2%
6	CityCenter (Aria & Vdara)	Las Vegas, NV	BMO	1	$40,000,000	7.2%	5,349	Hospitality	4.46x	24.8%	36.2%	36.2%
7	Springfield Town Center	Springfield, VA	3650 Capital	1	$29,000,000	5.3%	981,463	Retail	1.86x	14.0%	54.6%	54.6%
8	Lake Mead Crossing	Henderson, NV	ZBNA	1	$28,000,000	5.1%	136,156	Retail	1.31x	9.2%	68.3%	68.3%
9	Marriott Ann Arbor Ypsilanti	Ypsilanti, MI	BSPRT	1	$27,500,000	5.0%	243	Hospitality	1.50x	14.4%	50.9%	50.9%
10	Imperial Valley Mall	El Centro, CA	3650 Capital	1	$25,000,000	4.5%	270,275	Retail	3.22x	26.2%	59.5%	57.2%

	Top 3 Total/Weighted Average			3	$157,920,727	28.6%			1.88x	12.9%	60.6%	59.6%
	Top 5 Total/Weighted Average			5	$201,420,727	36.5%			1.82x	12.5%	60.1%	59.3%
	Top 10 Total/Weighted Average			10	$350,920,727	63.6%			2.16x	14.9%	56.8%	56.2%
	Non-Top 10 Total/Weighted Average			26	$200,893,333	36.4%			1.70x	12.2%	61.4%	60.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BMO 2025-5C13
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	The Rockwell	3650 Capital	$54,000,000	$7,250,000	BMO 2025-5C13	Midland	3650 Servicing	Future Securitization(s)	$7,250,000
2	Boise Towne Square	BMO	$53,945,727	$23,975,878	BMO 2025-5C13	Midland	3650 Servicing	Future Securitization(s)	$24,000,000
6	CityCenter (Aria & Vdara)	BMO	$40,000,000	$2,507,800,000	BMO 2025-5C13	Midland	3650 Servicing	Future Securitization(s)	$2,507,800,000
7	Springfield Town Center	3650 Capital	$29,000,000	$121,000,000	BBCMS 2025-5C37	Midland	3650 Servicing	BBCMS 2025-5C37 Benchmark 2025-V17 Benchmark 2025-V18	$46,000,000 $50,000,000 $25,000,000
14	Dunbar Apartments	3650 Capital	$15,000,000	$85,000,000	BBCMS 2025-5C37	Midland	3650 Servicing	BBCMS 2025-5C37 WFCM 2025-5C7	$74,000,000 $11,000,000
25	500 Delaware	3650 Capital	$7,000,000	$78,000,000	3650R 2022-PF2	Midland	3650 Servicing	BMO 2024-C10 BMARK 2024-V9 3650R 2022-PF2 BBCMS 2023-C21 BMO 2025-5C9 BBCMS 2025-5C37	$20,000,000 $5,000,000 $20,000,000 $15,000,000 $8,000,000 $10,000,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BMO 2025-5C13
Collateral Characteristics

Mortgaged Properties by Type

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
Multifamily	Mid Rise	6	$157,185,000	28.5%	1.33x	8.2%	67.3%	67.3%
	Garden	4	37,320,000	6.8	1.57x	10.6%	63.4%	63.4%
	Subtotal / Weighted Average:	10	$194,505,000	35.2%	1.38x	8.7%	66.5%	66.5%
Retail	Super Regional Mall	2	$82,945,727	15.0%	2.56x	19.3%	48.4%	46.5%
	Anchored	2	41,000,000	7.4	1.58x	10.8%	64.0%	64.0%
	Regional Mall	1	25,000,000	4.5	3.22x	26.2%	59.5%	57.2%
	Subtotal / Weighted Average:	5	$148,945,727	27.0%	2.40x	18.1%	54.5%	53.1%
Office	Suburban	4	$73,843,333	13.4%	1.84x	15.2%	61.0%	57.7%
	CBD	2	22,100,000	4.0	2.16x	13.3%	52.1%	52.1%
	Subtotal / Weighted Average:	6	$95,943,333	17.4%	1.92x	14.8%	58.9%	56.4%
Hospitality	Full Service	2	$67,500,000	12.2%	3.25x	20.6%	42.2%	42.2%
Self Storage	Self Storage	11	$22,320,000	4.0%	1.62x	10.5%	60.4%	60.4%
Industrial	Flex	1	$12,000,000	2.2%	1.75x	12.9%	62.2%	62.2%
Mixed Use	Multifamily/Retail	1	$10,600,000	1.9%	1.33x	9.3%	58.2%	58.2%
Total / Weighted Average:		36	$551,814,060	100.0%	1.99x	13.9%	58.5%	57.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Collateral Term Sheet	BMO 2025-5C13
No. 1 – The Rockwell

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Collateral Term Sheet	BMO 2025-5C13
No. 1 – The Rockwell

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Collateral Term Sheet	BMO 2025-5C13
No. 1 – The Rockwell

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 Capital	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$54,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$54,000,000	Property Type – Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	9.8%	Net Rentable Area (Units):	114
Loan Purpose:	Refinance	Location:	New Rochelle, NY
Borrower:	North Avenue East LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsor:	YoungCraft East Development LLC	Occupancy:	94.7%
Interest Rate:	5.82500%	Occupancy Date:	10/3/2025
Note Date:	11/25/2025	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	12/6/2030	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$4,452,683 (TTM 9/30/2025)
Original Amortization:	None	UW Economic Occupancy:	93.2%
Amortization Type:	Interest Only	UW Revenues:	$6,009,178
Call Protection:	L(11),YM1(13),DorYM1(29),O(7)	UW Expenses:	$926,575
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / In Place	UW NOI:	$5,082,603
Additional Debt(1):	Yes	UW NCF:	$5,071,203
Additional Debt Balance(1):	$7,250,000 / $10,500,000	Appraised Value / Per Unit:	$86,700,000 / $760,526
Additional Debt Type(1):	Pari Passu / Mezzanine Loan	Appraisal Date:	10/16/2025

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap		Whole Loan(1)	Total Loan
Taxes:	$249,741	$27,749	N/A	Cut-off Date Loan / Unit:	$537,281	$629,386
Insurance:	$7,214	$7,214	N/A	Maturity Date Loan / Unit:	$537,281	$629,386
Replacement Reserves:	$0	$950	$50,000	Cut-off Date LTV:	70.6%	82.8%
IDA Social Equity Reserve:	$0	$4,422	N/A	Maturity Date LTV:	70.6%	82.8%
				UW NCF DSCR:	1.40x	1.11x
				UW NOI Debt Yield:	8.3%	7.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$61,250,000	84.9%	Loan Payoff	$68,811,350	95.4%
Mezzanine Loan	10,500,000	14.6	Closing Costs(4)	3,046,147	4.2
Sponsor Equity	364,452	0.5	Upfront Reserves	256,955	0.4
Total Sources	$72,114,452	100.0%	Total Uses	$72,114,452	100.0%
(1)	The Rockwell Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $61,250,000 (“The Rockwell Whole Loan”). The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising The Rockwell Whole Loan. Concurrently with the funding of The Rockwell Whole Loan, QFP Rockwell Mezz, LLC originated a mezzanine loan in the amount of $10,500,000 (“The Rockwell Mezzanine Loan”). For a full description, see “Subordinate and Mezzanine Debt” below and see “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Debt” in the Preliminary Prospectus.
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	Historical financial information is not available as The Rockwell Property is newly constructed and was in lease up.
(4)	Closing Costs include an interest rate buydown of $1,260,000.

The Loan. The largest mortgage loan (“The Rockwell Mortgage Loan”) is part of a fixed rate whole loan that is evidenced by two pari passu promissory notes in the aggregate original principal balance as of the Cut-off Date of $61,250,000. The Rockwell Property Whole Loan is secured by the borrower’s fee interest in a 114-unit multifamily property located in New Rochelle, New York (“The Rockwell Property”), as well as the borrower’s leasehold interest in the PILOT lease and sublease. The Rockwell Property includes four commercial tenants. The Rockwell Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance as of the Cut-off Date of $54,000,000. The Rockwell Whole Loan was originated on November 25, 2025 by 3650 Capital SCF LOE I(A), LLC (“3650 Capital”). The Rockwell Whole Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a per annum rate of 5.82500% on an Actual/360 basis. The Rockwell Whole Loan has a scheduled maturity date of December 6, 2030, and will be serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Collateral Term Sheet	BMO 2025-5C13
No. 1 – The Rockwell

pursuant to the pooling and servicing agreement for the BMO 2025-5C13 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise The Rockwell Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$54,000,000	$54,000,000	BMO 2025-5C13	Yes
A-2(1)	$7,250,000	$7,250,000	TBD	No
Whole Loan	$61,250,000	$61,250,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Rockwell Property is a five-story mid-rise multifamily property totaling 114 multifamily units located in New Rochelle, New York. The Rockwell Property features 20 studio units, 59 one-bedroom units, 27 two-bedroom units and eight three-bedroom units. Unit amenities include stainless steel appliances, induction cooktops, wood floors, custom kitchens and bathrooms with granite countertops, oversized living spaces, walk-in closets, and in-unit washers and dryers. Property amenities include a clubhouse, gym, library, fully landscaped rooftop with barbeques, seating areas, dog park, and 207 parking spaces. Additionally, The Rockwell Property includes 21,107 square feet of ground-floor retail space, which is 100% leased to four tenants, including CVS, Smokehouse BBQ, Kung Fu Bubble Tea and Finish Line Physical Therapy. The multi-family portion of The Rockwell Property was 94.7% occupied as of October 3, 2025.

The Rockwell Property benefits from a 20-year PILOT agreement with the New Rochelle Industrial Development Authority that commenced in 2021 (the “PILOT Agreement”). In connection with the PILOT Agreement, the borrower sponsor entered into a lease agreement and leaseback agreement with the New Rochelle Industrial Development Authority whereby the borrower sponsor leased its interest in The Rockwell Property to New Rochelle Industrial Development Authority, which subsequently leased its interest back to the borrower sponsor. Both the lease and leaseback provide for nominal annual rental payments of $1.00 per annum and expire simultaneously on December 31, 2040. In exchange for the tax benefits, 10% of The Rockwell Property’s residential units (11 units; allocated pro rata by unit type) are required to be leased to tenants earning no more than 80% of Area Median Income (“AMI”). See “PILOT” below and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for additional information.

The borrower sponsor received approval from the New Rochelle Industrial Development Authority (“IDA”) on November 19, 2025 for a modification of the existing PILOT agreement. The IDA approved a reset of the residential PILOT schedule to year 1. The reset is anticipated to go into effect commencing on January 1, 2026 for the 2026 tax year, with the expiration anticipated to reset to 2045. In consideration of amending the agreement, the borrower sponsor is required to contribute two additional units (presently not on the rent roll and without a certificate of occupancy) into The Rockwell Property’s rental pool as affordable units. The two units currently serve as the model unit (one bedroom) and the borrower sponsor’s leasing office (two bedroom) in the building and are anticipated to add approximately $60,000 gross potential rent across the two additional affordable units. The lender is not underwriting any upside from potential future PILOT benefits. The amendment to the PILOT agreement will not become effective unless and until the borrower sponsor has contributed the two additional units into the affordable rental pool as required by the IDA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 1 – The Rockwell

The following table presents information with respect to the unit mix at The Rockwell Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate PSF(2)
Studio Affordable	2	1.8%	2	100.0%	628	$2,606	$4.15
Studio Market	18	15.8	18	100.0	642	$2,564	$4.00
1 Bed / 1 Bath Affordable	6	5.3	6	100.0	733	$2,725	$3.72
1 Bed / 1 Bath Market	53	46.5	51	96.6	795	$2,902	$3.65
2 Bed / 2 Bath Affordable	3	2.6	3	100.0	1,256	$4,400	$3.50
2 Bed / 2 Bath Market	24	21.1	20	83.3	1,266	$4,206	$3.33
3 Bed / 2 Bath Market	8	7.0	8	100.0	1,311	$5,025	$3.83
Total/Wtd. Avg.	114	100.0%	108	94.7%	915	$3,279	$3.67
(1)	Based on the underwritten rent roll dated October 3, 2025.
(2)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate PSF are calculated using the in-place contractual rent of the Occupied Units.

Environmental. According to the Phase I environmental assessment dated September 22, 2025, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at The Rockwell Property.

The following table presents certain information relating to the historical and current occupancy of The Rockwell Property:

Historical and Current Occupancy
2023(1)	2024(1)	Current(2)
79.8%	90.4%	94.7%
(1)	Historical occupancies are as of December 31st of each respective year.
(2)	Current occupancy is as of October 3, 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of The Rockwell Property:

Operating History and Underwritten Net Cash Flow(1)(2)
	TTM(3)	Underwritten	Per Unit	%(4)
Rents In-Place	$4,517,701	$4,559,216	$39,993	72.2%
Gross Potential Rent	$4,517,701	$4,559,216	$39,993	72.2%
Reimbursements	96,227	96,227	844	1.5
Other Income(5)	1,542,509	1,662,735	14,585	26.3
Net Rental Income	$6,156,437	$6,318,178	$55,423	100.0%
(Vacancy/Credit Loss)	(639,530)	(309,000)	(2,711)	(4.9)
Effective Gross Income	$5,516,907	$6,009,178	$52,712	95.1%

Total Expenses	$1,064,224	$926,575	$8,128	15.4%

Net Operating Income	$4,452,683	$5,082,603	$44,584	84.6%
Replacement Reserve	0	11,400	100	0.2

Net Cash Flow	$4,452,683	$5,071,203	$44,484	84.4%
(1)	Based on the underwritten rent roll dated October 3, 2025.
(2)	Historical financial information is not available as The Rockwell Property is newly constructed and was in lease up.
(3)	TTM column represents the trailing 12 months ending September 30, 2025.
(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Other Income is comprised of parking income, commercial space income, other miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 1 – The Rockwell

The Market. The Rockwell Property is located in New York, which is a major center for banking and finance, retail, world trade, transportation, tourism, real estate, insurance, media, theater, fashion, and the arts in the United States. The New York Metropolitan Area is a leading education hub with 63 institutes of higher education, which include Columbia University in Manhattan, and Princeton University in Princeton, New Jersey, each ranked amongst the top four universities in the United States.

The Rockwell Property is located in Westchester County within the New Rochelle market, which is included in the Westchester County South multifamily sub-market. This area encompasses communities such as Northeast Yonkers, Scarsdale, Rye, Mamaroneck, Dobbs Ferry, and Tuckahoe, and is characterized by low vacancy rates relative to national levels, supported by historically consistent housing demand. Vacancy in the sub-market was 3.7% as of the fourth quarter of 2025, compared to the New York metro’s 3.3% average. Asking rents average $2,960 per month with 1.1% year-over-year rent growth.

The area continues to see increased absorption despite a tapering of new development. Over the past 12 months, 77 units were absorbed, while 24 units were delivered and 180 units remain under construction. The demand profile reflects shifting renter preferences toward hospitality-style environments and increased remote-work amenities such as co-working space. Newer product in this sub-market has been leasing with limited concessions as landlords seek stabilized occupancy. According to a market research report, vacancy in the Westchester County South multifamily sub-market is expected to remain relatively stable through 2026, with the potential for short-term rent softness before reacceleration into 2027. The sub-market benefits from strategic access to regional employment across Westchester County and New York City.

The Rockwell Property is located in the Westchester County South sub-market, which as of the fourth quarter of 2025 has 9,388 units of inventory, average rents of $2,958 per unit, and a vacancy rate of 3.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 1 – The Rockwell

The following table presents multifamily rental data at comparable properties with respect to The Rockwell Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Rockwell	2021 / NAP	94.7%(2)	114	Studio – Market(2)	642	$4.00	$2,564
585 North Avenue				Studio - Affordable(2)	628	$4.15	$2,606
New Rochelle, NY				1BR/1BA – Market(2)	795	$3.65	$2,902
				1BR/1BA – Affordable(2)	733	$3.72	$2,725
				2BR/2BA - Market(2)	1,266	$3.33	$4,206
				2BR/2BA – Affordable(2)	1,256	$3.50	$4,400
				3BR/2BA – Market(2)	1,311	$3.83	$5,025
The Print House	2019 / NAP	91.5%	71	Studio	524	$3.86	$2,045
165 Huguenot Street				1BR/1BA	702	$3.63	$2,565
New Rochelle, NY				2BR/2BA	1,066	$3.05	$3,273
The Illustrator	2023 / NAP	86.7%	75	Studio	602 - 612	$3.26 - $4.37	$1,963 - $2,675
600 North Avenue				1BR/1BA	804 – 843	$2.60 - $3.79	$2,090 - $3,199
New Rochelle, NY				2BR/1BA	1,118	$2.23 - $3.89	$2,498 - $4,350
				2BR/2BA	1,118 – 1,196	$2.29 - $3.78	$2,556 - $4,523
The Huguenot Apartments	2022 / NAP	93.3%	60	Studio	427	$5.23	$2,190
387 Huguenot Street				1BR/1BA	702	$4.29	$2,970
New Rochelle, NY				2BD/2BA	1,017	$3.85	$3,875
One Clinton Park	2022 / NAP	94.9%	352	Studio	573	$4.18	$2,378
55 Clinton Place				1BR/1BA	766	$4.29	$3,268
New Rochelle, NY				2BR/2BA	1,059	$3.43	$3,617
				3BR/2BA	1,481	$4.12	$6,080
The Millennia Apartments	2019 / NAP	97.3%	110	Studio	575	$3.87	$2,180
20 Burling Lane				1BR/1BA	864	$3.06	$2,600
New Rochelle, NY				2BR/1BA	1,445	$2.88	$4,115
Skyline New Rochelle	2007 / NAP	95.1%	588	Studio	518	$4.23	$2,238
40 Memorial Highway				1BR/1BA	741	$3.31	$2,498
New Rochelle, NY				2BR/2BA	1,143	$2.68	$3,110
				3BR/2BA	1,374	$2.77	$3,852
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 3, 2025.

The Borrower. The borrower is North Avenue East, LLC, a special purpose Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Rockwell Whole Loan.

The Borrower Sponsor. The borrower sponsor is YoungCraft East Development LLC and the non-recourse carveout guarantors are Robert C. Young and Phillip C. Craft of The Young Companies, a full-service developer, builder, and property manager that has focused on projects in New Rochelle and southern Westchester since 1989. Robert Young serves as President & CEO of The Young Companies and has led the firm on multiple mixed-use and multifamily developments in New Rochelle, including a 75-unit project at 600 North Avenue. The firm has executed more than $200 million in developments in New Rochelle.

Property Management. The Rockwell Property is managed by YC Realty Management LLC, a borrower-affiliated property management company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 1 – The Rockwell

Escrows and Reserves. At origination, the borrower deposited approximately (i) $249,741 into a real estate tax reserve and (ii) $7,214 into an insurance reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $27,749 per month).

Insurance Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premium (initially, approximately $7,214 per month).

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $950 ($100/unit/per annum), subject to $50,000 cap.

IDA Social Equity Reserve – On a monthly basis, the borrower is required to deposit approximately $4,422 for PILOT benefits payments.

Lockbox / Cash Management. The Rockwell Mortgage Loan is structured with a soft lockbox (for residential tenants) and hard lockbox (for non-residential tenants) and in place cash management. At origination, the borrower delivered a tenant direction letter to each commercial tenant doing business at The Rockwell Property instructing such tenants to remit all payments directly to the lockbox bank. If the borrower or property manager receives any commercial rents, it is required to deposit such amounts into the lockbox account within two business days of receipt. Funds deposited into the lockbox account will be swept on a daily basis into a lender-controlled cash management account and applied in accordance with The Rockwell Whole Loan documents. During the continuance of a Cash Trap Period (as defined below) all excess cash flow funds remaining in the cash management account are required to be held by the lender as additional collateral for The Rockwell Total Debt (as defined below).

A “Cash Trap Period” will (x) commence upon: (i) the occurrence of an event of default under The Rockwell Whole Loan documents, (ii) the debt yield being less than 7.50% on The Rockwell Whole Loan, (iii) the occurrence of an event of default under The Rockwell Mezzanine Loan documents, or (iv) a Lease Sweep Period (as defined below) and (y) terminate upon: (A) with respect to clause (i) above, a cure of such event of default, (B) with respect to clause (ii) above, the debt yield being equal to or greater than 7.50% on The Rockwell Whole Loan for one calendar quarter, (C) with respect to clause (iii) above, written notice from the mezzanine lender that a mezzanine loan event of default no longer exists and (D) with respect to clause (iv) above, such Lease Sweep Period has ended (provided that no other cash trap period has occurred and is continuing during and at the time of the expiration of such period).

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of (1) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease, (2) upon the date required under a Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option (and such renewal has not been exercised) and (3) the date any tenant under a Lease Sweep Lease gives notices of its intention not to renew or extend its Lease Sweep Lease, (ii) the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease, (iii) the date that the Lease Sweep Lease (or a substantial portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or property manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any substantial portion thereof) prior to then current expiration date, (iv) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., "goes dark") in the Lease Sweep Space at The Rockwell Property (or any material portion thereof) or vacates or ceases occupying its space or gives written notice it intends to discontinue its business at the entirety of its premises, (v) the occurrence of a default under a Lease Sweep Lease by the tenant that continues beyond any applicable notice and cure period or (vi) the occurrence of an insolvency proceeding or bankruptcy proceeding of a Lease Sweep Tenant Party (as defined below).

A Lease Sweep Period will end upon (A) with respect to a Lease Sweep Period caused by the matters described in clause (i) – (iv) above, substantially all of the Lease Sweep Space is leased pursuant to one or more qualified leases and each of the following conditions have been satisfied: (i) the borrower has delivered to the lender (A) an officer’s certificate attaching a copy of the qualified lease(s) and confirming the same to be true, correct and complete and confirming that the (1) applicable tenant(s) have accepted possession of the premises demised under the qualified lease(s), (2) the applicable tenant(s) are in occupancy of the space demised under the qualified lease(s) and are open for business, paying base rent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 1 – The Rockwell

without any abatements, credit or free rent periods, (3) the applicable tenant(s) (or its corporate parent) is not the subject of a bankruptcy action, (4) the tenant improvements have been constructed in accordance with the plans and specifications as described in the lease (5) all construction costs have been paid in full or reserved pursuant to The Rockwell Mortgage Loan documents, (6) all contingencies have been satisfied under the qualified lease, and (7) all leasing commissions, tenant improvement obligations, allowances, concessions or rebates or other landlord obligations have been completed and paid in full and (y) at the lender’s option, a tenant estoppel certificate in form reasonably satisfactory to the lender confirming the conditions set forth in clause (1) – (7) have been satisfied, (B) with respect to a Lease Sweep Period caused by a matter described in clause (iv) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep lease by the latest exercise date specified in such Lease Sweep Lease or it otherwise validly and irrevocably waived in writing by the related tenant, (C) with respect to a Lease Sweep Period caused by a matter described in clause (iv) above, if the applicable tenant under the Lease Sweep Lease has re-commenced operations at its space at The Rockwell Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for a period of three consecutive months, (D) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure or (E) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, either (a) if the applicable Lease Sweep Tenant Party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

A “Lease Sweep Lease” means (i) the CVS lease or (ii) any renewal or replacement lease with respect to all or a portion of the space demised under the applicable Lease Sweep Lease (the “Lease Sweep Space”) that constitutes a qualified lease.

A “Lease Sweep Tenant Party” means a tenant under a Lease Sweep Lease (or its direct or indirect parent company (if any)) or the lease guarantor under any Lease Sweep Lease.

Subordinate and Mezzanine Debt. Concurrently with the origination of The Rockwell Whole Loan, QFP Rockwell Mezz, LLC originated a mezzanine loan in the original principal amount of $10,500,000 (“The Rockwell Mezzanine Loan” and together with The Rockwell Whole Loan, “The Rockwell Total Debt”), which is secured by a pledge of the mezzanine borrower’s direct equity interests in the borrower. The Rockwell Mezzanine Loan is coterminous with the Mortgage Loan.

Interest on the outstanding principal balance of The Rockwell Mezzanine Loan will accrue at rate 15.00000% per annum (“The Rockwell Mezzanine Loan Interest Rate”) and is comprised of a current pay interest rate of 9.00000% per annum (the “Current Pay Rate”) and an accrual component interest rate of 6.00000% per annum (the “Accrual Pay Rate”). On each payment date, (i) the mezzanine borrower is required to pay a monthly debt service on The Rockwell Mezzanine Loan in an amount equal to the Current Pay Rate (the “Mezzanine Loan Monthly Debt Service (Current Pay)”) and (ii) if any additional amount derived from The Rockwell Property is then available pursuant to The Rockwell Whole Loan documents, then such amount is required to be applied to that portion of the Mezzanine Monthly Debt Service Payment Amount (as defined below) accruing interest at the Accrual Pay Rate (the “Mezzanine Monthly Debt Service (Accrual Component)”). To the extent such additional amount derived from The Rockwell Property is insufficient to pay any portion of the Mezzanine Monthly Debt Service (Accrual Component), such unpaid portion will be added to the aggregate accrual component (any Mezzanine Monthly Debt Service (Accrual Component) that has not been paid due to insufficient cash flow will comprise the aggregate accrual component and accrue interest at The Rockwell Mezzanine Loan Interest Rate. Alternatively, to the extent such additional amount is sufficient to pay any portion of the Mezzanine Monthly Debt Service (Accrual Component), such portion will be deemed current interest and will not be added to the aggregate accrual component through the last day of each interest accrual period and is payable on each monthly payment date (the 6th day of each calendar month) in an amount equal to the (the “Mezzanine Loan Monthly Debt Service Payment Amount”), which is calculated at The Rockwell Mezzanine Loan Interest Rate. Based on The Rockwell Total Debt, the Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield are 82.8%, 1.11x and 7.1%, respectively. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Debt” in the Preliminary Prospectus.

PILOT: The Rockwell Property is subject to a PILOT agreement, with benefits from the 2021 tax year through the 2040 tax year. The IDA approved a reset of the residential PILOT schedule to year 1. The reset is expected to go into effect commencing on January 1, 2026 for the 2026 tax year, with the expiration expected to reset to 2045. The lender and the New Rochelle Industrial Development Agency agreed to enter into an IDA joinder to the fee and leasehold mortgage wherein the New Rochelle Industrial Development Agency will agree to not (i) commence any actions to foreclose upon the lien of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 1 – The Rockwell

the PILOT mortgage, or (ii) accelerate any PILOT payment obligations under the PILOT agreement that are not yet due and payable, whether or not the lien securing the PILOT mortgage is foreclosed upon. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for additional information.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Collateral Term Sheet	BMO 2025-5C13
No. 2 – Boise Towne Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Collateral Term Sheet	BMO 2025-5C13
No. 2 – Boise Towne Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Collateral Term Sheet	BMO 2025-5C13
No. 2 – Boise Towne Square

Dillard's
MCG BOISE OWNER, LLC
MAGIC ROCK CITY
rue21
EntertainMART
PRO IMAGE SPORTS
BLUE & ORANGE
PRO IMAGE SPORTS KIDS
PRISTINE IMAGE
AEROPOSTALE
JD
KOHL'S
jcpenney
FOREVER 21
VACANT
MORGAN JEWELERS
O OH RELAX
LE NAILS
HOLLISTER
EXPRESS
Foot Locker
PLACE
DUBAI JEWELRY
GNC
HOT TOPIC
PACSUN
TRADEHOME
squishable
ZUMIEZ
YO CINEMA VR
JENSEN JEWELERS
NITROSTEM SKIN CARE
TORRID
CHAMPS
LUCKY CHEF
PAPI CHURRO
CANDELA VIVA
SHOE DEPT. ENCORE
macy's
LEVEL TWO
Anchor / Major
Inline
Vacant
Not Part of Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

Collateral Term Sheet	BMO 2025-5C13
No. 2 – Boise Towne Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

Collateral Term Sheet	BMO 2025-5C13
No. 2 – Boise Towne Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$54,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$53,945,727	Property Type – Subtype:	Retail – Super Regional Mall
% of Pool by IPB:	9.8%	Net Rentable Area (SF):	666,584
Loan Purpose:	Refinance	Location:	Boise, ID
Borrower:	Boise Mall, LLC	Year Built / Renovated:	1988 / 2015
Borrower Sponsor:	BPR LLC	Occupancy:	91.2%
Interest Rate:	5.95000%	Occupancy Date:	9/30/2025
Note Date:	10/28/2025	4th Most Recent NOI (As of):	$15,677,273 (12/31/2022)
Maturity Date:	11/1/2030	3rd Most Recent NOI (As of):	$15,872,448 (12/31/2023)
Interest-only Period:	0 months	2nd Most Recent NOI (As of):	$16,479,123 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$17,017,237 (TTM 9/30/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	83.6%
Amortization Type:	Amortizing Balloon	UW Revenues:	$22,927,412
Call Protection(2):	L(25),D(31),O(4)	UW Expenses:	$5,719,867
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$17,207,546
Additional Debt(1):	Yes	UW NCF:	$16,404,124
Additional Debt Balance(1):	$23,975,878	Appraised Value / Per SF:	$173,000,000 / $260
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/20/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$117
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$109
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.0%
Replacement Reserves:	$0	Springing	$334,760	Maturity Date LTV:	42.1%
TI/LC:	$250,110	Springing	$1,339,036	UW NCF DSCR:	2.94x
				UW NOI Debt Yield:	22.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$78,000,000	82.1%	Loan Payoff	$94,136,998	99.1%
Sponsor Equity	16,983,335	17.9	Closing Costs	596,227	0.6
			Upfront Reserves	250,110	0.3

Total Sources	$94,983,335	100.0%	Total Uses	$94,983,335	100.0%
(1)	The Boise Towne Square Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $77,921,605 (the “Boise Towne Square Whole Loan”). The information under Financial Information in the chart above is based on the outstanding principal balance as of the Cut-off Date of the Boise Towne Square Whole Loan.
(2)	Defeasance of the Boise Towne Square Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Boise Towne Square Whole Loan to be securitized and (b) October 28, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMO 2025-5C13 securitization in December 2025. The actual lockout period may be longer.
(3)	For a full description of escrows and reserves, see Escrows and Reserves below.

The Loan. The second largest mortgage loan (the “Boise Towne Square Mortgage Loan”) is part of the Boise Towne Square Whole Loan secured by a first mortgage lien on the borrower’s fee interest in a 666,584 square foot super regional mall located in Boise, Idaho (the “Boise Towne Square Property”). The Boise Towne Square Whole Loan evidenced by two pari passu promissory notes in the aggregate original principal amount of $78,000,000. The Boise Towne Square Whole Loan was originated on October 28, 2025 by Deutsche Bank AG, New York Branch (“DBNY”), and the Boise Towne Square Mortgage Loan was subsequently acquired by Bank of Montreal, evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $53,945,727. The Boise Towne Square Whole Loan accrues interest at an interest rate of 5.95000% per annum on an Actual/360 basis. The Boise Towne Square Whole Loan has a five-year term and amortizes on a 360-month schedule. The scheduled maturity date of the Boise Towne Square Whole Loan is the payment date in November 2030.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

Collateral Term Sheet	BMO 2025-5C13
No. 2 – Boise Towne Square

The relationship between the holders of the Boise Towne Square Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus. The Boise Towne Square Whole Loan will be serviced under the pooling and servicing agreement for the BMO 2025-5C13 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The table below identifies the promissory notes that comprise the Boise Towne Square Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$54,000,000	$53,945,727	BMO 2025-5C13	Yes
A-2(1)	$24,000,000	$23,975,878	GACC	No
Whole Loan	$78,000,000	$77,921,605
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Boise Towne Square Property is comprised of a 666,584 square foot, super regional mall located in Boise, Idaho. The Boise Towne Square Property consists of one two-story building and five outparcels, situated on an approximately 51.6-acre site. Built in 1988 and most recently renovated in 2015, the Boise Towne Square Property has benefited from ongoing capital investment, with the borrower sponsor planning an additional approximately $4.2 million in upgrades over the next five years, including parking lot renovations, HVAC upgrades, and interior building improvements. Since the borrower sponsor acquired the property in 2018, the Boise Towne Square Property has maintained an average occupancy (excluding anchors) of 88.8% from 2019 to 2024.

As of September 2025, the Boise Towne Square Property was 91.2% leased to over 118 unique tenants. The Boise Towne Square Property is anchored by Dillard’s (176,634 SF), Macy’s (164,784 SF), JCPenney (141,091 SF), Former Sears (106,623 SF), and Kohl’s (84,138 SF). The Macy’s and Kohl’s boxes are owned collateral and leased to the respective retailers, while Dillard’s, JC Penney, and the former Sears box are owned by the respective retailers and are not included as collateral for the Boise Towne Square Whole Loan. The Boise Towne Square Property features a diverse tenant mix including national retail brands such as Sephora, Lululemon, Pottery Barn, Victoria’s Secret, H&M, and Zumiez, as well as a variety of dining and entertainment options. Recent leasing activity in 2024 and 2025 amounted to 47,031 square feet in new and renewed leases. As of August 2025, the trailing 12-month occupancy cost was 9.6%.

The Boise Towne Square Property benefits from its central location at the intersection of I-84 and I-184, the most heavily traveled freeways in Idaho, attracting shoppers from the greater Boise area. The Boise Towne Square Property has access to 5,264 surface parking spaces, resulting in a parking ratio of approximately 4.83 spaces per 1,000 square feet of net rentable area. The Boise Towne Square Property’s occupancy levels, premier tenant mix, and sales performance position it as one of the leading shopping destinations in the region.

Major Tenants. The three largest collateral tenants at the Boise Towne Square Property by underwritten base rent are Macy’s, Buckle and Pottery Barn.

Macy’s (164,784 square feet; 24.7% of NRA, 7.7% of underwritten base rent): Macy’s (NYSE: M) is a retailer which offers a broad selection of family apparel, accessories, home furnishings, cosmetics, and other consumer goods, and is recognized as one of America’s most iconic department store chains. As of November 5, 2025, Macy’s had a market capitalization of $5.3 billion. Macy’s commenced its initial lease at the Boise Towne Square Property in October 1988 and is currently in its second 10-year renewal option, which extends through December 2028. Macy’s does not have any termination options under its lease.

Buckle (4,824 square feet; 0.7% of NRA, 3.3% of underwritten base rent): Founded in 1948, Buckle (NYSE: BKE) is an American fashion retailer specializing in denim-based apparel, brand name and private label clothing, footwear, and accessories. The company operates over 440 stores across 42 states nationwide. As of November 5, 2025, Buckle had a market capitalization of $2.8 Billion. Buckle commenced its lease at the Boise Towne Square Property on February 1, 2020, which expires on January 31, 2027. Buckle does not have any termination options under its lease.

Pottery Barn (10,860 square feet; 1.6% of NRA, 3.3% of underwritten base rent): Founded in 1949, Pottery Barn is an upscale home furnishings retailer and e-commerce company, offering a wide selection of furniture, décor, and accessories for the home. The brand is a wholly owned subsidiary of Williams-Sonoma, Inc., with retail locations throughout the United

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Collateral Term Sheet	BMO 2025-5C13
No. 2 – Boise Towne Square

States, Canada, Mexico, and Australia. Pottery Barn has been a tenant at the Boise Towne Square Property since August 2004, and has a current expiration date of January 31, 2027.

The following table presents certain information relating to the sales summary at the Boise Towne Center Property:

Sales Summary(1)
Tenant Type	2019 Sales	2020 Sales	2021 Sales	2022 Sales	2023 Sales	2024 Sales	August T-12 Sales(2)	T-12 Occupancy Cost
Anchor	$38,312,020	$21,072,406	$19,840,995	$18,257,995	$22,700,000	$21,166,022	$0	0.0%
PSF	$154	$85	$80	$73	$138	$128	$0

Outparcel	$12,209,089	$6,279,375	$6,979,596	$9,825,168	$9,339,926	$8,431,125	$10,615,130	4.8%
PSF	$1,357	$698	$776	$1,092	$1,038	$937	$799

In-Line (>10,000 SF)	$14,901,031	$11,317,099	$16,926,923	$16,665,670	$14,602,290	$13,668,568	$17,447,132	8.7%
PSF	$205	$156	$233	$229	$201	$188	$257

In-Line (<10,000 SF)	$144,196,691	$96,094,900	$144,981,414	$148,995,614	$145,826,675	$148,468,375	$155,834,747	10.1%
PSF	$568	$393	$627	$639	$609	$639	$635

In-Line (<10,000 SF) (Ex. Apple)	$108,511,019	$77,787,959	$112,612,303	$113,228,761	$109,724,534	$112,844,331	$116,935,875	13.2%
PSF	$440	$325	$499	$497	$469	$498	$488
Total Collateral Sales	$209,618,831	$134,763,780	$188,728,928	$193,744,448	$192,468,890	$191,734,090	$183,897,009	9.6%

Unowned Anchor	$41,484,000	$25,406,758	$38,729,712	$40,885,337	$39,657,728	$37,780,767	$37,780,767
PSF	$131	$80	$122	$129	$125	$119	$119
Total Mall Sales	$251,102,831	$160,170,538	$227,458,640	$234,629,785	$232,126,618	$229,514,857	$221,677,776

(1)	Information obtained from the borrower sponsor.
(2)	T-12 sales reflect existing tenants with comp sales only.

Environmental. According to the Phase I environmental assessment dated June 18, 2025, there was no evidence of a recognized environmental condition at the Boise Towne Square Property.

The following table presents certain information relating to the historical occupancy of the Boise Towne Square Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
89.2%	86.5%	91.4%	91.2%
(1)	Unless indicated overwise, the represented occupancy is as of December 31 of the respective year. Historical occupancy excludes anchor tenants.
(2)	Current Occupancy is as of September 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Collateral Term Sheet	BMO 2025-5C13
No. 2 – Boise Towne Square

The following table presents certain information relating to the largest tenants at the Boise Towne Square Property:

Top 10 Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Macy’s	Ba1/BB+/BBB-	164,784	24.7%	$6.65	$1,095,000	7.7%	12/30/2028
Buckle	NR/NR/NR	4,824	0.7	$97.29	469,327	3.3	1/31/2027
Pottery Barn	NR/NR/NR	10,860	1.6	$42.68	463,500	3.3	1/31/2027
Zumiez	NR/NR/NR	3,997	0.6	$106.51	425,721	3.0	1/31/2027
The Cheesecake Factory	NR/NR/NR	9,395	1.4	$45.00	422,775	3.0	1/31/2027
Champs Sports	NR/NR/NR	5,939	0.9	$60.50	359,310	2.5	12/31/2025
H&M	NR/BBB/NR	22,342	3.4	$15.91	355,440	2.5	1/31/2028
Victoria’s Secret	Ba3/BB-/NR	11,000	1.7	$28.20	310,200	2.2	1/31/2028
Wetzel’s Pretzels	NR/NR/NR	2,549	0.4	$114.54	291,955	2.0	Various
Garage	NR/NR/NR	2,800	0.4	$103.02	288,456	2.0	6/30/2034
Major Tenants		238,490	35.8%	$18.79	$4,481,684	31.5%
Other Tenants		369,147	55.4%	$26.46	$9,767,372	68.5%
Occupied Collateral Total / Wtd. Avg.		607,637	91.2%	$23.45	$14,249,056	100.0%

Vacant Space		58,947	8.8%

Collateral Total		666,584	100.0%

(1)	Based on the underwritten rent roll dated September 30, 2025.
(2)	Ratings provided may be those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the tenant lease expirations at the Boise Towne Square Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	58,947	8.8%	NAP	NA	P	58,947	8.8%	NAP	NAP
2025	8	17,849	2.7	$777,894	5.5%		76,796	11.5%	$777,894	5.5%
2026	24	65,912	9.9	1,634,483	11.5		142,708	21.4%	$2,412,378	16.9%
2027	39	120,938	18.1	4,930,526	34.6		263,646	39.6%	$7,342,904	51.5%
2028	16	243,791	36.6	3,321,435	23.3		507,437	76.1%	$10,664,339	74.8%
2029	8	20,081	3.0	768,308	5.4		527,518	79.1%	$11,432,647	80.2%
2030	6	17,649	2.6	634,557	4.5		545,167	81.8%	$12,067,204	84.7%
2031	6	16,956	2.5	870,578	6.1		562,123	84.3%	$12,937,781	90.8%
2032	5	93,675	14.1	628,765	4.4		655,798	98.4%	$13,566,547	95.2%
2033	0	0	0.0	0	0.0		655,798	98.4%	$13,566,547	95.2%
2034	3	6,349	1.0	437,295	3.1		662,147	99.3%	$14,003,841	98.3%
2035	3	4,437	0.7	245,215	1.7		666,584	100.0%	$14,249,056	100.0%
2036 & Thereafter	0	0	0.0	0	0.0		666,584	100.0%	$14,249,056	100.0%
Total/Wtd. Avg.	118	666,584	100.0%	$14,249,056	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Collateral Term Sheet	BMO 2025-5C13
No. 2 – Boise Towne Square

The following table presents certain information relating to the operating history and underwritten cash flows of the Boise Towne Square Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM	Underwritten	PSF	%(1)
Rents in Place(2)	$11,340,689	$12,435,211	$13,288,900	$13,936,572	$14,249,056	$21.38	55.3%
Rent Steps(3)	0	0	0	0	229,840	0.34	0.9
Vacant Income	0	0	0	0	2,843,191	4.27	11.0
Gross Potential Rent	$11,340,689	$12,435,211	$13,288,900	$13,936,572	$17,322,086	$25.99	67.2%
Total Reimbursements	4,480,343	4,354,681	5,318,693	5,270,510	5,207,150	7.81	20.2
Other Income(4)	5,029,711	4,661,533	3,606,308	3,497,450	3,241,367	4.86	12.6
Net Rental Income	$20,850,743	$21,451,426	$22,213,900	$22,704,532	$25,770,603	$38.66	100.0%
Vacancy and Bad Debt	185,948	42,742	(259,347)	29,813	(2,843,191)	(4.27)	(11.0)
Effective Gross Income	$21,036,691	$21,494,168	$21,954,553	$22,734,345	$22,927,412	$34.40	100.0%
Real Estate Taxes	1,335,515	1,465,261	1,412,095	1,535,286	1,528,530	2.29	6.7
Insurance	191,591	214,468	251,905	256,314	258,107	0.39	1.1
Other Expenses(5)	3,832,312	3,941,991	3,811,430	3,925,507	3,933,230	5.90	17.2
Total Expenses	$5,359,418	$5,621,720	$5,475,430	$5,717,107	$5,719,867	$8.58	24.9%
Net Operating Income	$15,677,273	$15,872,448	$16,479,123	$17,017,237	$17,207,546	$25.81	75.1%
Capital Expenditures	0	0	0	0	133,904	0.20	0.6
TI/LC	0	0	0	0	669,518	1.00	2.9
Net Cash Flow	$15,677,273	$15,872,448	$16,479,123	$17,017,237	$16,404,124	$24.61	71.5%

(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place is based on the September 30, 2025 rent roll.
(3)	Consists of contractual rent steps through October 2026.
(4)	Other Income consists of leasing termination, percent in lieu, overage rent, specialty leasing and miscellaneous income.
(5)	Other Expenses consists of management fees, repairs and maintenance, security, general and administrative, cleaning, landscaping, marketing, utilities, and miscellaneous expenses.

The Market. The Boise Towne Square Property is located in Boise, Idaho, within Ada County, approximately five miles west of downtown Boise. The Boise Towne Square Property is situated at 350 North Milwaukee Street, in the northwest quadrant of North Cole Road and West Franklin Road, and is directly accessible from Interstate 184, a major arterial serving the Boise metropolitan area. Other major retailers located within one mile of the Boise Towne Square Property include Target, Walmart, Best Buy, Cabela’s, and Albertsons, as well as a variety of dining and entertainment options. The Village at Meridian, a major regional shopping and lifestyle center, is located approximately four miles to the west.

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Boise Towne Square Property was 11,514, 92,259, and 216,308, respectively. For the same radii, the average household income was $74,800, $93,435, and $107,024, respectively. The Boise City MSA, which includes the Boise Towne Square Property, had a 2024 estimated population of 852,423 and an average household income of $112,638.

According to the appraisal, the Boise Towne Square Property is located within the West Boise retail submarket. As of the first quarter of 2025, the West Boise retail submarket contained approximately 7.5 million square feet of inventory, representing 17.1% of the total Boise market inventory, with a vacancy rate of 4.01% and an average asking rental rate of $16.50 per square foot, triple net. The broader Boise retail market reported a vacancy rate of 3.42% and an average asking rental rate of $18.24 per square foot, triple net, as of the same period. The West Boise submarket has historically experienced lower vacancies than the broader market, with healthy fundamentals supported by limited new supply and steady demand.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Collateral Term Sheet	BMO 2025-5C13
No. 2 – Boise Towne Square

The following table presents certain information relating to comparable sales for the Boise Towne Square Property:

Comparable Retail Leases(1)
Property Name/Location	Sale Date	Year Bult / Renovated	Sale Price	NRA	Occupancy	OAR
Boise Towne Square Boise, ID	NAP	1988 / 2015	NAP	666,584(2)	91.2%(2)	NAP
Two Mall Macerich Portfolio Various	May-24	1993, 1972 / NAP	$596,250,000	2,397,000	97%	5.75%
Broadway Commons Hicksville, NY	Feb-24	1956 / 1995	$40,250,000	1,111,859	97%	7.50%
River Oaks District Houston, TX	Feb-24	2015 / NAP	$450,000,000	662,134	92%	6.00%
Westfield Oakridge Mall San Jose, CA	Pending	1973 / 2022	$268,000,000	1,023,473	97%	8.70%
Eastridge Mall San Jose, CA	Jan-24	1971 / 2016	$135,000,000	804,405	96%	6.46%
Westfield Santa Anita Arcadia, CA	Aug-22	1973 / 2014, 2021	$537,500,000	1,480,000	89%	5.84%
Biltmore Fashion Park Scottsdale, AZ	Jan-22	1963 / 2021	$188,000,000	384,342	87%	5.40%
Galleria Edina Edina, MN	Mar-22	1974 / 2006	$150,000,000	398,585	99%	6.64%
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 30, 2025.

The Borrower. The borrower is Boise Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower issued a non-consolidation opinion in connection with the origination of the Boise Towne Square Whole Loan.

The Borrower Sponsor. The borrower sponsor is Brookfield Properties Retail Holding LLC, a Delaware limited liability company. Brookfield is one of the world’s largest alternative asset managers, headquartered in Toronto. Brookfield manages over $1 trillion in assets across real estate, infrastructure, renewable power, credit, and private equity.

The non-recourse carveout guarantor for the Boise Towne Square Whole Loan is BPR-FF JV LLC, a Delaware limited liability company.

Property Management. The Boise Towne Square Property is managed by Brookfield Properties Retail Inc., a Delaware corporation and an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited $250,110 into a TI/LC reserve.

Tax Escrows – On a monthly basis during the continuance of a Cash Management Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments as reasonably determined by the lender.

Insurance Escrows – On a monthly basis during the continuance of a Cash Management Period, the borrower is required to escrow 1/12th of the annual estimated insurance payments as reasonably determined by the lender.

Replacement Reserves – On a monthly basis during the continuance of a Cash Management Period, the borrower is required to escrow approximately $13,948 for replacement reserves (which equates to $0.25 per square foot annually).

TI/LC Reserve – On a monthly basis during the continuance of a Cash Management Period, the borrower is required to escrow approximately $55,793 for tenant improvements and leasing commissions (which equates to $1.00 per square foot annually).

Lockbox / Cash Management. The Boise Towne Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and require all tenants to deposit rents directly into a lockbox account with an eligible institution acceptable to the lender. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Boise Towne Square Property to be deposited into such lockbox

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Collateral Term Sheet	BMO 2025-5C13
No. 2 – Boise Towne Square

account within one business day of receipt. All amounts deposited into the lockbox account are required to be remitted to the borrower’s operating account on a daily basis, unless a Cash Sweep Period (as defined below) or an Anchor Tenant Trigger Event (as defined below) is continuing, in which event such funds will be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Boise Towne Square Whole Loan documents. During the continuance of a Cash Management Period or an Anchor Tenant Event Period, all amounts deposited into the lockbox account during the immediately preceding interest period will be applied on each payment date in accordance with the Boise Towne Square Whole Loan documents, and all excess cash flow funds will be deposited, during the continuance of a Cash Sweep Period or an Anchor Tenant Event Period, into a cash collateral reserve.

A “Cash Management Period” means the period commencing upon the occurrence of the date that the debt yield is less than 17.5% and ending on the date that the debt yield is greater than or equal to 17.5% for two consecutive calendar quarters.

A “Cash Sweep Period” means the period commencing upon the occurrence of (i) an event of default as defined within the Boise Towne Square Whole Loan documents or (ii) the date that the debt yield is less than 17.0%, and ending upon (A) in respect to (i) above, when the lender reasonably accepts a cure to the event of default, and (B) with respect to (ii) above, the date that the debt yield is greater than or equal to 17.0% for two consecutive calendar quarters.

An “Anchor Tenant Trigger Event” means the period where any Anchor Tenant (as defined below): (i) has gone dark (i.e., ceased to be in occupancy or otherwise ceased to utilize the premises for business purposes for a period of no less than 60 consecutive days during normal business hours (other than a temporary closure provided for in the Boise Towne Square Whole Loan Documents), (ii) is subject of a bankruptcy proceeding, (iii) has vacated its premises, delivered notice of intent to vacate its premises, or has publicly announced its intention of vacating its premises, (iv) has terminated, cancelled or surrendered its lease or delivered notice of its intent to do so, or (v) failed to renew its lease within the applicable renewal option period. The Anchor Tenant Trigger Event will end upon (A) (x) payment of tenant improvements, leasing commissions, budgeted construction costs, required landlord work and other related costs associated with re-tenanting the applicable space at the Boise Towne Square Property and (y) lender’s receipt of a fully-executed lease with one or more new replacement tenants entered into in accordance with the terms of the Boise Towne Square Whole Loan documents or otherwise approved by the lender in writing, (B) in the case of an Anchor Tenant for which the parcel is not owned by the borrower, then in addition to clause (A) above, the payment of the purchase price and customary closing costs necessary for the borrower to acquire the underlying parcel. With respect to any Anchor Tenant Trigger Event caused by clause (ii) above, the Anchor Tenant Trigger Event will end if the Anchor Tenant has emerged from bankruptcy, or such bankruptcy has been dismissed (or, if the premises occupied by the Anchor Tenant are leased from the borrower, such lease is (x) accepted and affirmed by the Anchor Tenant in the bankruptcy proceeding or (y) assumed by a replacement tenant). With respect to any Anchor Tenant Trigger Event caused by clause (iii) above, the Anchor Tenant Trigger Event will end upon the Anchor Tenant reoccupying its premises or rescinding any notice of intent of vacating its premises. With respect to any Anchor Tenant Trigger Event caused by clause (iv) above, the Anchor Tenant Trigger Event will end upon the Anchor Tenant rescinding any notice of intent of terminating, cancelling or surrendering its premises. With respect to any Anchor Tenant Trigger Event caused by clause (v) above, the Anchor Tenant Trigger Event will end upon the Anchor Tenant renews and/or extends its lease. The borrower and lender acknowledge that as of the origination date, each of Kohl’s and MCG Boise Owner, LLC have gone dark, but no Anchor Tenant Trigger Event is be deemed to have occurred.

An “Anchor Tenant” means Macy’s, Dillard’s, Kohl’s, JCPenney, MCG Boise Owner, LLC, or any replacement tenant of the foregoing which is subject to a replacement lease, and which occupies 75,000 square feet or greater the Boise Towne Square Property.

Subordinate or Mezzanine Debt. None.

Permitted Future Debt or Mezzanine Debt. Not permitted.

Partial Release. The borrower is entitled to release (A) one or more parcels or outlots, or (B) one or more Release Parcels (as defined below) in connection with the expansion or other development of the Boise Towne Square Property upon (i) delivering to the lender a notice not less than 10 business days prior to the release, (ii) the borrower delivers to the lender evidence that the Release Parcel is (a) not necessary for the borrower’s operating or use of the remaining Boise Towne Square Property and (b) may be readily separated without a material diminution in value, (iii) no event of default is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 2 – Boise Towne Square

continuing, (iv) the Release Parcel being vacant, non-income producing and unimproved, among other requirements under the Boise Towne Square Whole Loan documents.

A “Release Parcel” means either (i) a fee simple or leasehold interest in a parcel of real property or (ii) one or more parcels of land acquired by the borrower after the origination date, together with any improvements thereon located (a) constituting an integral part of, or adjoining to, or proximately located near, the Boise Towne Square Property, (b) is not owned by the borrower as of October 28, 2025 and (c) is not a fee simple or leasehold interest to a parcel of real property acquired by the borrower after October 28, 2025.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Collateral Term Sheet	BMO 2025-5C13
No. 3 – The Garrison

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 3 – The Garrison

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 3 – The Garrison

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$49,975,000	Title:	Fee
Cut-off Date Principal Balance:	$49,975,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	9.1%	Net Rentable Area (Units)(2):	63
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	340 Myrtle Development LLC	Year Built / Renovated:	2025 / NAP
Borrower Sponsor:	David Halberstam	Occupancy(2):	77.8%
Interest Rate:	6.21000%	Occupancy Date:	11/5/2025
Note Date:	6/20/2025	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy(4):	98.2%
Amortization Type:	Interest Only	UW Revenues(4):	$4,313,114
Call Protection:	L(29),YM1(25),O(6)	UW Expenses:	$401,724
Lockbox / Cash Management:	Springing / Springing	UW NOI(4):	$3,911,390
Additional Debt:	No	UW NCF(4):	$3,897,690
Additional Debt Balance:	N/A	Appraised Value / Per Unit(2)(5)(6):	$74,900,000 / $1,188,889
Additional Debt Type:	N/A	Appraisal Date(5)(6):	8/29/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit(2):	$793,254
Taxes:	$764,621	$4,207	N/A	Maturity Date Loan / Unit(2):	$793,254
Insurance:	$12,122	$4,042	N/A	Cut-off Date LTV:	66.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	66.7%
Rollover Reserve:	$0	Springing	N/A	UW NCF DSCR(4):	1.24x
Rent Concession:	$696,000	$0	N/A	UW NOI Debt Yield(4):	7.8%
Existing TI / LC: Outstanding L	$210,400	$0	N/A
Holdback Reserve:	$8,800,000	$0	N/A
MetFresh Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$49,975,000	100.0%	Loan Payoff	$33,218,898	66.5%
			Economic Holdback	8,800,000	17.6
			Closing Costs(7)	2,080,114	4.2
			Reserves	1,683,143	3.4
			Return of Equity	4,192,845	8.4
Total Sources	$49,975,000	100.0%	Total Uses	$49,975,000	100.0%
(1)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.
(2)	Net Rentable Area (Units), Occupancy, Cut-off Date Loan / Unit, Maturity Date Loan / Unit and Appraised Value / Per Unit are based on the multifamily component of The Garrison Property (as defined below). The Garrison Property also contains approximately 11,000 square feet of recently constructed ground floor retail space that is 100% leased to Met Fresh on a lease expiring July 31, 2045.
(3)	The Garrison Property was built in 2025 and as such, historical financial information is not available.
(4)	UW Economic Occupancy, UW Revenues, UW NOI, UW NCF, UW NCF DSCR and UW NOI Debt Yield are inclusive of or reflect the rental income attributable to the 19 affordable units that were not leased as of the time of the origination or securitization of The Garrison Mortgage Loan (as defined below).
(5)	The Appraised Value represents the prospective market value “upon stabilization” of The Garrison Property which assumes the completion of the multifamily component lease-up at The Garrison Property. The appraisal also concluded to an “As Is” value of $73,800,000 as of June 4, 2025. The Cut-off Date LTV and Maturity Date LTV, based on the “As Is” value, are 67.7% and 67.7%, respectively.
(6)	The $74,900,000 “upon-stabilization” Appraised Value (as well as the “As Is” value of $73,800,000) includes the net present value of a 421-a tax exemption. The appraisal attributed $20,000,000 of value to the 421-a tax exemption, which amount is included in each appraised value. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.
(7)	Closing Costs include an interest rate buydown of $519,740.

The Loan. The third largest mortgage loan (“The Garrison Mortgage Loan”) is evidenced by a single promissory note with an original principal balance and Cut-off Date balance of $49,975,000 and is secured by the borrower’s fee interest in a mid-rise multifamily building located in Brooklyn, New York (“The Garrison Property”). The Garrison Mortgage Loan was

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 3 – The Garrison

originated by Zions Bancorporation, N.A. (“ZBNA”) on June 20, 2025 and proceeds were used to refinance the existing construction debt originated by S3 Capital Partners, fund upfront reserves, including an $8.8 million economic holdback reserve and pay closing costs. The Garrison Mortgage Loan has a five-year term, accrues interest at a fixed rate of 6.21000% per annum on an Actual/360 basis and is interest-only for the loan term. The scheduled maturity date of The Garrison Mortgage Loan is July 6, 2030.

The Property. The Garrison Property is a recently constructed, 63-unit, 8-story, Class A mid-rise multifamily property located in the Fort Greene neighborhood of Brooklyn, New York. Constructed in 2025 and situated on an approximately 0.2-acre site, The Garrison Property received its initial, temporary certificate of occupancy in May 2025. Amenities at The Garrison Property include a fitness center, bike storage, coworking space with private booths and communal desks, and a furnished rooftop terrace with BBQ grills and tables/chairs that overlook the New York City skyline. The Garrison features approximately 11,000 square feet of ground-floor retail space which is leased to Met Fresh on a 20-year lease expiring July 31, 2045. Met Fresh is a grocery chain with six current locations across the New York City metropolitan area, four of which are in Brooklyn. The retail space accounts for approximately $396,000 or 9.2% of underwritten effective gross income at The Garrison Property. Per the tenant estoppel, the term of the Met Fresh lease was to commence upon completion of landlord work on August 1, 2025. The tenant expects to be open for business during or around Spring 2026, however, we cannot assure you that Met Fresh will take occupancy as expected or at all. At the time of origination of The Garrison Mortgage Loan, the lender reserved for all outstanding rent concessions and $396,000 representing approximately one-year of gap rent.

According to the appraisal, The Garrison Property is served by the New York City Subway at DeKalb Avenue (B, D, N, Q, R, and W trains), Atlantic Avenue–Barclays Center (2, 3, 4, 5, B, D, N, Q, R and W trains) and Fulton Street (G train and Long Island Railroad), with walking distances from The Garrison Property of approximately 0.6, 0.9 and 0.5 miles, respectively. Fort Greene is also served by NYC Ferry's Astoria route, which stops at the Brooklyn Navy Yard and various routes on the Metropolitan Transit Authority regional bus lines.

The unit mix at The Garrison Property features 44 free market units comprising 4 studios, 12 one-bedroom and one-bathroom units, 6 two-bedroom and one-bathroom units, 17 two-bedroom and two-bathroom units, and 5 three-bedroom and two-bathroom units. There are 19 affordable units comprising 19 one-bedroom and one-bathroom units. Unit amenities include expansive floor-to-ceiling windows, central A/C, in-unit washer/dryers, hardwood floors, dishwashers, custom built in closets and modern style kitchens with electric stove tops. Further, select units include private glass balconies and kitchen islands. As of November 5, 2025, The Garrison Property was 77.8% leased.

The borrower has been approved for a 35-year 421-a tax abatement under the NYC Department of Housing Preservation & Development’s (“HPD”) 421-a tax abatement program. In connection with the 421-a tax abatement, the borrower will be required to reserve at least 30% of the units (equal to 19 units) at The Garrison Property for affordable housing. As part of the 421-a tax abatement, 19 units are required to be designated for tenants earning no more than 130% of the area median income (“AMI”). For years one through 25 of such exemption, 100% of the projected assessed value of The Garrison Property improvements on the tax lot will be exempt from real estate taxes. The exemption falls to the percentage of affordable units (30.2%) in years 26 through 35 of such exemption. The 421-a NYC workbook was approved on March 21, 2025 by the HPD for 19 units with a median monthly rent of $3,661, which such affordable units being required to also be rent stabilized for the duration of the exception period. The 421-a tax abatement was approved in October 2025 and the tax abatement period commenced. Taxes were underwritten to the five-year average of estimated abated tax expense.

The appraisal’s estimated full tax liability for the 2025/2026 tax year is $1,000,050, whereas the underwritten tax expense is approximately $50,488. At origination, the borrower placed $764,621 into an upfront 421-a reserve to be used to fund unabated real estate taxes if needed. There can be no assurance the 421-a exemption will be retained. In the event that The Garrison Property no longer qualifies for or receives tax abatement benefits pursuant to the 421-a program, The Garrison Mortgage Loan will be fully recourse to the borrower and guarantor. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Collateral Term Sheet	BMO 2025-5C13
No. 3 – The Garrison

The following table presents certain information with respect to the multifamily unit mix at The Garrison Property:

The Garrison Multifamily Unit Mix
Unit Type	No. of Units(1)	% of Total	Leased Collateral Units(1)	% of Units Leased(1)	Average Unit Size (SF)(2)	Average Monthly Contractual Rental Rate per Unit(1)	Average Monthly Contractual Rental Rate per Unit upon Full Occupancy(1)(2)	Average Monthly Appraisal’s Market Rent per Unit(2)
Studio – FM	4	6.3%	4	100.0%	297	$3,563	$3,563	$3,600
1 BR – FM	12	19.0	12	100.0	509	$4,525	$4,525	$4,500
1 BR – 130% AMI	19	30.2	5	26.3	450	$3,661	$3,661	$4,500
2 BR – FM	23	36.5	23	100.0	731	$6,122	$6,122	$6,150
3 BR – FM	5	7.9	5	100.0	1,000	$8,880	$8,880	$8,900
Total/Wtd. Avg.	63	100.0%	49	77.8%	598	$5,552	$5,132	$5,394
(1)	Based on the underwritten rent roll dated November 5, 2025.
(2)	Source: Appraisal and 421-a workbook.

The following table presents certain information with respect to the current occupancy of The Garrison Property:

Current Occupancy(1)(2)
The Garrison	77.8%
(1)	Historical occupancy is not available as The Garrison Property was built in 2025.
(2)	Current Occupancy represents the multifamily component as of November 5, 2025.

Appraisal. According to the appraisal, the “as-is” appraised value of The Garrison Property as of June 4, 2025 is $73,800,000. The prospective market value “upon stabilization” as of August 29, 2025 is $74,900,000, which assumes lease-up of the residential component (inclusive of the affordable units). The table below shows the appraisal’s “upon stabilization” conclusions.

Appraisal Valuation Summary(1)
Property	Prospective Market “Upon Stabilization” Appraised Value	Capitalization Rate
The Garrison	$74,900,000	5.25%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated June 2, 2025, there was no evidence of any recognized environmental conditions at The Garrison Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Collateral Term Sheet	BMO 2025-5C13
No. 3 – The Garrison

The following table presents certain information with respect to the underwritten cash flow of The Garrison Property:

Underwritten Net Cash Flow(1)
	Underwritten(2)	Per Unit(3)	%(4)
Base Rent - Residential	$3,879,708	$61,583	88.4%
Potential Income from Vacant Units	0	0	0.0
Gross Potential Income - Residential	$3,879,708	$61,583	88.4%
Other Income – Residential(5)	115,000	1,825	2.6
Net Rental Income - Residential	$3,994,708	$63,408	91.0%
Net Rental Income - Commercial	$396,000	$6,286	9.0%
Total Net Rental Income	$4,390,708	$69,694	100.0%
Vacancy/Credit Loss	(77,594)	(1,232)	(1.8)
Total Effective Gross Income	$4,313,114	$68,462	98.2%

Real Estate Taxes(6)	50,488	801	1.2
Insurance	48,500	770	1.1
Management Fees	129,393	2,054	3.0
Other Operating Expenses(7)	173,342	2,751	4.0
Total Expenses	$401,724	$6,377	9.3%

Net Operating Income	$3,911,390	$62,086	90.7%
Replacement Reserves – Residential	12,600	$200	0.3
Replacement Reserves – Commercial	1,100	$17	0.0
Net Cash Flow	$3,897,690	$61,868	90.4%
(1)	The Garrison Property was completed in 2025 thus historical financial information is not available.
(2)	Underwritten rental income for the 19 affordable units is based on the 421-a workbook, which limits rents to no more than 130% of the area median income. Base Rent - Residential is inclusive of the rental income attributable to the 19 affordable units that were not leased as of the time of the origination or securitization of The Garrison Mortgage Loan.
(3)	UW per Unit is based on 63 multifamily units at The Garrison Property except in relation to the “- Commercial” field which are based on 11,000 square feet of commercial space at The Garrison Property that is 100.0% leased to Met Fresh through July 2045.
(4)	% column represents percent of Total Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Other income includes storage, laundry, application fees, late fees, and pet income.
(6)	UW reflects the five-year average of anticipated taxes net of the 421-a tax abatement.
(7)	Other Operating Expenses include utilities, repairs and maintenance, payroll and benefits and general and administrative expenses.

The Market. The Garrison Property is located in Brooklyn, New York. According to the appraisal, The Garrison Property is located in the Kings County multifamily submarket, which has a vacancy rate of approximately 2.1% and average asking rents of $2,940 per unit as of the first quarter of 2025. Within a quarter-, half- and one-mile radius of The Garrison Property, the estimated 2024 population is 10,551, 36,668 and 151,017, respectively. Within the same radii, the estimated 2024 average annual household income is $154,690, $163,417 and $170,262, respectively.

Fort Greene Park, which is situated approximately 400 feet east of The Garrison Property, features basketball courts, tennis courts, playgrounds, barbecuing areas and a nature center.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Collateral Term Sheet	BMO 2025-5C13
No. 3 – The Garrison

The following table presents certain information relating to comparable multifamily rental properties to The Garrison Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Annual Rent per SF	Average Monthly Rent per Unit
340 Myrtle Avenue Brooklyn, NY (Subject)	2025 / NAP	77.8%(2)	63	Studio – FM 1BR – FM 1BR – 130% AMI 2BR – FM 3BR – FM	297 509 450 731 1,000	$144.18 $106.61 $97.62 $100.48 $106.52	$3,563(2) $4,525(2) $3,661(2) $6,122(2) $8,880(2)
218 Front Street Brooklyn, NY	2024 / NAP	93.0%	220	Studio 1BR 2BR	416 537 829	$118.70 $118.44 $96.98	$4,115 $5,300 $6,700
230 Classon Ave Brooklyn, NY	2023 / NAP	100.0%	138	1BR 2BR	550 778	$82.87 $88.07	$3,798 $5,710
475 Clermont Ave Brooklyn, NY	2019 / NAP	98.0%	363	Studio 1BR 2BR	464 634 975	$85.94 $82.01 $78.65	$3,323 $4,333 $6,390
375 Dean Street Brooklyn, NY	2023 / NAP	98.0%	143	Studio 1BR 2BR	391 656 1,038	$110.49 $85.98 $86.71	$3,600 $4,700 $7,500
240 3rd Ave Brooklyn, NY	2025 / NAP	11.0%	216	Studio 1BR 2BR 3BR	425 575 1,000 1,200	$96.00 $91.83 $82.86 $75.75	$3,400 $4,400 $6,905 $7,575
316 Bergen Street Brooklyn, NY	2014 / NAP	96.0%	84	Studio 1BR 2BR	460 625 871	$89.35 $83.52 $86.80	$3,425 $4,350 $6,300
465 Pacific Street Brooklyn, NY	2016 / NAP	100.0%	34	3BR	1,495	$100.33	$12,500
122 Waverly Ave Brooklyn, NY	2024 / NAP	100.0%	15	3BR	1,324	$81.12	$8,950

(1)	Source: Appraisal and 421-a workbook, unless otherwise indicated. Comparable rents reflect market rate units.
(2)	Based on the underwritten rent roll dated November 5, 2025.

The Borrower. The borrower is 340 Myrtle Development LLC, a New York limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of The Garrison Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is David Halberstam. Mr. Halberstam is a New York-based real estate investor and developer. Mr. Halberstam has an interest in ten Brooklyn, New York multifamily projects, totaling approximately 240 residential and mixed use units. Additionally, Mr. Halberstam’s portfolio includes three New York City multifamily properties that are currently under construction, totaling approximately 191 residential and mixed use units.

Property Management. The Garrison Property is managed by Ladore Management LLC (“Ladore”), a New York limited liability company and a third-party management company. Ladore has over 15 years of property management experience and has managed approximately 40 properties across New York City.

Escrows and Reserves. As of the date of origination of The Garrison Mortgage Loan, the borrower was required to deposit (i) $764,621 in a real estate tax reserve account, (ii) $12,122 in an insurance reserve account, (iii) $696,000 in a rent concession reserve account relating to the Met Fresh grocer tenant, (iv) $210,400 in an existing tenant improvement and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Collateral Term Sheet	BMO 2025-5C13
No. 3 – The Garrison

leasing commission reserve related to the Met Fresh grocer tenant and (v) $8,800,000 in an economic holdback reserve related to the lease-up of the residential component of The Garrison Property. Certain reserves may have been drawn upon between the time of origination and the Cut-off Date.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $4,207). Upon the completion of various conditions in The Garrison Mortgage Loan documents, including, but not limited to the borrower being in full compliance of the 421-a tax program and the net cash flow debt service coverage ratio (“NCF DSCR”) being greater than 1.24x, upon the borrower’s request, the lender will disburse to the borrower the difference between the tax reserve funds on deposit and the taxes that the lender estimates will be payable on the next due date.

Insurance Escrows – The borrower is required to deposit into an insurance reserve, on a monthly basis an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months for the renewal of the coverage afforded by the policies at least thirty days prior to expiration (initially approximately $4,042).

Replacement Reserves – So long as no event of default is continuing and The Garrison Property is being adequately maintained (as determined by the lender based on annual site inspections), the replacement reserve monthly deposit will not be required for both the multifamily and commercial space. In the event that said springing condition is met, the borrower is required to deposit into the replacement reserves $1,313 per month for the residential space and $184 per month for the commercial space.

Rollover Reserve – So long as no event of default is continuing, the leasing reserve monthly deposit will not be required with respect to the commercial space at The Garrison Property. In the event that an event of default is continuing, the borrower is required to deposit $2,292 per month into the rollover reserve.

Holdback Reserve – On or prior to June 20, 2028, at the borrower’s request the lender is required to determine if the Economic Holdback Disbursement Conditions (as defined below) have been satisfied, and to release funds in the holdback reserve to the borrower to the extent such conditions have been satisfied with respect to such funds. “Economic Holdback Disbursement Conditions” means, provided that no event of default has occurred or is continuing, (i) the trailing 1-month (annualized) economic holdback net cash flow debt yield is equal to or greater than 7.85%, (ii) the trailing 1-month NCF DSCR is equal to or greater than 1.24x and (iii) rental income from the residential units at The Garrison Property results in collection of an amount equal to or greater than $317,000 on a trailing 1-month basis. In the event that the Economic Holdback Disbursement Conditions have not been satisfied on or before June 20, 2028, (x) on July 6, 2028, the lender is required to apply the economic holdback reserve funds to the prepayment of The Garrison Mortgage Loan and (y) the borrower is required to pay to the lender the accompanying yield maintenance premium due in connection with such prepayment.

When determining the Economic Holdback Disbursement Conditions, (A) the calculation of net operating income means the amount obtained by subtracting operating expenses (determined on a trailing 1-month basis, annualized) from operating income (determined on a trailing 1-month basis, annualized) and (B) the calculation of operating expenses means the greater of (i) $400,000.00 and (ii) operating expenses (determined on a trailing 1-month basis, annualized).

MetFresh Reserve – In the event that the tenant MetFresh is not (i) occupying its space at The Garrison Property pursuant to the MetFresh lease, (ii) open for business, and (iii) paying full unabated rent, on or before August 6, 2026, then on the same date, the borrower is required to deposit with the lender an amount equal to $396,000 as additional collateral for the performance of the borrower’s obligations under The Garrison Mortgage Loan documents. Provided that no event of default has occurred and is continuing, all funds on deposit in the MetFresh Reserve account are required to be disbursed to the borrower upon satisfaction of the following conditions: the borrower has delivered evidence in form and substance satisfactory to the lender that (i) MetFresh is occupying space at The Garrison Property pursuant to the MetFresh lease, (ii) MetFresh is open for business, and (iii) MetFresh is paying rent in accordance with the MetFresh lease.

Lockbox / Cash Management. The Garrison Mortgage Loan is structured with a springing lockbox and springing cash management. Within 30 days from receipt of written notice from the lender that a Cash Trap Event Period (as defined below) has commenced, the borrower is required to, among other things, execute a deposit account control agreement to establish a deposit account with a clearing bank and enter into the lender’s then standard form of cash management agreement. During the continuance of a Cash Trap Event Period, all funds in the deposit account are required to be swept periodically

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Collateral Term Sheet	BMO 2025-5C13
No. 3 – The Garrison

to a lender-controlled cash management account. If the borrower or property manager receives any rents or income directly, each is required to deposit such amounts into the deposit account within one business day of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default; or
(ii)	commencing on or after July 6, 2026, the NCF DSCR falling below 1.10x (tested quarterly).

A Cash Trap Event Period will end upon the occurrence of the following:

•	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure; or
•	with regard to clause (ii), the NCF DSCR being equal to or greater than 1.15x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Collateral Term Sheet	BMO 2025-5C13
No. 4 & 5 – 350 S Beverly & 400 S Beverly Crossed Group

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Collateral Term Sheet	BMO 2025-5C13
No. 4 & 5 – 350 S Beverly & 400 S Beverly Crossed Group

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Collateral Term Sheet	BMO 2025-5C13
No. 4 & 5 – 350 S Beverly & 400 S Beverly Crossed Group

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 Capital	Single Asset / Portfolio:	Crossed Portfolio
Original Principal Balance(1):	$43,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$43,500,000	Property Type – Subtype:	Office – Suburban
% of Pool by IPB:	7.9%	Net Rentable Area (SF):	107,139
Loan Purpose:	Refinance	Location:	Beverly Hills, CA
Borrowers:	Beverly Capital Ventures, LLC and Beverly Hills Offices, LLC	Year Built / Renovated(5):	Various / Various
Borrower Sponsors(2):	David Taban and Jacob Taban	Occupancy(6):	92.9%
Interest Rate(3):	Various	Occupancy Date(6):	Various
Note Date:	12/4/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	12/5/2030	3rd Most Recent NOI (As of):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,276,833 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(7):	$3,691,825 (TTM 9/30/2025)
Original Amortization:	None	UW Economic Occupancy:	93.4%
Amortization Type:	Interest Only	UW Revenues:	$6,915,775
Call Protection:	L(23),YM3(1),DorYM3(29),O(7)	UW Expenses:	$2,093,450
Lockbox / Cash Management:	Springing / Springing	UW NOI(7):	$4,822,325
Additional Debt:	No	UW NCF:	$4,708,758
Additional Debt Balance:	NAP	Appraised Value / Per Unit(8):	$74,750,000 / $698
Additional Debt Type:	NAP	Appraisal Date(8):	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$406
Taxes:	$146,152	$73,076	N/A	Maturity Date Loan / SF:	$406
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.2%
Replacement Reserves:	$0	$2,106	$75,799	Maturity Date LTV:	58.2%
Immediate Repairs Reserve:	$0	$0	N/A	UW NCF DSCR:	1.64x
Leasing Reserve:	$150,000	$9,228	$550,000	UW NOI Debt Yield:	11.1%
Gap Rent Reserve:	$64,200	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
350 S Beverly Mortgage Loan	$28,000,000	62.5%	Loan Payoff – 350 S Beverly	$28,909,064	64.5%
400 S Beverly Mortgage Loan	15,500,000	34.6	Loan Payoff – 400 S Beverly	14,994,076	33.4
Sponsor Equity – 350 S Beverly	1,332,755	3.0	Closing Costs	447,009	1.0
			Reserves	360,352	0.8
			Return of Equity – 400 S Beverly	122,254	0.3
Total Sources	$44,832,755	100.0%	Total Uses	$44,832,755	100.00%
(1)	The 350 S Beverly Mortgage Loan (as defined below) has an original principal balance of $28,000,000 and outstanding principal balance as of the Cut-off Date of $28,000,000. The 400 S Beverly Mortgage Loan (as defined below) has an original principal balance of $15,500,000 and outstanding principal balance as of the Cut-off Date of $15,500,000. The 350 S Beverly Mortgage Loan and the 400 S Beverly Mortgage Loan are cross-collateralized and cross-defaulted with one another. All information herein presents the 350 S Beverly and 400 S Beverly Crossed Group Mortgage Loans (as defined below) as one whole loan, except as otherwise specified. The information presented above, including the applicable debt service coverage ratios, debt yields, and loan-to-value ratios, is based upon the indebtedness evidenced by both mortgage loans. On an individual basis, without regard to the cross-collateralization feature, a mortgage loan may have a lower debt service coverage ratio, lower debt yield and/or higher loan-to-value ratio, than is presented in the table above.
(2)	David Taban is the borrower sponsor for the 350 S Beverly Mortgage Loan and Jacob Taban is the borrower sponsor for the 400 S Beverly Mortgage Loan.
(3)	The 350 S Beverly Mortgage Loan has an Interest Rate of 6.67000% per annum and a Note Date of December 4, 2025. The 400 S Beverly Mortgage Loan has an Interest Rate of 6.26000% per annum and a Note Date of December 4, 2025.
(4)	The amounts shown represent the combined amounts for the 350 S Beverly Mortgage Loan and the 400 S Beverly Mortgage Loan.
(5)	The 350 S Beverly Property (as defined below) was constructed in 1989 and the 400 S Beverly Property (as defined below) was constructed in 1956 and renovated in 2013.
(6)	Occupancy is as of December 1, 2025 for the 350 S Beverly Property and as of August 27, 2025 for the 400 S Beverly Property.
(7)	The increase in the UW NOI from the Most Recent NOI can be attributed to an increase in occupancy at the 350 S Beverly and 400 S Beverly Crossed Group Properties during the time period.
(8)	The Appraised Value and Appraised Value Per Unit shown represent the combined values. The individual “As-Is” values of 350 S Beverly Property and 400 S Beverly Property are $47,000,000 and $27,750,000, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Collateral Term Sheet	BMO 2025-5C13
No. 4 & 5 – 350 S Beverly & 400 S Beverly Crossed Group

The Loans. The fourth and fifth largest mortgage loans (individually, the “350 S Beverly Mortgage Loan” and the “400 S Beverly Mortgage Loan”, and collectively, the “350 S Beverly and 400 S Beverly Crossed Group Mortgage Loans”) are cross-collateralized and cross-defaulted with one another. The 350 S Beverly and 400 S Beverly Crossed Group Mortgage Loans may be uncrossed pursuant to the partial release provisions of the 350 S Beverly and 400 S Beverly Crossed Group Properties Mortgage Loan documents. See “Partial Release” below.

The 350 S Beverly Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $28,000,000 and is secured by the borrower’s fee simple interest in a 62,424 SF, office property located in Beverly Hills, California (the “350 S Beverly Property”). The 350 S Beverly Mortgage Loan has a five-year term, is interest-only through maturity and accrues interest at a fixed rate of 6.67000% per annum on an Actual/360 basis.

The 400 S Beverly Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $15,500,000 and is secured by the borrower’s fee simple interest in a 44,715 SF, office property located in Beverly Hills, California (the “400 S Beverly Property”). The 400 S Beverly Mortgage Loan has a five-year term, is interest-only through maturity and accrues interest at a fixed rate of 6.26000% per annum on an Actual/360 basis.

The Properties. The 350 S Beverly and 400 S Beverly Properties (collectively, the “350 S Beverly and 400 S Beverly Crossed Group Properties”) are comprised of two office buildings totaling 107,139-SF located in Beverly Hills, California. The following table presents certain information relating to the 350 S Beverly and 400 S Beverly Portfolio Crossed Group Properties:

Crossed Portfolio Summary
Property Name	Location	Year Built / Renovated	SF	Occ. %	Cut-off Date Loan Amount	Appraised Value	U/W Net Cash Flow	% of U/W Net Cash Flow
350 S Beverly	Beverly Hills, CA	1989 / NAP	62,424	92.7%	$28,000,000	$47,000,000	$2,921,839	62.1%
400 S Beverly	Beverly Hills, CA	1956 / 2013	44,715	93.1%	$15,500,000	$27,750,000	$1,786,919	37.9%
Total			107,139	92.9%	$43,500,000	$74,750,000	$4,708,758	100.0%

The 350 S Beverly Property. The 350 S Beverly Property is a Class B 62,424-SF multi-tenant suburban office property known as Beverly Atrium located along the east side of South Beverly Boulevard, just north of the intersection corner of South Beverly Drive and West Olympic Boulevard within the City of Beverly Hills. The improvements feature a three-story building constructed in 1989. Property amenities consist of balcony and rooftop patio. Utilities are individually metered. There are two elevators and 220 parking spaces within a four-level subterranean parking garage provided at a ratio of approximately 3.52 spaces per 1,000 SF of building area. As of the December 1, 2025 underwritten rent roll, the 350 S Beverly Property was 92.7% occupied by 14 tenants.

The 400 S Beverly Property. The 400 S Beverly Property is a 44,715-SF multi-tenant suburban office property situated on a 0.275-acre site located on the southeast corner of South Beverly Drive and West Olympic Boulevard within the City of Beverly Hills. The improvements feature a four-story building constructed in 1956 and renovated in 2013. Property amenities consist of balcony and rooftop patios. Utilities are individually metered. There are two elevators and 84 parking spaces (onsite garage (44 spaces) plus 20 spaces at 413 S. Beverly (via covenant) at a ratio of approximately 1.88 spaces per 1,000 SF of building area. As of the August 27, 2025 underwritten rent roll, the 400 S Beverly Property was 93.1% occupied by 16 tenants.

Major Tenants. The top three tenants at the 350 S Beverly and 400 S Beverly Crossed Group Properties are Optima Franchising, First Citizens Bank & Trust Co. and American Jewish University.

Optima Franchising (“Optima”) (9,392 SF; 21.0% of NRA; 19.5% of underwritten base rent): Optima Franchising, the franchisor of Optima Salon Suites, offers suites from 95 SF and up, with salon suites starting at $295/week. Optima Salon Suites offers private, turnkey salon-suite rentals to beauticians, hairstylists, estheticians, nail techs, massage therapists and more. Optima’s lease began in November 2024 and expires in October 2039, with no extension options. Optima may terminate its lease if a hazardous substance condition occurs during the term and the tenant is not legally responsible for it.

First Citizens Bank & Trust Co. (“First Citizens Bank”) (8,335 SF; 13.4% of NRA; 15.3% of underwritten base rent, Moody’s/S&P/Fitch: Baa1/BBB+/NR): Founded in 1898 as the Bank of Smithfield, First Citizens Bank (through its financial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Collateral Term Sheet	BMO 2025-5C13
No. 4 & 5 – 350 S Beverly & 400 S Beverly Crossed Group

holding company First Citizens BancShares) provides a broad array of banking and financial services. First Citizens Bank offers personal banking, business/commercial banking, wealth-management and trust services. First Citizens BancShares is a top 20 U.S. financial institution with more than $200 billion in assets and a member of the Fortune 500. First Citizens Bank has been a tenant at the 350 S Beverly Property since June 2015, and extended its lease in December 2022 to December 2028. First Citizens Bank has one, five-year extension option remaining.

American Jewish University (“AJU”) (7,719 SF; 12.4% of NRA; 13.0% of underwritten base rent): AJU is a private Jewish university in Los Angeles, California that was formed in 2007 from the merger of the University of Judaism and Brandeis-Bardin Institute. AJU’s lease commenced in March 2024 and expires in September 2034, with a one-time termination option allowed on or after the 88th month of the lease (June 2031) pursuant to satisfaction of certain conditions described in the lease documents.

Environmental. According to the Phase I environmental assessments dated November 13, 2025 (350 S Beverly Property) and September 15, 2025 (400 S Beverly Property), there was no evidence of any recognized environmental conditions at the 350 S Beverly and 400 S Beverly Crossed Group Properties.

Appraisals. According to the appraisals, the 350 S Beverly and 400 S Beverly Crossed Group Properties had an “as-is” appraised value of $74,750,000 as of October 30, 2025 (350 S Beverly) and September 11, 2025 (400 S Beverly). The table below shows the appraisal’s “as-is” and “as-stabilized” value conclusions.

Appraisal Valuation Summary(1)
Property	Appraisal Approach	Appraised Value	Capitalization Rate(2)
350 S Beverly	Income Capitalization Approach	$47,000,000	6.25%
400 S Beverly	Income Capitalization Approach	$27,750,000	6.00%
(1)	Source: Appraisal.
(2)	The appraisal placed primary emphasis on the discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the direct capitalization rate.

The following table presents certain information relating to the historical and current occupancy of the 350 S Beverly and 400 S Beverly Crossed Group Properties:

Historical and Current Occupancy
	2023(1)	2024(1)	Current(1)
350 S Beverly	NAV	NAV	92.7%
400 S Beverly	NAV	NAV	93.1%
Crossed Group Wtd. Avg.	NAV	NAV	92.9%
(1)	Current occupancy is as of September 30, 2025 for 350 S Beverly and July 9, 2025 for 400 S Beverly.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Collateral Term Sheet	BMO 2025-5C13
No. 4 & 5 – 350 S Beverly & 400 S Beverly Crossed Group

The following table presents certain information relating to the largest tenants based on the net rentable area of the 350 S Beverly and 400 S Beverly Crossed Group Properties:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Optima Franchising	NR/NR/NR	9,392	21.0%	$46.35	$435,319	11.8%	10/31/2039
First Citizens Bank & Trust Co.	Baa1/BBB+/NR	8,335	13.4	$67.49	562,492	15.3	12/31/2028
American Jewish University	NR/NR/NR	7,719	12.4	$61.74	476,605	13.0	9/30/2034
Sam Najmabadi, M.D.	NR/NR/NR	7,064	11.3	$63.59	449,215	12.2	11/30/2033
Set Active	NR/NR/NR	5,075	11.3	$55.37	281,003	7.6	9/30/2027
Major Tenants		37,585	60.2%	$58.66	$2,204,635	59.9%
Other Tenants		61,927	62.2%	$59.82	$3,704,531	62.7%
Occupied Collateral Total / Wtd. Avg.		99,512	92.9%	$63.58	$5,909,165	100.0%
Vacant Space		7,627	7.1%
Collateral Total		107,139	100.0%

(1)	Based on the underwritten rent roll dated December 1, 2025 for the 350 S Beverly Property and as of August 27, 2025 for the 400 S Beverly Property.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes contractual rent steps totaling $94,989 through November 2026.

The following table presents certain information relating to the tenant lease expirations at the 350 S Beverly and 400 S Beverly Crossed Group Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	7,627	7.1%	NAP	NA	P	4,558	7.1%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		7,627	7.1%	$0	0.0%
2026	6	14,124	13.2	756,083	12.8		21,751	20.3%	$756,083	12.8%
2027	5	11,054	10.3	605,260	10.2		32,805	30.6%	$1,361,343	23.0%
2028	5	17,920	16.7	1,148,393	19.4		50,725	47.3%	$2,509,736	42.5%
2029	3	8,927	8.3	573,189	9.7		59,652	55.7%	$3,082,925	52.2%
2030	1	2,717	2.5	161,390	2.7		62,369	58.2%	$3,244,315	54.9%
2031	1	4,280	4.0	256,800	4.3		66,649	62.2%	$3,501,115	59.2%
2032	2	5,069	4.7	352,596	6.0		71,718	66.9%	$3,853,711	65.2%
2033	2	10,312	9.6	664,006	11.2		82,030	76.6%	$4,517,717	76.5%
2034	3	12,927	12.1	783,707	13.3		94,957	88.6%	$5,301,424	89.7%
2035	1	2,790	2.6	172,422	2.9		97,747	91.2%	$5,473,846	92.6%
2036 & Beyond	1	9,392	8.8	435,319	7.4		107,139	100.0%	$5,909,165	100.0%
Total	30	107,139	100.0%	$5,909,165	100.0%
(1)	Based on the underwritten rent roll dated December 1, 2025 for the 350 S Beverly Property and as of August 27, 2025 for the 400 S Beverly Property.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring and % of Total UW Base Rent Expiring includes contractual rent steps totaling $94,989 through November 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Collateral Term Sheet	BMO 2025-5C13
No. 4 & 5 – 350 S Beverly & 400 S Beverly Crossed Group

The following table presents certain information relating to the operating history and underwritten cash flows of the 350 S Beverly and 400 S Beverly Crossed Group Properties:

Operating History and Underwritten Net Cash Flow*
	2024	TTM 9/30/2025(1)	Underwritten	Per SF	%(2)
Rents In-Place	$4,816,315	$5,189,507	$5,761,121	$53.77	78.7%
Rent Steps	0	0	148,044	1.38	2.0
Vacant Income	0	0	406,179	3.79	5.5
Gross Potential Rent	$4,816,315	$5,189,507	$6,315,344	$58.95	86.3%
Total Reimbursements	77,393	43,962	120,998	1.13	1.7
Other Income(3)	449,539	506,885	885,612	8.27	12.1
Net Rental Income	$5,343,246	$5,740,354	$7,321,954	$68.34	100.0%
(Vacancy/Credit Loss)	0	0	(406,179)	(3.79)	(5.9)
Effective Gross Income	$5,343,246	$5,740,354	$6,915,775	$64.55	100.0%

Total Expenses	$2,066,413	$2,048,529	$2,093,450	$19.54	30.3%

Net Operating Income	$3,276,833	$3,691,825	$4,822,325	$45.01	69.7%
Replacement Reserves	0	0	21,428	0.20	0.3
TI/LC	0	0	92,139	0.86	1.3
Net Cash Flow	$3,276,833	$3,691,825	$4,708,758	$43.95	68.1%
(1)	Represents the combined cash flows of the 350 S Beverly and 400 S Beverly Crossed Group Properties.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income is comprised of parking income, and miscellaneous income.
(4)	*NTD: FN to explain why information prior to 2024 is not available.

The Markets. The 350 S Beverly and 400 S Beverly Crossed Group Properties are located within Beverly Hills and Los Angeles County, California, forming part of the Los Angeles-Long Beach-Glendale metropolitan statistical area (the “Los Angeles MSA”). The industry employment totals for the Los Angeles MSA indicate higher proportions within the Manufacturing, Transportation/Utilities, Retail Trade, Construction, Public Administration, and Agriculture/Mining sectors. Major employers with the Los Angeles MSA include Cedars-Sinai Medical Center, Los Angeles Intl Airport-LAX, University of California Los Angeles, VXI Global Solutions, The Walt Disney Co. and Northrop Grumman Corp.

The 350 S Beverly Property is located along the east side of South Beverly Boulevard, just north of the intersection corner of South Beverly Drive and West Olympic Boulevard. The 400 S Beverly Property is located on the southeast corner of South Beverly Drive and West Olympic Boulevard. The neighborhood is bounded by California Route 2 to the north, Interstate 10 to the south, La Cienega Boulevard to the east and California Route 2 to the west. The closest local rail facility is the Palms Station on the Metro E (Yellow) Line, which is within three miles southwest from the 350 S Beverly and 400 S Beverly Crossed Group Properties. Land use predominantly consists of residential developments followed by office, retail, and specialty developments.

According to the appraisals, the 350 S Beverly and 400 S Beverly Crossed Group Properties are located in the Beverly Hills submarket within the Los Angeles market. As of the third quarter of 2025, the Los Angeles office market had an inventory of 468.1 MM SF, with a vacancy rate of 15.7%. A total of 34,054-SF was completed and delivered in the current quarter. The overall rental rate in the market stood at $40.66 PSF, a fall from $40.86 PSF as of the previous quarter. The Beverly Hills office submarket had an inventory of 11.5 MM SF, with a vacancy rate of 15.1%. No space was completed and delivered in the current quarter. The overall rental rate in the submarket stood at $71.80 PSF, an increase from $66.14 PSF as of the previous quarter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Collateral Term Sheet	BMO 2025-5C13
No. 4 & 5 – 350 S Beverly & 400 S Beverly Crossed Group

The following table presents certain information relating to comparable office leases for the 350 S Beverly and 400 S Beverly Crossed Group Properties:

Comparable Office Leases(1)
Property / Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant SF	Rent PSF
350 S Beverly	1989 / N/A	First Citizens Bank &	Jun-15(2)	13.6(2)	Base Year Stop(2)	8,335(2)	$67.49(2)
350 South Beverly Drive		Trust Co.(2)
Beverly Hills, CA
400 S Beverly	1956 / 2013	Optima Franchising(2)	Nov-24(2)	15.0(2)	Base Year Stop(2)	9,392(2)	$46.35(2)
400 South Beverly Drive
Beverly Hills, CA
315 South Beverly Drive	1961 / 2006	Reif Law Group	Jan-24	5	Full Service	3,930	$50.40
315 South Beverly Drive
Beverly Hills, CA
280 South Beverly Drive	1964 / 1989	Confidential	May-25	3	Full Service	750	$48.00
280 South Beverly Drive
Beverly Hills, CA
Wilshire Palm Building	1968 / 1997	Concord Music Group	Oct-24	11	Full Service	32,000	$73.80
9171 Wilshire Boulevard
Beverly Hills, CA
9720 Wilshire	1962 / 2022	Checchi Capital Advisors	May-24	10	Full Service	6,137	$90.00
9720 Wilshire Boulevard
Beverly Hills, CA
150 South Rodeo	1991 / N/A	Industrious	Jan-25	10	Full Service	16,042	$36.00
150 South Rodeo
Beverly Hills, CA
(1)	Source: Appraisal.
(2)	Based on the in place rent roll dated September 30, 2025 (350 S Beverly Property) and July 9, 2025 (400 S Beverly Property).

The Borrowers. The borrower with respect to the 350 S Beverly Mortgage Loan is Beverly Capital Ventures, LLC, a special purpose, bankruptcy remote California limited liability company with one independent director. The borrower with respect to the 400 S Beverly Mortgage Loan is Beverly Hills Offices, LLC, a special purpose, bankruptcy remote California limited liability company with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 350 S Beverly and 400 S Beverly Crossed Group Mortgage Loans.

The Borrower Sponsors. The borrower sponsors of the 350 S Beverly S Beverly Mortgage Loan and 400 S Beverly Mortgage Loan are David Taban and Jacob Taban, respectively. The Taban family runs JADE Enterprises, a private family-owned developer, operator and owner with a real estate holdings footprint primarily in Los Angeles. The non-recourse carveout guarantor of the 350 S Beverly Mortgage Loan is Jacob Taban and the non-recourse carveout guarantor of the 400 S Beverly Mortgage Loan is David Taban.

Property Management. The 350 S Beverly and 400 S Beverly Crossed Group Properties are managed by Beverly Management Group, Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $146,152 for real estate taxes (approximately $118,043 with respect to the 350 S Beverly Mortgage Loan and approximately $28,108 with respect to the 400 S Beverly Mortgage Loan); (ii) $150,000 for tenant improvements and leasing commissions with respect to the 400 S Beverly Mortgage Loan; and (iii) $64,200 for a gap rent reserve with respect to the 350 S Beverly Mortgage Loan.

Tax Escrows – On each monthly payment date, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, which currently estimated to approximately $59,022 with respect to the 350 S Beverly Mortgage Loan and $14,054 with respect to the 400 S Beverly Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Collateral Term Sheet	BMO 2025-5C13
No. 4 & 5 – 350 S Beverly & 400 S Beverly Crossed Group

Insurance Escrows – On each monthly payment date, the borrowers are required to deposit 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months. The borrowers will not be required to make monthly insurance deposits with any insurance coverage carried under a blanket insurance policy pursuant to the 350 S Beverly and 400 S Beverly Crossed Group Properties Mortgage Loan documents so long as (i) no event of default has occurred and is continuing and (ii) the policies maintained by the borrowers covering the 350 S Beverly and 400 S Beverly Crossed Group Properties are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrowers provide lender with evidence of the renewal of such policies. As of the closing of the loan, these requirements were satisfied, and an acceptable blanket insurance policy was in place at origination.

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit approximately $1,248 with respect to the 350 S Beverly Mortgage Loan, subject to a cap of $44,945, and $857 with respect to the 400 S Beverly Mortgage Loan, subject to a cap of $30,853, for replacement reserves.

Leasing Reserve – On each monthly payment date, the borrowers are required to deposit $5,202 with respect to the 350 S Beverly Mortgage Loan, subject to a cap of $250,000, and approximately $3,726 with respect to the 400 S Beverly Mortgage Loan, subject to a cap of $300,000, for tenant improvements and leasing commissions.

Lockbox / Cash Management. The 350 S Beverly and 400 S Beverly Crossed Group Mortgage Loans are structured with springing lockbox and springing cash management. Upon the first occurrence of a Cash Trap Event Period (as defined below), the borrowers are required to (or are required to cause the property manager to) cause all rents to be transmitted directly by non-residential tenants of the 350 S Beverly and 400 S Beverly Crossed Group Properties into the lockbox account and deliver a tenant direction letter to each existing non-residential tenant at the 350 S Beverly and 400 S Beverly Crossed Group Properties directing each such tenant to remit its rental payments directly into the lockbox account. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 350 S Beverly and 400 S Beverly Crossed Group Mortgage Loans documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 350 S Beverly and 400 S Beverly Crossed Group Mortgage Loans documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 350 S Beverly and 400 S Beverly Crossed Group Mortgage Loans.

A “Cash Trap Event Period” will (x) commence upon: (i) the occurrence of an event of default, (ii) the debt yield being less than 8.25%, or (iii) the commencement of a Lease Sweep Period (as defined below) and (y) terminate (A) with respect to clause (i) above, upon the lender’s acceptance of the cure (if applicable) of such event of default, (B) with respect to clause (ii) above, upon the date that the debt yield is equal to or greater than 8.25% for one calendar quarter, or (C) with respect to clause (iii) above, if such Lease Sweep Period has ended pursuant to the terms of the 350 S Beverly and 400 S Beverly Crossed Group Mortgage Loans documents.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of: (i) 12 months prior to the earliest stated expiration of a Lease Sweep Lease, (ii) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder, and (iii) the date that any tenant under a Lease Sweep Lease gives notice of its intention not to renew or extend its Lease Sweep Lease, (b) the receipt by the borrowers or the property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease, (c) the date that a Lease Sweep Lease is surrendered, cancelled or terminated prior to its then-current expiration date, or the date the borrowers or the property manager receive notice from any tenant under a Lease Sweep Lease of its intent to so surrender, cancel or terminate prior to its then-current expiration date, (d) the date that any tenant under a Lease Sweep Lease has ceased occupying its Lease Sweep Lease space at a 350 S Beverly and 400 S Beverly Crossed Group Property and has ceased paying rent pursuant to the Lease Sweep Lease, other than temporary cessation of operations in connection with remodeling, renovation or restoration of the applicable Lease Sweep Lease space at a 350 S Beverly and 400 S Beverly Crossed Group Property in accordance with the terms of the applicable Lease Sweep Lease, or gives notice that it intends to do the foregoing, (e) upon a monetary or non-material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond the date which is 30 days beyond any applicable notice and cure period, or (f) the occurrence of a Lease Sweep Tenant Party (as defined below) insolvency proceeding.

A Lease Sweep Period will end upon the earlier to occur of (A) in the case of clauses (i)(a), (i)(b), (i)(c), and (i)(d) above, upon the occurrence of an acceptable Lease Sweep Lease event, (B) in the case of clause (i)(b) above, if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Collateral Term Sheet	BMO 2025-5C13
No. 4 & 5 – 350 S Beverly & 400 S Beverly Crossed Group

in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant, (C) in the case of clause (i)(d) above, the applicable tenant under the Lease Sweep Lease has re-commenced operations at its Lease Sweep Lease space at a 350 S Beverly and 400 S Beverly Crossed Group Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for a period of one (1) calendar quarter following such cure, (D) in the case of clause (i)(e) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for a period of one (1) calendar quarter following such cure; and (E) in the case of clause (i)(f) above, either (a) the applicable Lease Sweep Lease tenant party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

A “Lease Sweep Lease” means (i) the First Citizens Bank lease, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the 350 S Beverly and 400 S Beverly Crossed Group Mortgage Loans documents, (ii) the Optima Salon lease, as the same may be amended, supplemented or otherwise modified from time in accordance with the 350 S Beverly and 400 S Beverly Crossed Group Mortgage Loans documents, or (iii) any renewal or replacement lease with respect to all or a portion of the lease sweep space that constitutes a qualified lease.

A “Lease Sweep Tenant Party” means a tenant under a Lease Sweep Lease (or its direct or indirect parent company (if any)) or the lease guarantor under any Lease Sweep Lease.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrowers may obtain the release of either the 350 S Beverly or 400 S Beverly Property (each, a “Release Property”) from the cross-default and cross-collateralization agreement and from the lien of the other security instrument, in connection with the sale of such Release Property or refinancing or repayment and satisfaction in full of such 350 S Beverly and 400 S Beverly Crossed Group Mortgage Loan, upon satisfaction of the following conditions: (a) the borrowers pay an amount equal to the sum of (i) the Other Property Release Price (as defined below) for the Release Property, plus (ii) all interest that would have accrued on the principal amount prepaid through (but not including) the next monthly payment date, plus (iii) the yield maintenance premium due with respect to the prepaid principal amount, if any, plus (iv) all other sums due and payable under the 350 S Beverly and 400 S Beverly Crossed Group Mortgage Loan documents, (b) after giving effect to such release, the debt yield for the remaining 350 S Beverly and 400 S Beverly Crossed Group Property is no less than the greater of (a) the debt yield immediately preceding such release and (b) 11%, (c) after giving effect to such release, the loan-to-value ratio for the remaining 350 S Beverly and 400 S Beverly Crossed Group Property is no more than the lesser of (a) the loan to value ratio immediately preceding such release and (b) 60% and (d) satisfaction of customary REMIC requirements.

A “Other Property Release Price” means (A) in connection with a refinancing, an amount equal to the greater of (x) 100% of the net refinancing proceeds and (y) 125% of the outstanding balance of the 350 S Beverly and 400 S Beverly Crossed Group Mortgage Loan being released, and (B) in connection with a sale, an amount equal to the greater of (x) 100% of the net sale proceeds and (y) 125% of the outstanding balance of the 350 S Beverly and 400 S Beverly Crossed Group Mortgage Loan being released.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Collateral Term Sheet	BMO 2025-5C13
No. 7 – Springfield Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Collateral Term Sheet	BMO 2025-5C13
No. 7 – Springfield Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Collateral Term Sheet	BMO 2025-5C13
No. 7 – Springfield Town Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 Capital	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$29,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$29,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	5.3%	Net Rentable Area (SF):	981,463
Loan Purpose:	Refinance	Location:	Springfield, VA
Borrower:	PR Springfield Town Center LLC	Year Built / Renovated:	1972, 1975, 1979, 1996 / 2014
Borrower Sponsor:	PREIT Realty, LLC	Occupancy:	93.2%
Interest Rate:	7.11500%	Occupancy Date:	5/31/2025
Note Date:	6/20/2025	4th Most Recent NOI (As of):	$20,006,654 (12/31/2022)
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of):	$20,584,353 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$20,930,217 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$20,464,386 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	93.7%
Amortization Type:	Interest Only	UW Revenues:	$34,303,091
Call Protection(2):	L(29),DorYM1(24),O(7)	UW Expenses:	$13,313,358
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$20,989,733
Additional Debt(1):	Yes	UW NCF:	$20,080,870
Additional Debt Balance(1):	$121,000,000	Appraised Value / Per SF:	$274,600,000 / $280
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/1/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$153
Taxes:	$440,784	$440,784	N/A	Maturity Date Loan / SF:	$153
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.6%
Replacement Reserves:	$0	Springing	$392,585(4)	Maturity Date LTV:	54.6%
TI / LC Reserve:	$0	$171,431	N/A	UW NCF DSCR:	1.86x
Additional TI / LC Reserve:	$1,500,000	$0	N/A	UW NOI Debt Yield:	14.0%
Unfunded Obligations Reserve:	$980,567	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$150,000,000	99.8%	Loan Payoff	$143,057,024	95.2%
Principal Cash Contribution	250,000	0.2	Closing Costs	4,271,624	2.8
			Upfront Reserves	2,921,351	1.9

Total Sources	$150,250,000	100.0%	Total Uses	$150,250,000	100.0%
(1)	The Springfield Town Center Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $150.0 million (the “Springfield Town Center Whole Loan”). The Financial Information in the chart above reflects the Springfield Town Center Whole Loan.
(2)	The lockout period will be at least 29 payment dates beginning with and including the first payment date on August 6, 2025. Defeasance of the Springfield Town Center Whole Loan in full is permitted at any time after the earlier to occur of (i) July 6, 2028 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized (the “Lockout Release Date”). In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Springfield Town Center Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in January 2030, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Springfield Town Center Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 29 payments is based on the anticipated closing date of the BMO 2025-5C13 securitization in December 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	The Replacement Reserves Initial Cap equals 24 times the required monthly deposit amount.

The Loan. The seventh largest loan (the “Springfield Town Center Mortgage Loan”) is part of the Springfield Town Center Whole Loan secured by the borrower’s fee and leasehold interest in an approximately 981,463 SF portion of a super-regional mall located in Springfield, Virginia (such portion, the “Springfield Town Center Property”). The Springfield Town Center Whole Loan is evidenced by nine pari passu promissory notes and accrues interest at a rate of 7.115% per annum on an Actual/360 basis. The Springfield Town Center Whole Loan has a 5-year term and is interest only for the entire duration of the term. The Springfield Town Center Whole Loan was co-originated on June 20, 2025 by Goldman Sachs

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Collateral Term Sheet	BMO 2025-5C13
No. 7 – Springfield Town Center

Bank USA (“GSBI”) and Barclays Capital Real Estate Inc. (“BCREI”). The Springfield Town Center Mortgage Loan is evidenced by the non-controlling Note A-1-3-a and non-controlling Note A-2-3 , which were acquired from Goldman Sachs Mortgage Company and BCREI, respectively, with an aggregate original principal balance of $29,000,000, and which are being contributed by 3650 Capital. The Springfield Town Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C37 trust. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Springfield Town Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$27,600,000	$27,600,000	BBCMS 2025-5C37	Yes
A-1-2	$30,000,000	$30,000,000	Benchmark 2025-V17	No
A-1-3-a	$17,400,000	$17,400,000	BMO 2025-5C13	No
A-1-3-b	$15,000,000	$15,000,000	Benchmark 2025-V18	No
A-2-1	$18,400,000	$18,400,000	BBCMS 2025-5C37	No
A-2-2	$16,000,000	$16,000,000	Benchmark 2025-V17	No
A-2-3	$11,600,000	$11,600,000	BMO 2025-5C13	No
A-2-4	$4,000,000	$4,000,000	Benchmark 2025-V17	No
A-2-5	$10,000,000	$10,000,000	Benchmark 2025-V18	No
Whole Loan	$150,000,000	$150,000,000

The Property. The Springfield Town Center Property is an approximately 981,463 SF portion of a super-regional mall located at 6500 Springfield Mall in Springfield, Fairfax County, VA (the “Mall”). The Mall is a two-story, enclosed super-regional mall that encompasses approximately 1,372,594 square feet of gross leasable area (“GLA”) on a 75.99-acre parcel. The borrower owns the fee interest in the Springfield Town Center Property, except for a portion of the parking lot which is owned in fee by a third party, and ground leased by the borrower. The Mall includes non-collateral JC Penney (third-party owned) and Target who owns their store and underlying land. Constructed between 1972 and 1996, the Springfield Town Center Property underwent extensive remodeling in 2014.

The Mall is anchored by JC Penney (non-collateral), Macy's, and Target (non-collateral), and complemented by junior anchor tenants including Burlington, Dave & Buster's, Dick's Sporting Goods, H & M, LA Fitness, Lego Discovery Center, Nordstrom Rack, and Regal Cinemas. All junior anchor stores and the cinema are owned by the borrower as part of the Springfield Town Center Property.

Its location in the northeast quadrant of the intersection of Interstates 95, 395, and 495 provides regional accessibility. The center also benefits from local access via Franconia-Springfield Parkway and South Van Dorn Street, and mass transit access through the nearby Franconia-Spring Metrorail Station and Virginia Railway Express station. The surrounding area is experiencing developments such as the new TSA headquarters, the proposed Springfield Gateway project, and Inova's medical campus expansion. A 2.42-acre parcel was recently sold for a 450-unit multifamily complex, further contributing to the mixed-use vision for the area, which is scheduled to be delivered by the end of 2025. Additionally, the borrower sponsor has designated a parcel for a multifamily Phase II project (approximately 400 units), and the borrower sponsor plans to sell the land to a third-party developer. There is also a parcel slated for a 150-key hotel adjacent to the JCPenney parking garage on the western border of the site, and this parcel is owned by a non-affiliated third party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Collateral Term Sheet	BMO 2025-5C13
No. 7 – Springfield Town Center

The following table presents certain information relating to the historical capital Investment at the Springfield Town Center Property:

Historical Capital Investment(1)
	2019	2020	2021	2022	2023	2024	2025 YTD	Grand Total
General CapEx	$ 1,288,791	$ 61,675	$ 468,120	$ 3,643,530	$ 1,381,107	$ 840,846	$ 230,466	$ 7,914,534
Tenant Improvements	$ 1,552,301	$ 139,258	$ 871,290	$ 1,282,012	$ 3,835,134	$ 880,377	$ 88,281	$ 8,648,653
Development	$ 65,798	$ 143,203	$ 69,846	$ 736,862	$ 2,460,801	$ 486,476	$ 22,854	$ 3,985,840
Grand Total	$ 2,906,890	$ 344,136	$ 1,409,255	$ 5,662,404	$ 7,677,042	$ 2,207,699	$ 341,601	$ 20,549,028
(1)	Source: Borrower.

The following tables presents certain information relating to the historical inline tenant sales and anchor tenant sales at the Springfield Town Center Property:

Sales Performance History (In-Line Tenancy)
Sales	2019	2021	2022	2023	2024	April 2025 TTM
Total Property Sales(1)	$ 213,322,922	$ 188,864,207	$ 203,787,331	$ 214,051,968	$ 214,523,519	$ 209,180,482
Total Comp Sales (<10,000 SF)	$ 118,823,657	$ 116,228,797	$ 121,806,507	$ 125,307,781	$ 125,939,047	$ 115,489,324
Comp Sales (<10,000 SF) PSF	$ 555	$ 558	$ 572	$ 601	$ 607	$ 614
Occupancy Cost	13.9%	13.7%	13.2%	12.5%	12.3%	11.3%
(1)	Total sales are based on reporting inline tenants only.

Sales Performance History (Anchor Tenancy)
		2019		2021		2022		2023		2024		April 2025 TTM
Anchor	SF	Amt.	PSF	Amt.	PSF	Amt.	PSF	Amt.	PSF	Amt.	PSF	Amt.	PSF
Macy's	252,245	$39,800,000	$157.78	$37,000,000	$146.68	$38,600,000	$153.03	$37,500,000	$148.66	$36,967,677	$146.55	$36,580,403	$145.02
JCPenney(1)	209,144	NAV	NAV	$14,000,000	$55.50	$13,000,000	$51.54	$12,500,000	$49.55	NAV	NAV	NAV	NAV
Target	180,841	NAV	NAV	NAV	NAV	$52,000,000	$206.15	$52,000,000	$206.15	NAV	NAV	NAV	NAV
(1)	Sales for JCPenney are estimated.

Major Tenants.

Dave & Buster's (38,778 SF; 4.0% of NRA; 7.6% of underwritten base rent): Dave & Buster's Entertainment, Inc. operates entertainment and dining venues across North America. Their establishments offer food and beverages, along with entertainment attractions such as games, live sports, and other televised events. Dave & Buster's began its lease at Springfield Town Center in December 2015. Their lease is scheduled to expire in December 2030.

Dick's Sporting Goods (53,891 SF; 5.5% of NRA; 6.3% of underwritten base rent): DICK'S Sporting Goods, Inc. operates as an omni-channel sporting goods retailer across the United States. The company provides a selection of authentic sports equipment, apparel, footwear, and accessories. In addition to its primary brand, DICK'S Sporting Goods, the company also owns and operates specialty concept stores such as Golf Galaxy, Public Lands, Moosejaw, and Going Going Gone!, along with offering products online and through mobile applications. This junior anchor store is owned by the borrower as part of the Springfield Town Center Property. The company's lease is scheduled to expire in January 2030, with an in place rent of $25.00 per square foot.

Regal Cinemas (49,788 SF; 5.1% of NRA; 6.1% of underwritten base rent): Regal Cinemas, Inc., a subsidiary of Cineworld Group, operates one of the largest and most geographically diverse movie theater circuits in the United States, spanning over 40 states, the District of Columbia, and Guam. It manages 425 theaters and 5,774 screens under the Regal Cinemas, Edwards Theatres, and United Artists Theatres banners. This cinema is owned by the borrower as part of the Springfield Town Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Collateral Term Sheet	BMO 2025-5C13
No. 7 – Springfield Town Center

The following table presents certain information relating to the historical and current occupancy of the Springfield Town Center Property:

Historical and Current Occupancy(1)
2020	2021	2022	2023	2024	TTM	Current(2)
90.2%	91.7%	91.1%	96.1%	96.2%	95.8%	93.2%
(1)	Based on December 31 of each respective year unless otherwise specified. TTM Occupancy is as of February 28, 2025.
(2)	Based on the underwritten rent roll as of May 31, 2025.

The following table presents certain information relating to the largest tenants by net rentable area at the Springfield Town Center Property:

Top Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Retail Anchor Tenants
JCPenney	NR/NR/NR	209,144	NAP	$0.00	$0	0.0%	8/8/2041
Target	A/A2/A	180,841	NAP	$0.00	0	0.0	8/8/2041
Non-Collateral Anchor Tenants Subtotal / Wtd. Avg.		389,985	NAP	$0.00	$0	0.0%

Remaining Tenants
Dave & Buster's	NR/NR/NR	38,778	4.0%	$41.50	$1,609,260	7.6%	12/31/2030
Dick's Sporting Goods	NR/Baa2/BBB	53,891	5.5%	$25.00	1,347,275	6.3	1/31/2030
Regal Cinemas	NR/NR/NR	49,788	5.1%	$25.83	1,286,024	6.1	10/31/2031
LA Fitness	NR/NR/NR	41,173	4.2%	$30.17	1,242,189	5.8	10/31/2029
Nordstrom Rack	BB+/Ba2/BB	33,107	3.4%	$25.41	841,249	4.0	4/30/2030
Burlington	NR/NR/BB+	29,909	3.0%	$26.00	777,634	3.7	2/28/2034
Macy's	BBB-/Ba2/BB+	252,245	25.7%	$2.28	575,000	2.7	2/28/2035
Yard House	NR/NR/NR	10,296	1.0%	$50.82	523,243	2.5	11/30/2029
Chuy's	NR/NR/NR	7,864	0.8%	$50.82	399,648	1.9	12/31/2029
Maggiano's Little Italy	NR/B1/BB+	10,750	1.1%	$36.50	392,394	1.8	10/31/2029
Major Tenants Subtotal / Wtd. Avg.		527,801	53.8%	$17.04	$8,993,916	42.3%
Non Major Tenants Collateral Total / Wtd. Avg.		386,530	39.4%	$31.71	$12,256,630	57.7%
Occupied Collateral Total / Wtd. Avg.		914,331	93.2%	$23.24	$21,250,546
Vacant Space		67,132	6.8%
Collateral Total		981,463	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2025 (including signed not open tenants), with rent steps through June 1, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Collateral Term Sheet	BMO 2025-5C13
No. 7 – Springfield Town Center

The following table presents certain information relating to the lease rollover schedule at the Springfield Town Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	67,132	6.8%	NAP	NAP	67,132	6.8%	NAP	NA	P
2025 & MTM	20	56,228	5.7	$704,629	3.3%	123,360	12.6%	$704,629	3.3%
2026	26	73,960	7.5	2,514,696	11.8	197,320	20.1%	$3,219,325	15.1%
2027	26	59,728	6.1	2,208,379	10.4	257,048	26.2%	$5,427,703	25.5%
2028	19	50,106	5.1	1,649,121	7.8	307,154	31.3%	$7,076,824	33.3%
2029	17	89,680	9.1	3,994,177	18.8	396,834	40.4%	$11,071,001	52.1%
2030	13	152,790	15.6	4,742,122	22.3	549,624	56.0%	$15,813,123	74.4%
2031	3	57,238	5.8	1,551,774	7.3	606,862	61.8%	$17,364,897	81.7%
2032	2	7,958	0.8	289,941	1.4	614,820	62.6%	$17,654,838	83.1%
2033	2	8,770	0.9	258,600	1.2	623,590	63.5%	$17,913,438	84.3%
2034	5	56,726	5.8	1,099,157	5.2	680,316	69.3%	$19,012,595	89.5%
2035	13	266,322	27.1	1,977,951	9.3	946,638	96.5%	$20,990,546	98.8%
2036 & Thereafter	2	34,825	3.5	260,000	1.2	981,463	100.0%	$21,250,546	100.0%
Total	148	981,463	100.0%	$21,250,546	100.0%
(1)	Based on the underwritten rent roll dated May 31, 2025 (including signed not open tenants), with rent steps through June 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated May 20, 2025 there was a historical recognized environmental condition at the Springfield Town Center Property but no investigation was warranted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Collateral Term Sheet	BMO 2025-5C13
No. 7 – Springfield Town Center

The following table presents certain information relating to the historical and underwritten cash flows of the Springfield Town Center Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	2024	TTM 2/28/2025	Underwritten(1)	Per SF	%(2)
Base Rental Revenue	$20,290,398	$17,728,285	$18,936,817	$18,580,264	$19,451,131	$20,648,719	$20,593,476	$21,250,546	$21.65	57.5%
Overage / Percentage Rent	1,262,532	1,095,975	1,860,505	2,822,619	2,152,620	1,978,200	1,872,471	1,091,796	1.11	3.0
Kiosks / Temporary / Specialty	1,803,883	1,481,663	1,484,491	1,571,179	1,433,896	1,541,411	1,517,944	1,573,424	1.60	4.3
Utility Reimbursement	2,437,658	1,927,392	2,078,531	2,085,006	2,295,632	2,470,278	2,480,799	2,480,799	2.53	6.7
Total Commercial Reimbursement Revenue	9,400,840	8,364,633	7,136,206	6,909,354	6,966,106	6,864,889	6,880,189	7,091,877	7.23	19.2
Market Revenue from Vacant Units	0	0	0	0	0	0	0	2,321,134	2.36	6.3
Other Revenue	1,242,933	1,233,339	886,119	1,082,931	1,308,836	1,124,050	1,113,027	1,115,790	1.14	3.0
Potential Gross Revenue	$36,438,245	$31,831,287	$32,382,670	$33,051,353	$33,608,221	$34,627,547	$34,457,908	$36,925,366	$37.62	100.0%
Vacancy Loss	0	0	0	0	0	0	0	(2,321,134)	(2.36)	(6.3)
Commercial Credit Loss	(561,468)	(3,478,183)	(451,689)	262,775	305,678	(381,347)	(360,626)	(301,141)	(0.31)	(0.8)
Effective Gross Revenue	$35,876,777	$28,353,105	$31,930,981	$33,314,128	$33,913,899	$34,246,200	$34,097,281	$34,303,091	$34.95	92.9%
Real Estate Taxes	6,336,690	6,085,151	4,932,178	5,043,056	4,532,027	4,418,655	4,471,781	4,506,048	4.59	13.1
Insurance	276,921	323,396	391,793	443,424	484,349	501,495	512,936	604,078	0.62	1.8
Ground Rent	611,727	611,727	611,727	611,727	611,727	611,727	611,727	884,373	0.90	2.6
Utilities	2,701,093	2,318,003	2,207,875	2,654,308	2,823,475	2,792,089	2,790,814	2,558,472	2.61	7.5
Repairs & Maintenance	2,479,309	2,183,816	2,380,294	2,472,661	2,757,984	2,811,441	2,675,171	859,899	0.88	2.5
Janitorial	524,758	447,434	488,343	515,238	545,720	563,695	552,684	437,450	0.45	1.3
Management Fee	0	0	0	0	0	0	424,647	1,000,000	1.02	2.9
Payroll (Office, Security, Maintenance)	445,994	355,202	327,554	378,253	395,111	100,000	441,158	1,438,206	1.47	4.2
Advertising	350,532	313,486	248,083	421,175	306,527	250,702	250,645	250,000	0.25	0.7
General and Administrative - Direct	768,568	768,111	759,129	767,631	872,627	1,266,179	901,333	774,832	0.79	2.3
Total Expenses	14,495,594	13,406,327	12,346,976	13,307,474	13,329,546	13,315,983	13,632,895	13,313,358	13.56	38.8
Net Operating Income	$21,381,183	$14,946,778	$19,584,005	$20,006,654	$20,584,353	$20,930,217	$20,464,386	$20,989,733	$21.39	61.2%
Replacement Reserves	0	0	0	0	0	0	0	196,293	0.20	0.6
TI/LC	0	0	0	0	0	0	0	712,570	0.73	2.1
Net Cash Flow	$21,381,183	$14,946,778	$19,584,005	$20,006,654	$20,584,353	$20,930,217	$20,464,386	$20,080,870	$20.46	58.5%
(1)	Based on the underwritten rent roll dated May 31, 2025 (including signed not open tenants), with rent steps through June 1, 2026.
(2)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Market. The Springfield Town Center Property is located in the Springfield-Interstate Corridor, which is subdivided into three sub-regions: Burke, Newington/Lorton, and Springfield Franconia, with Springfield Town Center located in the Springfield Franconia sub-region. According to the appraisal, the vacancy rate for neighborhood and community centers was 10.3% in the fourth quarter of 2024. Asking and effective rents grew 0.3% to $21.85 PSF and $19.15 PSF, respectively, during the fourth quarter of 2024. The immediate area is going through a development of the new TSA headquarters and the proposed Springfield Gateway project as well as the expansion by Inova for a medical campus and full-service hospital.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Collateral Term Sheet	BMO 2025-5C13
No. 7 – Springfield Town Center

Appraisal. According to the appraisal, the Springfield Town Center Property had an “As-Is” value of $274,600,000 as of April 1, 2025.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Springfield Town Center	$274,600,000	7.50%
(1)	Source: Appraisal.

The Borrower. The borrower for the Springfield Town Center Whole Loan is PR Springfield Town Center LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Springfield Town Center Whole Loan.

The Borrower Sponsor. The borrower sponsor is PREIT Realty, LLC (“PREIT”). PREIT is a leading owner and operator of retail real estate located in the eastern half of the United States. Headquartered in Philadelphia, PA, the company owns over 16.5 million square feet of retail space in the eastern half of the United States with a concentration in the Mid-Atlantic region’s top metropolitan statistical areas. Recently, the company has driven a transformation guided by an emphasis on balance sheet strength, disciplined asset management and implementing efficiencies to improve enterprise cash flow. PREIT recently emerged from bankruptcy as a private Delaware LLC and embarked on the pre-packaged reorganization plan which was supported by 100% of PREIT’s secured lenders. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Springfield Town Center Property is managed by PREIT Services, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $1,500,000 for outstanding tenant improvements and leasing costs, (ii) $980,567 for unfunded obligations and (iii) $440,784 for one month of real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Trigger Period (as defined below), except if the Springfield Town Center Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced or an enforcement action is continuing, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

Replacement Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to the gross leasable area of the Springfield Town Center Property (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Macy’s Retail Holdings, LLC, and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.20 and divided by 12 on a monthly basis for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required monthly deposit.

Rollover Reserves – On a monthly basis, the borrower is required to escrow an amount equal to the gross leasable area of the Springfield Town Center Property (excluding non-collateral square footage and excluded rollover premises, which are premises leased by Macy’s Retail Holdings, LLC) multiplied by $1.50 and divided by 12 on a monthly basis for ongoing rollover reserves. During a Trigger Period, the borrower is also required to escrow any lease termination payments in excess of $2,000,000.

A “Trigger Period” commences upon the occurrence of (i) an event of default or (ii) a Low Debt Yield Period (as defined below) and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrower have cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, and (b) with respect to clause (ii), the Low Debt Yield Period has ended pursuant to the definition thereof, or, after the Lockout Release Date, the borrower has prepaid the Springfield Town Center Whole Loan in an amount that would result in a debt yield of at least 11% in accordance with the Springfield Town Center Whole Loan documents or provided

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Collateral Term Sheet	BMO 2025-5C13
No. 7 – Springfield Town Center

additional credit support in an amount such that when added to the underwritten net operating income, would result in a debt yield of 11% or above.

A “Low Debt Yield Period” commences upon the debt yield coverage being less than 11% for two consecutive calendar quarters, and will end upon the Springfield Town Center Whole Loan achieving a debt yield of at least 11% for two consecutive calendar quarters.

Lockbox / Cash Management. The Springfield Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis, and on the second business day preceding each monthly payment date, to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Springfield Town Center Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrower.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrower has the right to obtain releases of outparcels, which include specified portions of the Springfield Town Center Property each identified in the Springfield Town Center Whole Loan documents as a “Release Parcel” and as the “Multifamily Release Parcel”, it being acknowledged and agreed that (i) the boundary lines of such Multifamily Release Parcel are not yet final and may be subject to further adjustments to address city or county approval requirements and/or redevelopment needs, which boundary line adjustments may be permitted without further approval of the lender or the applicable servicer, provided the same do not increase the size of the parcel by more than fifteen percent (15%) or would not otherwise be reasonably expected to have a material adverse effect (as certified by the borrower) on the remaining Springfield Town Center Property and (ii) such Multifamily Release Parcel may be subdivided into two or more separate parcels prior to or concurrently with a potential release of the same. In addition, the Springfield Town Center Whole Loan permits release of unspecified outparcels that are either (A) non-income producing and unimproved for tenant occupancy, the release of which does not have a material adverse effect on (i) the business, operations, or financial condition of the borrower, (ii) the ability of the borrower to repay the Springfield Town Center Whole Loan or (iii) the ongoing operations and (B) real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the Springfield Town Center Whole Loan origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least 3 years prior to the date of any potential release. All of such releases are subject to various conditions, including but not limited to (i) the borrower certifies that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the Release Parcel) the remaining improvements located on the Springfield Town Center Property as a retail shopping center, (ii) compliance with applicable laws, and (iii) satisfaction of REMIC-related conditions.

Ground Lease. Part of the collateral represents the borrower’s leasehold interest in a 4.367-acre surface parking area, which sits between the future hotel parcel and the office building on the corner of Loisdale Road and Franconia Road. The ground lease’s initial expiration is October 22, 2030, with two, 20-year automatic renewal options resulting in a fully-extended maturity date of October 22, 2070. Additionally, the borrower sponsor has a right of first refusal to purchase the fee interest in the parcel in the event that the ground landlord is selling the fee interest. The Springfield Town Center Whole Loan documents generally contain language such that in the event the right of first refusal is exercised, such parcel will be included as collateral for the Springfield Town Center Whole Loan. There is recourse for any termination of the ground lease, except if the borrower acquires title and the mortgage covers such portion. The landlord has agreed to accept the lender’s exercise of any renewal or purchase option as if it had been exercised by the borrower. The actual ground rent is $784,000 from January 2017 - December 2026, and there is a fair market value reset in January 2027, and every 10 years thereafter. The ground rent last reset in January 2017. The fair market value reset will be calculated by 8% of the appraised value of the ground lease area. The lender is currently underwriting to the average of the ground rent payable over the loan term, which incorporates the borrower sponsor’s budgeted increase in 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Collateral Term Sheet	BMO 2025-5C13
No. 8 – Lake Mead Crossing

TARGET
(NAP)
ROSS
HIBBETT SPORTS
ULTA
Marshalls
SPROUTS
PETSMART
Chick-fil-A
(NAP)
(NAP)
(NAP)
W Lake Mead Pkwy

280
SPROUTS

ROSS
DRESS FOR LESS

PETSMART

Marshalls

ULTA

Nail Bar
verizon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Collateral Term Sheet	BMO 2025-5C13
No. 8 – Lake Mead Crossing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Collateral Term Sheet	BMO 2025-5C13
No. 8 – Lake Mead Crossing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Collateral Term Sheet	BMO 2025-5C13
No. 8 – Lake Mead Crossing

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	5.1%	Net Rentable Area (SF):	136,156
Loan Purpose:	Refinance	Location:	Henderson, NV
Borrower:	Lake Mead Partners SPE LLC	Year Built / Renovated:	2008, 2009 / NAP
Borrower Sponsor:	Garo Kholamian	Occupancy:	97.7%
Interest Rate:	6.71000%	Occupancy Date:	11/1/2025
Note Date:	11/12/2025	4th Most Recent NOI (As of)(2):	$1,553,039 (12/31/2022)
Maturity Date:	12/6/2030	3rd Most Recent NOI (As of)(2)(3):	$1,878,677 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$2,498,400 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$2,451,397 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,859,188
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$1,272,955
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,586,234
Additional Debt:	No	UW NCF:	$2,497,732
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$41,000,000 / $301
Additional Debt Type:	NAP	Appraisal Date:	10/3/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$206
Taxes:	$68,192	$17,048	N/A	Maturity Date Loan / SF:	$206
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.3%
Replacement Reserves:	$0	$1,702	N/A	Maturity Date LTV:	68.3%
TI / LC:	$0	$5,673	N/A	UW NCF DSCR:	1.31x
				UW NOI Debt Yield:	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	73.3%	Loan Payoff(4)	$37,246,127	97.6%
Borrower Sponsor Equity	10,176,310	26.7	Closing Costs(5)	854,617	2.2
			Upfront Reserves(6)	75,567	0.2
Total Sources	$38,176,310	100.0%	Total Uses	$38,176,310	100.0%
(1)	For a full description of escrows and reserves, see “Escrows and Reserves” below.
(2)	The increase in the 4th Most Recent NOI to the 3rd Most Recent NOI is due, in part, to a new lease with Hibbetts Sports in August 2022, representing approximately 4.0% of the net rentable area and 4.4% of underwritten base rent, and also three renewal leases from May 2022 to October 2023 totaling approximately 5.6% of net rentable area and 11.0% of underwritten base rent.
(3)	The increase in the 3rd Most Recent NOI to the 2nd Most Recent NOI is due, in part, to a new lease with Sprouts in March 2023, representing approximately 14.7% of the net rentable area and 17.5% of underwritten base rent, the first full year of Hibbetts Sports being in place and also two renewal leases from April 2024 to December 2024 totaling approximately 22.3% of net rentable area and 28.2% of underwritten base rent.
(4)	A portion of the Loan Payoff includes unsecured debt that was utilized in the borrower sponsor’s 2015 acquisition of the Lake Mead Crossing Property (as defined below), which was inclusive of non-collateral parcels.
(5)	Closing Costs include an interest rate buydown fee of $280,000.
(6)	Upfront Reserves include the initial and first monthly collection, as both were collected at the time of origination of the Lake Mead Crossing Mortgage Loan (as defined below).

The Loan. The eighth largest mortgage loan (the “Lake Mead Crossing Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $28,000,000 and is secured by the borrower’s fee interest in a 136,156 anchored retail center located in Henderson, Nevada (the “Lake Mead Crossing Property”). The Lake Mead Crossing Mortgage Loan was originated on November 12, 2025 by Zions Bancorporation, N.A. and proceeds, along with approximately $10.2 million of equity contributed by the borrower sponsor, were used to refinance existing debt, fund upfront reserves, and pay closing costs. The Lake Mead Crossing Mortgage Loan accrues interest at a fixed rate of 6.71000% per

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Collateral Term Sheet	BMO 2025-5C13
No. 8 – Lake Mead Crossing

annum on an Actual/360 basis, has a 5-year term and is interest-only for the full term. The scheduled maturity date of the Lake Mead Crossing Mortgage Loan is December 6, 2030.

The Property. The Lake Mead Crossing Property is a three building, anchored retail shopping center totaling 136,156 square feet, situated on the north side of Lake Mead Parkway, west of Boulder Highway and east of US Highway 95, in Henderson, Nevada. The Lake Mead Crossing Property was originally constructed from 2008 to 2009 and is situated on a 19.1-acre parcel and contains 1,537 surface parking spaces, which results in a parking ratio of 11.3 per 1,000 square feet. According to the appraisal, combined traffic counts at the Lake Mead Crossing Property feature approximately 50,263 vehicles per day.

As of November 1, 2025, the Lake Mead Crossing Property was 97.7% occupied by a mix of 12 national and regional tenants. The Lake Mead Crossing Property is anchored by Ross Dress for Less, PetSmart, Marshalls, Sprouts, and a non-collateral Target. Additional notable in-line tenants include Supercuts, Sally Beauty Salon, Verizon Wireless, T-Mobile, and Massage Envy. In total, four tenants totaling approximately 44.9% of the net rentable area and 33.5% of the underwritten base rent are investment-grade rated by S&P, Moody’s and/or Fitch. As of the Cut-off Date, tenants have been in occupancy at the Lake Mead Crossing Property for a weighted average of 12.9 years.

The borrower sponsor, Garo Kholamian, acquired the Lake Mead Crossing Property, inclusive of certain non-collateral parcels, in November 2015 for approximately $40.5 million. The borrower sponsor completed approximately $2.9 million in capital expenditures at the Lake Mead Crossing Property from 2021 to 2024, including capital roofing, water irrigation system repairs, landscaping, irrigation and other general improvements.

Major Tenants. The three largest tenants based on underwritten base rent are PetSmart, Sprouts and Marshalls

PetSmart (28,851 square feet; 21.2% NRA, 26.3% of underwritten base rent, Moody’s/S&P/Fitch: B2/B+/NR): PetSmart is a pet retailer that provides a variety of pet food, treats, toys, apparel, and services including training, grooming, and boarding. The company has more than 1,680 pet stores and grooming salons in the United States, Canada, and Puerto Rico. PetSmart has been a tenant since 2009 and the current lease expiration date is in March 2039 and has two, 5-year extension options remaining, with no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $33.28 per square foot from April 2039 to March 2044.

Sprouts (20,060 square feet; 14.7% NRA; 17.5% of underwritten base rent): Sprouts is a specialty supermarket chain that offers fresh, natural and organic food in the United States. The company operates 430 stores and employs 33,000 people in 24 states nationwide. Sprouts has been a tenant since 2023 and the current lease expiration date is in November 2038 and has three, 5-year extension options and one, 4-year and 11 month extension option remaining, with no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $30.80 per square foot from December 2038 to November 2043.

Marshalls (26,221 square feet; 19.3% NRA; 13.7% of underwritten base rent, Moody’s/ S&P/Fitch: A2/A/NR): Marshalls is an off-price retailer of apparel and home décor. The company was acquired by TJX Companies Inc. in 1995 and currently operates 1,234 stores in the United States. Marshalls has been a tenant since 2009 and the current lease expiration date is January 2030 and has three, 5-year extension options remaining, with no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $15.00 per square foot from February 2030 to January 2035.

The following table presents certain information relating to the historical and current occupancy of the Lake Mead Crossing Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
98.5%	100.0%	99.3%	97.7%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of November 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 8 – Lake Mead Crossing

The following table presents certain information relating to the tenants at the Lake Mead Crossing Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
PetSmart	B2/B+/NR	28,851	21.2%	$25.00	$721,275	26.3%	3/31/2039
Sprouts	NR/NR/NR	20,060	14.7	$24.00	481,440	17.5	11/30/2038
Marshalls	A2/A/NR	26,221	19.3	$14.38	377,000	13.7	1/31/2030
Ross Dress for Less	A2/BBB+/NR	30,187	22.2	$11.50	347,151	12.6	1/31/2030
Ulta Salon	NR/NR/NR	10,970	8.1	$22.50	246,825	9.0	2/28/2030
Total 5 Tenants		116,289	85.4%	$18.69	$2,173,691	79.2%
Other Tenants		16,747	12.3%	$34.10	$571,155	20.8%
Occupied Collateral Total		133,036	97.7%	$20.63	$2,744,845	100.0%

Vacant Space		3,120	2.3%

Collateral Total		136,156	100.0%

(1)	Based on the underwritten rent roll as of November 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent, and % of Total UW Base Rent include contractual rent steps through December 2026 for five tenants totaling $10,601.

The following table presents certain information relating to tenant lease expirations at the Lake Mead Crossing Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	3,120	2.3%	NAP	NAP	3,120	2.3%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0	3,120	2.3%	$0	0.0%
2026	1	900	0.7	35,453	1.3	4,020	3.0%	$35,453	1.3%
2027	3	10,462	7.7	303,687	11.1	14,482	10.6%	$339,140	12.4%
2028	2	3,885	2.9	178,300	6.5	18,367	13.5%	$517,440	18.9%
2029	1	1,500	1.1	53,715	2.0	19,867	14.6%	$571,155	20.8%
2030	3	67,378	49.5	970,976	35.4	87,245	64.1%	$1,542,130	56.2%
2031	0	0	0.0	0	0.0	87,245	64.1%	$1,542,130	56.2%
2032	0	0	0.0	0	0.0	87,245	64.1%	$1,542,130	56.2%
2033	0	0	0.0	0	0.0	87,245	64.1%	$1,542,130	56.2%
2034	0	0	0.0	0	0.0	87,245	64.1%	$1,542,130	56.2%
2035 & Beyond	2	48,911	35.9	1,202,715	43.8	136,156	100.0%	$2,744,845	100.0%
Total	12	136,156	100.0%	$2,744,845	100.0%
(1)	Based on the underwritten rent roll as of November 1, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through December 2026 for five tenants totaling $10,601.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 8 – Lake Mead Crossing

The following table presents certain information relating to the operating performance and underwritten net cash flow of the Lake Mead Crossing Property:

Operating History and Underwritten Net Cash Flow
	2022(1)	2023(1)(2)	2024(2)	TTM 9/30/2025	Underwritten	Per Square Foot	%(3)
Base Rent(4)	$1,910,277	$2,126,290	$2,677,505	$2,768,618	$2,744,845	$20.16	67.6%
Grossed Up Vacant Space	0	0	0	0	127,980	0.94	3.2
Reimbursements	692,494	874,281	1,036,519	839,477	1,189,479	8.74	29.3
Gross Potential Income	$2,602,771	$3,000,571	$3,714,024	$3,608,095	$4,062,304	$29.84	100.0%
(Vacancy & Credit Loss)(5)	0	0	0	0	(203,115)	(1.49)	(5.0)
Other Income(6)	2,689	2,132	4,248	731	0	0	0.0
Effective Gross Income	$2,605,460	$3,002,703	$3,718,272	$3,608,826	$3,859,188	$28.34	95.0%
Total Expenses(7)	$1,052,421	$1,124,026	$1,219,872	$1,157,429	$1,272,955	$9.35	33.0%
Net Operating Income	$1,553,039	$1,878,677	$2,498,400	$2,451,397	$2,586,234	$18.99	67.0%
Capital Expenditures	0	0	0	0	20,423	0.15	0.5
TI/LC	0	0	0	0	68,078	0.50	1.8
Net Cash Flow	$1,553,039	$1,878,677	$2,498,400	$2,451,397	$2,497,732	$18.34	64.7%

(1)	The increase in the 2022 Net Operating Income to the 2023 Net Operating Income is due, in part, to a new lease with Hibbetts Sports in August 2022, representing approximately 4.0% of the net rentable area and 4.4% of underwritten base rent and also three renewal leases from May 2022 to October 2023 totaling approximately 5.6% of net rentable area and 11.0% of underwritten base rent.
(2)	The increase in the 2023 Net Operating Income to the 2024 Net Operating Income is due, in part, to a new lease with Sprouts in March 2023, representing approximately 14.7% of the net rentable area and 17.5% of underwritten base rent, the first full year of Hibbetts Sports being in place and also two renewal leases from April 2024 to December 2024 totaling approximately 22.3% of net rentable area and 28.2% of underwritten base rent.
(3)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Base Rent includes contractual rent steps through December 1, 2026, for five tenants totaling 10,601.
(5)	The underwritten economic occupancy is 95.0%, based on Gross Potential Income. The Lake Mead Crossing Property was 97.7% leased based on the November 1, 2025 rent roll.
(6)	Historically, Other Income reflects miscellaneous income, and non-recurring administrative charges, late fees, and legal fee income. 2024 Other Income excludes lease termination, interest, and assignment income.
(7)	The management fee is underwritten to reflect 3.0% of Effective Gross Income. The Lake Mead Crossing Property is managed by an affiliate of the borrower sponsor.

Appraisal. According to the appraisal, the Lake Mead Crossing Property had an “as-is” appraised value of $41,000,000 as of October 3, 2025, as shown in the table below.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$41,000,000	6.50%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated October 10, 2025, there was no evidence of any recognized environmental conditions at the Lake Mead Crossing Property.

The Market. The Lake Mead Crossing Property is located in Henderson, Nevada, on the north side of Lake Mead Parkway, west of Boulder Highway and east of US Highway 95. The Lake Mead Crossing Property is located 17.0 miles from the Las Vegas Strip and 15.3 miles from Downtown Las Vegas. Per a third-party market research report, traffic counts total approximately 50,263 vehicles per day at the Lake Mead Crossing Property.

According to the appraisal, the southeast area within a five-mile radius of the Lake Mead Crossing Property contains a significant amount of industrial development and essentially contains all of the industrial development within the City of Henderson. A significant amount of residential and commercial development has also taken place within the neighborhood, mostly along roadways such as Horizon Ridge Parkway and the major north/south roadways to the west of the Lake Mead Crossing Property .

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Lake Mead Crossing

According to the appraisal, recent development near the Lake Mead Crossing Property includes the Cadence master planned community, located east of the Lake Mead Crossing Property. The Cadence master planned community spans 2,200 acres and is planned to have 13,250 homes, featuring an anchored retail center along with some limited office space. Additional projects underway include Union Village, a 228-acre integrated healthcare, living and retail/cultural community situated at US highway 95 and Galleria Drive, and the proposed Four Seasons Private Residences in MacDonald Highlands, which will offer 171 condominium units and 90,000 square feet of resort style amenities.

According to a third-party market research report, within a one-, three- and five mile radius of the Lake Mead Crossing Property, the reported estimated population was 7,898, 101,301, and 219,690, respectively, and within the same radii, the average household income was $68,882, $93,854, and $98,851, respectively. According to a third-party market research report, the Lake Mead Crossing Property is situated in the East Las Vegas submarket. As of November 9, 2025, the submarket reported a total inventory of approximately 6.0 million square feet with a 3.0% vacancy rate and average asking rents of $24.72 per square foot.

The following table presents certain information relating to comparable box retail leases for the Lake Mead Crossing Property:

Comparable Box Retail Lease Summary(1)
Property Name/Location	Year Built / Renovated	Tenant	Suite Size (SF)	Annual Base Rent PSF	Lease Term (Years)	Lease Type
Lake Mead Crossing Henderson, NV	2008, 2009 / NAP	Ross Dress for Less Marshalls	30,187(2) 26,221(2)	$11.50(2) $14.38(2)	5.0(2) 5.0(2)	NNN(2)
Crunch Fitness 390 West Lake Mead Parkway Henderson, NV	2008 / 2025	Crunch Fitness	30,000	$16.00	15.0	NNN
Whole Foods Market 2475 South Town Center Drive Las Vegas, NV	2024 / NAP	Whole Foods Market	47,075	$20.00	20.0	NNN
Box Retail Indoor Recreation SE/Henderson Submarket #N/A Henderson, NV	2008 / 2024	Indoor Recreation	30,000	$17.00	10.0	NNN
EOS Fitness 35 South Stephanie Street Henderson, NV	2006 / NAP	Fitness Alliance (EOS Fitness)	29,727	$16.91	10.0	NNN
Arroyo Market Square 6920-7335 Arroyo Crossing Parkway Las Vegas, NV	2007 / NAP	Macy’s	34,175	$15.80	10.0	NNN
El Super Grocery Store 2475 East Tropicana Avenue Las Vegas, NV	1987 / 2023	El Super Grocery Store	43,056	$12.00	10.0	NNN
Seafood City Grocer 10485 South Eastern Avenue Henderson, NV	2001 / 2017	Seafood City	32,183	$16.50	11.0	NNN
Arroyo Market Square 6920-7335 Arroyo Crossing Parkway Las Vegas, NV	2007 / NAP	Best Buy	45,000	$19.66	5.0	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 8 – Lake Mead Crossing

The following table presents certain information relating to comparable retail leases for the Lake Mead Crossing Property:

Comparable Retail Lease Summary(1)
Property Name/Location	Year Built / Renovated	Tenant	Suite Size (SF)		Annual Base Rent PSF		Lease Term (Years)	Lease Type
Lake Mead Crossing Henderson, NV	2008, 2009 / NAP	Various	Various	(2)	Various	(2)	Various(2)	NNN(2)
Whitney Ranch Center 629-689 N Stephanie St #Suite 665 Henderson, NV	1992 / NAP	KOS Allure	1,300		$30.00		5.3	NNN
Stephanie Promenade 249 Stephanie Street Henderson, NV	2002 / NAP	Smoothie King	1,934		$36.00		10.0	NNN
Eastern Commons 10575 S. Eastern Avenue #170 Henderson, NV	2005 / NAP	World of Sourdough	1,412		$42.00		10.0	NNN
Beltway Marketplace 9210 South Eastern Avenue Las Vegas, NV	2002 / NAP	Pho King	1,615		$39.00		7.0	NNN
Retail Restaurant Southeast Submarket Henderson, NV	2017 / NAP	Restaurant Tenant	2,000		$42.00		5.0	NNN
Retail Restaurant 1720 East Serene Avenue #100 Las Vegas, NV	2020 / NAP	Smokin Sammich	1,918		$40.80		5.0	NNN
Retail Restaurant 55 North Stephanie Street Henderson, NV	2006 / NAP	Restaurant Tenant	2,015		$45.60		9.0	NNN
Green Valley Crossing 695 South Green Valley Parkway Henderson, NV	2009 / 2015	California Closets	2,200		$36.00		6.0	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 1, 2025.

The following table presents certain information relating to comparable sales to the Lake Mead Crossing Property, identified by the appraisal:

Comparable Sales(1)
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price (PSF)
Summerhill Plaza Stephanie Beltway Plaza Shops at Grand Canyon Mountain’s Edge Marketplace Nellis Plaza Galleria Pavilion Craig Marketplace	Las Vegas, NV Henderson, NV Las Vegas, NV Las Vegas, NV Las Vegas, NV Henderson, NV Las Vegas, NV	91,163 91,001 64,649 115,037 83,930 64,598 119,280	May-2025 Feb-2025 Jan-2025 Dec-2024 Oct-2022 Oct-2022 Sep-2022	$357 $336 $216 $437 $298 $341 $345
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 8 – Lake Mead Crossing

The following table presents certain information relating to the appraisal’s market rent conclusion for the Lake Mead Crossing Property:

Market Rent Summary(1)
	General Retail	Back In Line	Box Retail	End Cap Retail	PetSmart	Grocery	Hair and Nails	Small Back In Line
Market Rent (PSF) Lease Term (Years) Lease Type (Reimbursements) Tenant Improvements (New) Tenant Improvements (Renewal) Free Rent (New / Renewal)	$39.00 5 NNN $10.00 $5.00 2 / 0 months	$24.00 5 NNN $10.00 $5.00 2 / 0 months	$15.00 10 NNN $10.00 $5.00 3 / 0 months	$42.00 5 NNN $10.00 $5.00 2 / 0 months	$24.00 10 NNN $10.00 $5.00 3 / 0 months	$24.00 10 NNN $10.00 $5.00 3 / 0 months	$45.00 5 NNN $10.00 $5.00 2 / 0 months	$27.00 5 NNN $10.00 $5.00 2 / 0 months
(1)	Source: Appraisal.

The Borrower. The borrower is Lake Mead Partners SPE LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lake Mead Crossing Mortgage Loan.

The Borrower Sponsor. The non-recourse carveout guarantor is Garo Kholamian. Mr. Kholamian founded GK Real Estate in 1994, an investment management company that focuses on acquiring, redeveloping, and managing real estate assets in national real estate markets. GK Real Estate’s portfolio includes sixteen retail assets (including a real estate development project), two office properties, one self-storage development, one land development site, one multifamily development, and an undisclosed parcel of land with mineral rights across eight states.

Garo Kholamian has been involved in various previous loan foreclosures, deed-in-lieu of foreclosures and discounted payoffs, unrelated to the Lake Mead Crossing Property. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Lake Mead Crossing Property is managed by GK Development Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. As of the date of origination of the Lake Mead Crossing Mortgage Loan, the borrower was required to deposit (i) $68,192 in a real estate tax reserve account, which includes approximately $17,048 of the first monthly deposit. Certain reserves may have been drawn upon between the origination date and the Cut-off Date.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $17,048).

Insurance Escrows – The Lake Mead Crossing Mortgage Loan documents do not require ongoing monthly insurance reserve deposits as long as (i) no event of default is continuing; (ii) the Lake Mead Crossing Property is covered under a blanket or umbrella policy reasonably acceptable to the lender; (iii) the borrower provides the lender with evidence of renewal of such policies; and (iv) the borrower provides the lender with paid receipts for payment of the insurance premiums by no later than ten business days prior to the policy expiration dates. As of the Cut-off Date, an acceptable blanket insurance policy was in place covering the Lake Mead Crossing Property.

Replacement Reserves – The Lake Mead Crossing Mortgage Loan documents require ongoing monthly replacement reserve deposits of $1,072, which the lender may require the borrower to increase (not more than once per year) upon 30 days’ notice to the borrower if the lender reasonably determines such increase is necessary to maintain the proper operation of the Lake Mead Crossing Property.

TI/LC Reserves – The Lake Mead Crossing Mortgage Loan documents require ongoing monthly general tenant improvements and leasing commissions reserves of $5,673.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Lake Mead Crossing

Lockbox / Cash Management. The Lake Mead Crossing Mortgage Loan is structured with a springing lockbox and springing cash management. Within 30 days from receipt of written notice from the lender that a Cash Trap Event Period (as defined below) has commenced, the borrower is required to, among other things, (i) execute a deposit account control agreement to establish a deposit account with a clearing bank and (ii) send executed letters directing all tenants to deposit all sums due under their respective leases directly into such deposit account. During the continuance of a Cash Trap Event Period, all funds in the deposit account are required to be swept periodically to a lender-controlled cash management account. If the borrower or property manager receive any rents or income directly, each is required to deposit such amounts into the deposit account within one business day of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing, in accordance with the terms and provisions of the Lake Mead Crossing Mortgage Loan documents.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.15x (tested quarterly) (a “Low DSCR Event”), provided, however, if within five business days of written notice from the lender, the borrower has delivered cash and cash equivalents or a letter of credit equal to an amount which, if applied to pay down the initial principal amount of the Lake Mead Crossing Mortgage Loan irrespective of any amortization or other prepayments, would result in the NCF DSCR being equal to or greater than 1.20x (with such deposit being required every subsequent six month period in which a Low DSCR Event is continuing), no Low DSCR Event will be deemed to have occurred; or
(iii)	a Major Tenant Event Period (as defined below) provided, however, if within five business days of written notice from the lender of the occurrence of a Major Tenant Event Period caused solely by a Major Tenant Occupancy Event (as defined below), if the borrower has delivered cash and cash equivalents or a letter of credit in an amount equal to the product of $25.00 multiplied by the number of square feet occupied by such Major Tenant (as defined below) as of the date of origination of the Lake Mead Crossing Mortgage Loan, no Major Tenant Event Period will be deemed to have occurred.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure;
●	with regard to clause (ii), the NCF DSCR being equal to or greater than 1.20x for two consecutive calendar quarters; or
●	with regard to clause (iii), a Major Tenant Event Period Cure (as defined below) and the termination of all Major Tenant Event Periods;

A “Major Tenant Event Period” will commence upon the earliest to occur of the following with respect to PetSmart, Sprouts and Marshalls, as well as said tenant’s successors and assigns, and any replacement tenant(s) that enters into a lease for 20,000 square feet or more of said space (individually or collectively, as applicable, “Major Tenant”):

(i)	a Major Tenant, or its parent or guarantor filing, or otherwise becoming involved as debtor in a bankruptcy or similar insolvency proceeding;
(ii)	a Major Tenant “going dark”, vacating or otherwise failing to continuously occupy its space (or any material portion thereof), failing to be open for business at the Lake Mead Crossing Property during customary hours, or giving notice of its intent to commence any of the foregoing (a “Major Tenant Occupancy Event”);
(iii)	a Major Tenant surrendering, terminating or canceling its lease (or any material portion thereof), or otherwise failing or ceasing to be in full force and effect, or a Major Tenant giving notice of, or commencing a legal proceeding asserting any of the foregoing;
(iv)	a default occurring (beyond any applicable notice and cure period) under a Major Tenant’s lease; or
(v)	a Major Tenant failing to renew or extend the term of its lease on or prior to the date that is the earlier of (x) six months prior to the date of scheduled expiration, (y) the deadline to renew such lease as set forth therein and (z) the date the Major Tenant provides actual notice of its intent not to renew such lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Lake Mead Crossing

A “Major Tenant Event Period Cure” will occur upon:

●	solely with regards to clause (i) above, (x) a Major Tenant Re-Tenanting Event (as defined below) having occurred or (y) two consecutive calendar quarters after the bankruptcy or insolvency proceeding having terminated in a manner satisfactory to the lender, such Major Tenant’s lease having been affirmed and the terms of such lease, as affirmed, being satisfactory to the lender;
●	solely with regards to clause (ii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the applicable Major Tenant having resumed its normal business operations in its entire space for a period of two consecutive calendar quarters;
●	solely with regards to clause (iii) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) such Major Tenant having (A) revoked any notification of any such termination, cancellation, or surrender of such lease and (B) delivered to the lender a tenant estoppel certificate reasonably acceptable to the lender;
●	solely with regards to clause (iv) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the subject default having been cured and no other default under the related lease having occurred (beyond any applicable notice and cure period) for a period of two consecutive calendar quarters; or
●	solely with regards to clauses (v) above, (x) a Major Tenant Re-Tenanting Event having occurred or (y) the lender having received evidence that the Major Tenant extended the term of its lease pursuant to the terms thereof (or on terms and conditions otherwise acceptable to the lender), such evidence to include, without limitation, a tenant estoppel certificate from the applicable Major Tenant acceptable to the lender, confirming that all obligations of the borrower to such Major Tenant with respect to tenant improvements and leasing commissions having been satisfied in full and that such Major Tenant is then paying full, unabated rent pursuant to the terms thereof.

A “Major Tenant Re-Tenanting Event” will occur upon the lender receiving satisfactory evidence (including, without limitation, a satisfactory tenant estoppel) that (i) all of the applicable Major Tenant space at the Lake Mead Crossing Property has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease; (ii) each such tenant is in occupancy of its premises, is open for normal business and is paying full, unabated rent pursuant to the terms of its lease (or such abatement having been reserved in the aggregate); and (iii) all tenant improvement costs and leasing commissions provided in each such replacement lease having been paid (or sufficient funds having been deposited into the leasing reserve subaccount for payment of such amounts).

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt: Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Marriott Ann Arbor Ypsilanti

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Marriott Ann Arbor Ypsilanti

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,500,000	Title:	Fee Simple
Cut-off Date Principal Balance:	$27,500,000	Property Type – Subtype:	Hospitality – Full Service
% of IPB:	5.0%	Net Rentable Area (Rooms):	243
Loan Purpose:	Refinance	Location:	Ypsilanti, MI
Borrower(s):	MFS Ypsilanti Holdings, LLC	Year Built / Renovated:	1989 / 2023
Borrower Sponsor(s):	Steven David Hurowitz and Jeffrey David Cornfeld	Occupancy:	61.7%
Interest Rate:	7.0550%	Occupancy Date:	10/31/2025
Note Date:	12/9/2025	4th Most Recent NOI (As of):	$3,176,670 (12/31/2022)
Maturity Date:	1/6/2031	3rd Most Recent NOI (As of):	$4,631,117 (12/31/2023)
Interest-only Period:	61	2nd Most Recent NOI (As of):	$4,261,521 (12/31/2024)
Original Term:	61	Most Recent NOI (As of):	$4,070,968 (TTM 10/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	61.7%
Amortization Type:	Interest Only	UW Revenues:	$19,936,649
Call Protection:	L(24), D(30), O(7)	UW Expenses:	$15,980,089
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,956,561
Additional Debt:	No	UW NCF:	$2,959,728
Additional Debt Balance:	N/A	Appraised Value / Per Room(2):	$54,000,000 / $222,222
Additional Debt Type:	N/A	Appraisal Date:	9/1/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$113,169
Taxes:	100,497	50,249	N/A	Maturity Date Loan / Room:	$113,169
Insurance:	19,922	19,922	N/A	Cut-off Date LTV(3):	50.9%
FF&E Reserve:	0	Springing	N/A	Maturity Date LTV(3):	50.9%
Seasonality Reserve:	780,000	Springing	N/A	UW NCF DSCR:	1.50x
PIP Reserve:	8,482,264	Springing	N/A	UW NOI Debt Yield:	14.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan:	$27,500,000	98.1%	Loan Payoff	$16,507,015	58.9%
Borrowers’ Equity:	534,303	1.9	Upfront Reserves	$9,382,683	33.5
			Closing Costs	$2,144,605	7.6

Total Sources	$28,034,303	100.0%	Total Uses:	$28,034,303	100.0%
(1)	For a full description of escrows and reserves see “Escrows and Reserves” below.
(2)	Represents the “prospective market value upon completion of renovation of $54,000,000. The “as-is” appraised value is equal to $39,000,000 and the appraiser also concluded to a “prospective market value upon completion of stabilization” of $57,000,000.
(3)	LTV is determined using the “prospective market value upon completion of renovation” of $54,000,000. The LTV using the “as is” value of $39,000,000, calculated based on the loan amount less the upfront PIP reserve, is 48.8%.

The Loan. The ninth largest mortgage loan (the “Marriott Ann Arbor Ypsilanti Mortgage Loan”) is secured by the borrower’s fee simple interest in a 243-room full-service hotel located in Ypsilanti, Michigan (the “Marriott Ann Arbor Ypsilanti Property”). The Marriott Ann Arbor Ypsilanti Mortgage Loan was originated by BSPRT CMBS Finance, LLC on December 9, 2025, has a 5-year interest-only term and accrues interest at a rate of 7.0550% per annum on an Actual/360 basis. The Marriott Ann Arbor Ypsilanti Mortgage Loan had an original term of 61 months and has a remaining term of 61 months as of the Cut-off Date. The scheduled maturity date of the Marriott Ann Arbor Ypsilanti Mortgage Loan is the payment date in January 2031.

The Property. The Marriott Ann Arbor Ypsilanti Property is a 243-room, 8-story full-service hotel under a long-term franchise agreement with Marriott International, Inc. that expires on February 1, 2049. The Marriott Ann Arbor Ypsilanti Property was originally built in 1989, and was most recently renovated in 2023. Since acquisition of the property in 2006, the borrower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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sponsors have invested over $25 million on capital expenditures and franchise-required property improvement plans (“PIP”). The Marriott Ann Arbor Ypsilanti Property is currently undergoing an approximately $12.2 million PIP which commenced in April 2025 and the borrower sponsor has paid approximately $2.5 million towards completion. At the origination of the Marriott Ann Arbor Ypsilanti Mortgage Loan, the borrower sponsors delivered a completion guaranty for the PIP work with a completion date of December 9, 2027. The Marriott Ann Arbor Ypsilanti Property is situated on an approximately 12-acre site with 501 parking spaces. The Marriott Ann Arbor Ypsilanti Property includes approximately 53,000 square feet of meeting and event space, including a 15,000 square foot corporate education center.

The Marriott Ann Arbor Ypsilanti Property contains 118 king rooms and 125 double/double rooms. Amenities include two restaurants, a business center, fitness center, and sundry shop. The Marriott Ann Arbor Ypsilanti Property is surrounded by the Eagle Crest Club, a non-collateral, 135-acre, 18-hole golf club.

The following table presents the guestroom mix of the Marriott Ann Arbor Ypsilanti Property:

Guestroom Mix(1)
Room Type	Room Count
King	118
Double / Double	125
Total	243
(1)	Source: Appraisal.

The following table presents certain information relating to the performance of the Marriott Ann Arbor Ypsilanti Property:

Historical Occupancy, ADR, RevPAR
	Marriott Ann Arbor Ypsilanti(1)			Competitive Set(2)(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	56.1%	$159.07	$89.18	63.3%	$143.80	$91.09	88.5%	110.6%	97.9%
2023	60.8%	$172.57	$105.00	65.5%	$154.79	$101.36	92.9%	111.5%	103.6%
2024	60.3%	$180.87	$109.01	65.6%	$162.57	$106.71	91.8%	111.3%	102.2%
TTM 10/31/2025	61.7%	$183.60	$113.32	68.6%	$160.25	$109.91	90.0%	114.6%	103.1%
(1)	Occupancy, ADR and RevPAR for the Marriott Ann Arbor Ypsilanti Property are based on the underwritten cash flow.
(2)	Data obtained from a third-party hotel trend report. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Marriott Ann Arbor Ypsilanti Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for years 2022-TTM 10/31/2025 includes Sheraton Ann Arbor Hotel, DoubleTree by Hilton Ann Arbor North, Sheraton Detroit Metro Airport, Ann Arbor Regent Hotel & Suites, Courtyard Ann Arbor, Saint John’s Resort, Hyatt Place Ann Arbor, and Hampton Inn & Suites Ypsilanti
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

Appraisal. According to the appraisal, the Marriott Ann Arbor Ypsilanti Property had an “as-is” appraised value of $39,000,000 as of September 1, 2025, a “prospective market value upon completion of renovation” of $54,000,000 as of September 1, 2026, and a “prospective market value upon stabilization” of $57,000,000 as of September 1, 2027, which assume completion of the $12.2 million PIP.

Environmental. According to the Phase I environmental report dated September 22, 2025, there are no recognized environmental conditions at the Marriott Ann Arbor Ypsilanti Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Marriott Ann Arbor Ypsilanti Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 10/31/2025	U/W	U/W Per Room(1)	%(2)
Occupancy	56.1%	60.8%	60.3%	61.7%	61.7%
ADR	$159.07	$172.57	$180.87	$183.60	$183.60
RevPAR	$89.18	$105.00	$109.01	$113.32	$113.32

Rooms Revenue	$7,909,404	$9,313,391	$9,695,200	$10,050,538	$10,050,538	$41,360	50.4%
Food & Beverage Revenue	6,175,553	9,042,726	8,484,899	8,900,180	8,900,180	36,626	44.6
Other Revenue(3)	261,674	455,485	885,355	985,931	985,931	4,057	4.9
Total Operating Revenue	$14,346,631	$18,811,602	$19,065,454	$19,936,649	$19,936,649	$82,044	100.0%
Rooms Expense	1,776,066	2,288,468	2,292,054	2,360,468	2,360,468	9,714	23.5
Food & Beverage Expense	3,288,248	4,853,306	4,694,939	5,251,153	5,251,153	21,610	59.0
Other Departmental Expense(4)	40,330	89,072	263,377	286,847	286,847	1,180	29.1
Total Departmental Expenses	$5,104,645	$7,230,845	$7,250,370	$7,898,468	$7,898,468	$32,504	39.6%
Administrative and General	1,031,168	1,446,817	1,579,843	1,846,034	1,846,034	7,597	9.3
Information and Telecommunications Systems	119,920	132,415	191,794	181,450	181,450	747	0.9
Sales and Marketing	1,602,725	1,991,456	2,182,959	2,282,720	2,282,720	9,394	11.4
Franchise Fees	886,930	1,076,509	1,087,412	1,126,385	1,106,281	4,553	5.5
Property Operation and Maintenance	999,768	606,107	810,471	764,069	764,069	3,144	3.8
Utilities	458,359	508,645	462,598	472,713	472,713	1,945	2.4
Base Management Fee	347,159	455,643	460,959	482,541	598,099	2,461	3.0
Equipment Lease Expense	0	176	12,641	12,735	12,735	52	0.1
Property and Other Taxes	487,485	583,558	589,622	598,663	585,421	2,409	2.9
Insurance	131,802	148,314	175,263	199,903	232,098	955	1.2
Total Expenses	$11,169,961	$14,180,485	$14,803,933	$15,865,681	$15,980,089	$65,762	80.2%
Net Operating Income	$3,176,670	$4,631,117	$4,261,521	$4,070,968	$3,956,561	$16,282	19.8%
FF&E	573,865	752,464	762,618	394,644	996,832	4,102	5.0
Net Cash Flow	$2,602,805	$3,878,653	$3,498,903	$3,676,324	$2,959,728	$12,180	14.8%
(1)	U/W Per Room is based on 243 rooms
(2)	% of Total Revenue for each expense line item is based on its corresponding revenue line item. All other line items are based on Total Revenue
(3)	Other Revenue includes proceeds from parking, guest store, attrition revenue, and cancellation fees.
(4)	Other Departmental Expenses includes expenses from parking, gift shop, laundry, and miscellaneous expenses.

The Market. The Marriott Ann Arbor Ypsilanti Property is located in the Ann Arbor / Jackson submarket in Ypsilanti, MI. As of October 2025, the Ann Arbor / Jackson submarket occupancy rate was 57.8%, the average ADR was $139.09, and the average RevPAR was $80.43, per a third-party report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information regarding competitive properties of the Marriott Ann Arbor Ypsilanti Property:

Competitive Properties(1)
			Demand Segmentation
Property Name	Year Built	# of Rooms	Commercial	Meeting & Group	Leisure	Total Meeting Space (SF)
Marriott Ann Arbor Ypsilanti	1989	243	25.0%	55.0%	20.0%	52,995
Sheraton Hotel Detroit Metro Airport	1989	358	45.0%	30.0%	25.0%	18,000
Courtyard Ann Arbor	1989	160	55.0%	20.0%	25.0%	6,132
Ann Arbor Regent Hotel & Suites	1989	125	40.0%	25.0%	35.0%	7,500
Sheraton Ann Arbor	1981	198	45.0%	30.0%	25.0%	19,078
DoubleTree by Hilton Ann Arbor North	1971	227	40.0%	25.0%	35.0%	7,113
Saint John’s Resort	2006	118	35.0%	45.0%	20.0%	40,405
Hyatt Place Ann Arbor	2017	142	55.0%	20.0%	25.0%	1,144
Hampton Inn & Suites Ypsilanti	2021	88	55.0%	20.0%	25.0%	642
Total / Wtd. Avg.		1,659	43.0%	31.0%	26.0%	153,009
(1)	Source: Appraisal.

The Borrower. The borrower is MFS Ypsilanti Holdings, LLC, a Georgia limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Ann Arbor Ypsilanti Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse guarantors are Steven David Hurowitz and Jeffrey David Cornfeld. Steven Hurowitz is the founder and principal of HB Capital, which specializes in the acquisition, development, and management of value-add hospitality, residential, retail, industrial, and office assets throughout the United States. Jeffrey Cornfeld is the founder and principal of Cornfeld Group, a Florida-based family-owned real estate investment and management firm that invests across a variety of multi-tenant commercial, office, multifamily, and hospitality assets. At origination of the Marriott Ann Arbor Ypsilanti Mortgage Loan, the borrower sponsors delivered a completion guaranty for the PIP work. The completion date under the completion guaranty is December 9, 2027.

Property Management. The Marriott Ann Arbor Ypsilanti Property is managed by Interstate Management Company, LLC (“Interstate”), which merged with Aimbridge Hospitality in 2019. Aimbridge Hospitality (“Aimbridge”) is one of the preeminent global leaders in hotel management with a portfolio that spans over 80 hotel brands and includes full-service, select-service, luxury hotels, destination resorts, convention centers, and lifestyle properties. Aimbridge specializes in operations, sales and marketing, business development, procurement, accounting and finance, and design and construction services. The merger with Interstate added a portfolio of more than 1,400 branded, independent and resort properties across 49 states and 20 countries.

Escrows and Reserves. At origination, the borrower deposited $100,497 into a tax reserve account, $19,922 into an insurance reserve account, $8,482,264 into a PIP reserve account, and $780,000 (the “Seasonality Initial Deposit Amount”) into a seasonality account.

Tax Reserve – On a monthly basis, the borrower is required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes for the Marriott Ann Arbor Ypsilanti Property that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Reserve – On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, that monthly deposits into the insurance reserve will be waived for so long as (i) insurance satisfying the requirements of the Marriott Ann Arbor Ypsilanti Mortgage Loan documents has been obtained under one or more blanket policies of insurance and the borrower provides the lender with evidence of the payment of premiums in respect thereof prior to the expiration of such policies, and (ii) no event of default is continuing under Marriott Ann Arbor Ypsilanti Mortgage Loan documents. A blanket insurance policy is currently in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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FF&E Reserve – On a monthly basis, the borrower is required to deposit into an FF&E reserve an amount equal to: (x) for the first two years of the Marriott Ann Arbor Ypsilanti Mortgage Loan term, 1/12th of 4% of the greater of (a) gross rents of the Marriott Ann Arbor Ypsilanti Property for the previous 12-month period or (b) the projected gross rents of the Marriott Ann Arbor Ypsilanti Property for the current calendar year according to the most recently submitted annual budget, and (y) commencing December 9, 2027, 1/12th of 5% of the greater of (a) gross rents of the Marriott Ann Arbor Ypsilanti Property for the previous 12-month period or (b) the projected gross rents of the Marriott Ann Arbor Ypsilanti Property for the current calendar year according to the most recently submitted annual budget.

Seasonality Reserve – On each monthly payment date occurring in May, June, July, August, September, and November, the borrower is required to deposit into a Seasonality Reserve the following amounts:

Seasonality Reserve
Month	Deposit
May	$90,000
June	$400,000
July	$150,000
August	$180,000
September	$230,000
November	The amount determined by calculating the positive difference between (x) the Seasonality Reserve Threshold Amount (as defined below) for such calendar year, and (y) the aggregate amount of deposits previously made by the borrower into the Seasonality Reserve in such calendar year.

“Seasonality Reserve Threshold Amount” means an amount determined by the lender in April of each calendar year which is equal to the aggregate amount of funds from the Seasonality Reserve that are disbursed by the lender on behalf of the borrower for the immediately preceding Off Season Months (as defined below). In calculating the Seasonality Reserve Threshold Amount for calendar year 2026, the lender will make adjustments to account for the fact that the Marriott Ann Arbor Ypsilanti Mortgage Loan has not been in place for a full 12-month period.

“Off Season Months” means the calendar months of December, January, February, and March.

PIP Reserve – On the date in which any new PIP is imposed by Marriott pursuant to the franchise agreement, the borrowers are required to deposit an amount equal to 110% of the sum required to pay for such new PIP less the amount of FF&E reserves available (the “PIP Reserve Deposit Amount”). If the work related to the new PIP is not required to be completed within 12 months of the date of such notice, the borrowers will be required to deposit the PIP Reserve Deposit Amount on or prior to the date that is 12 months prior to the required completion date of such PIP related work.

Lockbox / Cash Management. The Marriott Ann Arbor Ypsilanti Mortgage Loan is structured with a hard lockbox and springing cash management. On the origination date, the borrower directed each of the credit card companies or credit card clearing banks with which the borrower or property manager has entered into merchant’s or other credit card agreements to make all payments into a lender-controlled lockbox account. The borrower is required to cause all cash revenues and all other money received by the borrower or the property manager (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account (to the extent there is a continuing Cash Management Period (as defined below)) immediately. On each payment date during the continuance of a Cash Sweep Period (as defined below) (or, at the lender’s discretion, during an event of default under the Marriott Ann Arbor Ypsilanti Mortgage Loan documents), all funds on deposit in the cash management account after payment of taxes, insurance premiums and debt service on the Marriott Ann Arbor Ypsilanti Mortgage Loan will (w) to the extent the Cash Sweep Period commenced in connection with clause (A) of the below definition of “Cash Sweep Period”, be deposited into the PIP Reserve Account, (x) to the extent that a Cash Sweep Period has occurred and is continuing solely as a result of a PIP True-UP Event (New PIP), be deposited into the PIP Reserve, (y) to the extent that any other Cash Sweep Period has occurred and is continuing, be deposited into the excess cash flow account to be held as additional collateral for the Marriott Ann Arbor Ypsilanti Mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Loan or (z) to the extent that no Cash Sweep Period has occurred and is continuing, be disbursed to the borrower. The Marriott Ann Arbor Ypsilanti Mortgage Loan is currently in a Cash Management Period.

A “Cash Sweep Period” means a period (i) commencing upon any of (A) the origination date of the Marriott Ann Arbor Ypsilanti Mortgage Loan; (B) the occurrence and continuance of an event of default; (C) the debt service coverage ratio being less than the applicable DSCR Cash Sweep Threshold (as defined below); (D) the occurrence of a bankruptcy event occurs; (E) if the property manager becomes insolvent or a debtor in any involuntary bankruptcy event; and (F) the occurrence of a PIP True-Up Event (New PIP) (as defined below); and (ii) expiring upon (u) with regard to the Cash Sweep Period commenced in connection with clause (A) above, the occurrence of a PIP True-Up Event Cure; (v) with regard to any Cash Sweep Period commenced in connection with clause (B) above, the cure (if applicable) of such event of default; (w) with regard to any Cash Sweep Period commenced in connection with clause (C) above, the date that the debt service coverage ratio is equal to or greater than the DSCR Cash Sweep Threshold for three consecutive calendar months; (x) with regard to any Cash Sweep Period commenced in connection with clause (E) above, the date that the borrower has replaced the property manager with a qualified property manager in accordance with the terms and conditions of the Marriott Ann Arbor Ypsilanti Mortgage Loan agreement; and (y) with regard to any Cash Sweep Period commenced in connection with clause (F) above, the occurrence of a PIP True-Up Event (New PIP) Cure (as defined below). Notwithstanding the foregoing, a Cash Sweep Period will not be deemed to expire in the event that a Cash Sweep Period then exists for any other reason.

“DSCR Cash Sweep Threshold” means, as applicable, (i) for the period beginning on the December 10, 2025, and ending December 9, 2027, 1.10x, and (ii) for the period beginning on the December 10, 2027, and at all times thereafter, 1.30x.

“PIP True-Up Event Cure” will occur if the lender determines that the sum of the FF&E Reserve plus the PIP Reserve with respect to the PIP is equal to or greater than $9,496,929.00 (the “Scheduled PIP True-Up Threshold”); provided, that, the Scheduled PIP True-Up Threshold will be reduced on a dollar for dollar basis for the cost of any portion of the PIP with respect to which the lender has received satisfactory evidence that the same has previously been performed and paid for by the borrower in accordance with the terms of the Marriott Ann Arbor Ypsilanti Mortgage Loan agreement and the related franchise agreement as determined by the lender in its reasonable discretion.

“PIP True-Up Event (New PIP)” means the borrower’s failure to make a deposit into the PIP Reserve for any new PIP imposed by the franchisor, in accordance with the Marriott Ann Arbor Ypsilanti Mortgage Loan agreement.

“PIP True-Up Event (New PIP) Cure” will occur if the lender determines that the sum of the FF&E Reserve plus the PIP Reserve with respect to the new PIP that has yet to be completed as of such date (as determined by the lender in its reasonable discretion after taking into account any portion of the new PIP with respect to which the lender has received satisfactory evidence that the same has previously been performed and paid for by the borrower in accordance with the terms of the Marriott Ann Arbor Ypsilanti Mortgage Loan agreement and the related franchise agreement) is an amount greater than or equal to 110% of the estimated costs required to complete such new PIP that has yet to be completed as of such date.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

Franchise Agreement. The Marriott Ann Arbor Ypsilanti Property is subject to a long-term franchise agreement between the related borrower, as franchisee, and Marriott International, Inc., as franchisor, which was renewed in connection with the origination of the Marriott Ann Arbor Ypsilanti Mortgage Loan. The term of the related franchise agreement commenced on December 9, 2025 and expires on February 1, 2049, without any renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Collateral Term Sheet	BMO 2025-5C13
No. 10 – Imperial Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Collateral Term Sheet	BMO 2025-5C13
No. 10 – Imperial Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Collateral Term Sheet	BMO 2025-5C13
No. 10 – Imperial Valley Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Collateral Term Sheet	BMO 2025-5C13
No. 10 – Imperial Valley Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	3650 Capital	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype:	Retail – Regional Mall
% of IPB:	4.5%	Net Rentable Area (SF)(2):	270,275
Loan Purpose:	Refinance	Location:	El Centro, CA
Borrower:	IVM Mallco LLC	Year Built / Renovated:	2005 / NAP
Borrower Sponsor:	Tryperion Re Fund IV, LP	Occupancy:	90.4%
Interest Rate:	7.17000%	Occupancy Date:	10/31/2025
Note Date:	12/5/2025	4th Most Recent NOI (As of):	$6,115,301 (12/31/2021)
Maturity Date:	12/5/2030	3rd Most Recent NOI (As of):	$6,231,982 (12/31/2022)
Interest-only Period:	12 months	2nd Most Recent NOI (As of):	$6,574,445 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of):	$6,520,335 (12/31/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	92.3%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$10,653,709
Call Protection:	L(11),YM1(42),O(7)	UW Expenses:	$4,104,834
Lockbox / Cash Management:	Hard / In Place	UW NOI(3):	$6,548,876
Additional Debt:	No	UW NCF:	$6,531,766
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$42,000,000 / $155
Additional Debt Type:	NAP	Appraisal Date:	10/14/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$93
Taxes:	$258,649	$51,730	N/A	Maturity Date Loan / SF:	$89
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.5%
Deferred Maintenance:	$3,750	$0	N/A	Maturity Date LTV:	57.2%
Replacement Reserves:	$0	$4,505	N/A	UW NCF DSCR:	3.22x
TI / LC Reserve(3):	$3,831,947	$22,523	$540,550	UW NOI Debt Yield:	26.2%
Capital Reserve:	$0	$41,667	N/A
Candee Land Gap Rent Reserve:	$136,950	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	100.0%	Loan Payoff	$15,519,913	62.1%
			Reserves	4,227,546	16.9
			Return of Equity	4,053,819	16.2
			Closing Costs(4)	1,198,721	4.8
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%
(1)	For a full description of escrows and reserves, see “Escrows and Reserves” below.
(2)	The Imperial Valley Mall Property (as defined below) is part of a larger mall containing 762,630 square feet.
(3)	TI/LC Reserve Cap excludes upfront collections and includes $759,747 of leasing reserves for the Candee Land lease.
(4)	Closing costs includes $125,000 in origination fees.

The Loan. The tenth largest mortgage loan (the “Imperial Valley Mall Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 270,275 square foot regional mall retail property located in El Centro, California (the “Imperial Valley Mall Property”). The Imperial Valley Mall Mortgage Loan was originated by 3650 Capital SCF LOE I(A), LLC. The Imperial Valley Mall Mortgage Loan has a five-year term with twelve months of interest only and amortizes on a 30-year amortization schedule accruing interest at a rate of 7.17000% per annum on an Actual/360 basis.

The Property. The Imperial Valley Mall Property is part of a 762,630 SF single-story regional mall located in El Centro, California, that was constructed in 2005, is situated on approximately 54-acres and which includes the following anchor tenants that are not part of the collateral for the Imperial Valley Mortgage Loan: Dillard's (145,193 square feet), Macy's (138,193 square feet), JC Penney (78,751 square feet) and Cabinetry Depot (130,220 square feet) (such tenants, the “Non-Collateral Anchor Tenants”). The collateral for the Imperial Valley Mall Mortgage Loan is comprised of 270,275 square feet,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 10 – Imperial Valley Mall

including a 14-screen AMC movie theater leased to Cinemark, and excludes the portions of the mall that are leased to the Non-Collateral Anchor Tenants. The Imperial Valley Mall Property contains 1,564 parking spaces resulting in a parking ratio of approximately 5.8 spaces per 1,000 square feet.

The Imperial Valley Mall Property is the sole regional mall within an 80-mile trade area and is situated less than 10-miles from the United States-Mexico border. The Imperial Valley Mall Property is located approximately 14 miles north of Mexicali, Mexico and draws cross border traffic. Mexicali is the capital of Baja California with a population of over 1 million residents (6x El Centro’s population) and offers three border points of entry that serve the Imperial Valley. The Imperial Valley Mall Property serves as the primary retail destination in the market with surrounding land uses consisting of retail, agricultural and industrial uses with single-family and multifamily residential uses to the peripherals and is in one of the major retail nodes in El Centro, benefiting from access to 24,000 vehicles per day. Traditional retail offerings in the market are limited and mainly consist of big box retailers including Costco, Target and Home Depot, all of which are located approximately six miles north of the Imperial Valley Mall Property.

As of October 31, 2025, the Imperial Valley Mall Property was 90.4% occupied by 106 tenants. The tenant mix consists of in-line, cinema, specialty licenses, cart, kiosk, storage and food court/snack bar tenants. In February 2025, the borrower sponsor, in a joint venture with Peak Financial Partners & Tryperion Holdings, acquired the Imperial Valley Mall Property from CBL Properties (NYSE: CBL), which owned the Imperial Valley Mall Property since 2005, for a purchase price of $38.0 million ($141 per square feet) along with 63 acres of developable land for $1.0 million.

Major Tenants. The five largest tenants by net rentable area at the Imperial Valley Mall Property are Cinemark, Candee Land, Express Factory, Victoria’s Secret / Pink and Charlotte Russe.

Cinemark (56,283 square feet; 20.8% of NRA; 15.9% of underwritten base rent): Cinemark is a leading national movie theater chain known for its modern facilities, advanced projection technology, and comfortable seating. The company operates hundreds of theaters across the United States and Latin America, offering a mix of blockbuster films, independent releases, and special events. Cinemark has been a tenant at the Imperial Valley Mall Property since February 2008 and has a lease expiration of February 2028. Cinemark has three, five-year renewal options remaining and no termination options.

Candee Land (10,956 square feet; 4.1% of NRA; 5.1% of underwritten base rent): Candee Land is a children’s themed indoor playground and candy store with 10 open locations in the U.S. and four more under construction, including at the Imperial Valley Mall Property. Candee Land offers a variety of attractions including soft play zones, climbing structures, slides, toddler areas, arcade games, a café for parents, and themed birthday party packages. Candee Land recently executed a 10-year lease expiring in June 2036. Candee Land has one, five-year renewal option remaining and no termination options. Candee Land is expected to take occupancy and open for business in July 2026. Candee Land will begin paying rent in July 2026 and the lender has escrowed all related gap rent as well as tenant improvements and leasing commissions.

Express Factory (9,000 square feet; 3.3% of NRA; 0.0% of underwritten base rent): Express Factory is a national apparel retailer offering modern clothing and accessories at discounted prices. As part of the Express brand, the outlet concept focuses on delivering trend-driven styles for men and women, including workwear, casual attire, and accessories. The store appeals to a broad customer base seeking fashionable options at affordable prices. The tenant is not required to pay base rent and pays percent in lieu rent. Express Factory has been a tenant at the Imperial Valley Mall Property since March of 2005 and has a lease expiration of January 2029. Express Factory has no renewal options and no termination options.

Victoria's Secret / Pink (8,320 square feet; 3.1% of NRA; 5.0% of underwritten base rent): Victoria’s Secret / Pink is a global retailer specializing in women’s lingerie, sleepwear, beauty products, and lifestyle accessories. The company combines fashion-forward design with a focus on comfort and quality. As of July 31, 2025 TTM sales were $5,430,245 ($653 per square feet). The borrower sponsor has negotiated a lease renewal through January 2036 and the lease renewal is pending execution. Victoria’s Secret / Pink has been a tenant since February 2016. Victoria’s Secret / Pink has no renewal options and no termination options.

Charlotte Russe (7,134 square feet; 2.6% of NRA; 0.9% of underwritten base rent): Charlotte Russe is a global fashion retailer specializing in women’s apparel, footwear, and accessories. The company focuses on trend-driven, affordable styles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 10 – Imperial Valley Mall

designed to appeal to young adults. Charlotte Russe has been a tenant since September of 2020 and has a lease expiration of September 2027. Charlotte Russe has no renewal options and no termination options.

The following information presents certain information relating to the historical and current occupancy of the Imperial Valley Mall Property:

Historical and Current Occupancy
2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	Current
100.0%	96.0%	96.0%	99.0%	97.0%	97.0%	99.0%	99.0%	97.0%	97.0%	98.0%	91.0%	93.0%	92.0%	90.0%	95.3%	98.3%	98.4%	97.0%	90.4%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of October 31, 2025.

The following table presents a summary relating to the major tenants at the Imperial Valley Mall Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration
Cinemark	B+/NR/BB	56,283	20.8%	$15.02	$845,371	15.9%	2/29/2028
Candee Land	NR/NR/NR	10,956	4.1	$25.00	273,900	5.1	6/30/2036
Express Factory(3)	NR/NR/NR	9,000	3.3	$0.00	0	0.0	1/31/2029
Victoria's Secret / Pink	NR/Ba3/BB-	8,320	3.1	$32.00	266,240	5.0	1/31/2026
Charlotte Russe	NR/NR/NR	7,134	2.6	$7.01	50,000	0.9	9/30/2027
Hollister California(3)	A+/A1/NR	6,904	2.6	$0.00	0	0.0	1/31/2027
Aeropostale	NR/NR/NR	6,187	2.3	$30.55	189,000	3.5	1/31/2028
Bath & Body Works(4)	NR/Ba2/BB+	6,174	2.3	$20.22	124,864	2.3	Various
Rack Room Shoes	NR/NR/NR	6,097	2.3	$71.80	437,784	8.2	1/31/2029
American Eagle	NR/NR/NR	5,969	2.2	$23.45	140,000	2.6	1/31/2031
Subtotal/Wtd. Avg.		123,024	45.5%	$18.92	$2,327,159	43.6%

Other Tenants(5)		121,348	44.9%	$24.77	$3,006,071	56.4%
Occupied Subtotal/Wtd. Avg.		244,372	90.4%	$21.82	$5,333,229	100.0%

Vacant Space		25,903	9.6%
Total/Wtd. Avg.		270,275	100.0%
(1)	Based on the underwritten rent roll as of October 31, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Express Factory and Hollister California pay percent in lieu of base rent.
(4)	Bath & Body Works leases six spaces within the Imperial Valley Mall Property. Five of the spaces have a lease expiration date that occurs in January 2026 and the remaining space has a lease expiration date that occurs in December 2025.
(5)	Other Tenants includes specialty license tenants which account for 34,551 square feet. No underwritten base rent is associated with the specialty license tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Collateral Term Sheet	BMO 2025-5C13
No. 10 – Imperial Valley Mall

The following table presents certain information relating to tenant sales history in order of square feet:

Top Tenants by Total Sales(1)
Tenant	Tenant SF	2022 Sales	2022 Sales PSF	2023 Sales	2023 Sales PSF	2024 Sales	2024 Sales PSF	T12 Sales	T12 Sales PSF	Occupancy Cost(2)
Express Factory(3)	9,000	2,592,951	288.11	2,300,740	255.64	1,548,598	172.07	NAV	NAV	3.7%
Victoria's Secret / Pink	8,320	5,873,065	705.90	5,381,385	646.80	5,694,443	684.43	5,430,245	652.67	8.5%
Charlotte Russe	7,134	814,002	114.10	875,158	122.67	960,305	134.61	NAV	NAV	5.2%
Hollister California(3)	6,904	2,070,085	299.84	1,954,561	283.11	2,050,264	296.97	NAV	NAV	1.6%
Aeropostale	6,187	1,536,918	248.41	1,429,903	231.11	1,345,469	217.47	1,409,907	227.88	14.0%
Bath & Body Works	6,174	3,581,690	580.12	3,308,995	535.96	3,627,400	587.53	3,619,011	586.17	6.4%
Rack Room Shoes	6,097	3,408,183	558.99	3,601,751	590.74	3,200,675	524.96	2,933,616	481.16	15.2%
American Eagle	5,969	1,554,030	260.35	1,647,299	275.98	1,851,063	310.11	1,873,979	313.95	7.6%
Cal Regional, HarperRand, and GCC Laboratory	5,878	-	-	-	-	-	-	-	-	0.0%
Optom-Eyes Vision Care	5,706	4,640,566	813.28	4,636,491	812.56	4,444,251	778.87	5,135,559	900.03	2.1%

(1)	Information obtained from the borrower.
(2)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).
(3)	Express Factory and Hollister California pay percent in lieu of base rent.

The following table presents certain information relating to the lease rollover schedule at the Imperial Valley Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	25,903	9.6%	NAP	NAP	NAP	NAP	NAP	NAP
MTM & 2025(4)	34	39,111	14.5	$225,317	4.2%	39,111	16.0%	$225,317	4.2%
2026(4)	32	36,632	13.6	976,415	18.3	75,743	31.0%	$1,201,733	22.5%
2027	9	26,986	10.0	579,913	10.9	102,729	42.0%	$1,781,646	33.4%
2028	14	88,271	32.7	1,767,379	33.1	191,000	78.2%	$3,549,025	66.5%
2029	8	24,886	9.2	862,524	16.2	215,886	88.3%	$4,411,549	82.7%
2030	4	6,336	2.3	310,610	5.8	222,222	90.9%	$4,722,160	88.5%
2031	1	5,969	2.2	140,000	2.6	228,191	93.4%	$4,862,160	91.2%
2032	0	0	0.0	0	0.0	228,191	93.4%	$4,862,160	91.2%
2033	1	3,960	1.5	106,920	2.0	232,151	95.0%	$4,969,080	93.2%
2034	1	1,264	0.5	90,250	1.7	233,415	95.5%	$5,059,329	94.9%
2035	1	1	0.0	0	0.0	233,416	95.5%	$5,059,329	94.9%
2036 & Beyond	6	10,956	4.1	273,900	5.1	244,372	100.0%	$5,333,229	100.0%
Total/Wtd. Avg.	111	270,275	100.0%	$5,333,229	100.0%
(1)	Based on the underwritten rent roll as of October 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. Base UW Rent PSF Expiring excludes vacant space.
(4)	MTM & 2025 includes specialty license tenants which account for 29,711 square feet. 2026 includes specialty license tenants which account for 4,840 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Collateral Term Sheet	BMO 2025-5C13
No. 10 – Imperial Valley Mall

The following table presents certain information relating to the underwritten cash flows of the Imperial Valley Mall Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	2024	UW	UW PSF(1)%	(2)
Rents In Place(3)	$4,963,908	$5,501,835	$5,331,479	$5,645,423	$5,333,229	$19.73	46.8%
Rent Steps	0	0	0	0	63,168	0.23	0.6
Vacancy Gross Up(4)	0	0	0	0	745,636	2.76	6.5
Gross Potential Rent	$4,963,908	$5,501,835	$5,331,479	$5,645,423	$6,142,033	$22.73	53.9%
Percentage Rent	647,628	848,843	692,525	479,360	479,360	1.77	4.2
Percent In Lieu	1,009,731	775,611	811,246	817,185	817,185	3.02	7.2
Reimbursements	2,128,540	2,186,655	2,569,768	2,351,995	2,297,976	8.50	20.2
Other Income	857,640	1,176,531	1,618,851	1,662,791	1,662,791	6.15	14.6
Net Rental Income	$9,607,446	$10,489,475	$11,023,868	$10,956,754	$11,399,345	$42.18	100.0%
(Vacancy & Collection Loss)(4)	0	0	0	0	(745,636)	(2.76)	(6.5)
Effective Gross Income	$9,607,446	$10,489,475	$11,023,868	$10,956,754	$10,653,709	$39.42	93.5%

Real Estate Taxes	599,231	600,916	618,780	584,840	602,677	2.23	5.7
Insurance	215,272	282,019	293,304	301,221	76,976	0.28	0.7
Management Fee	320,961	444,582	396,275	444,789	319,611	1.18	3.0
Other Operating Expenses	2,356,681	2,929,975	3,141,064	3,105,569	3,105,569	11.49	29.2
Total Operating Expenses	$3,492,145	$4,257,493	$4,449,423	$4,436,419	$4,104,834	$15.19	38.5%

Net Operating Income	$6,115,301	$6,231,982	$6,574,445	$6,520,335	$6,548,876	$24.23	61.5%
Replacement Reserves	0	0	0	0	(253,165)	(0.94)	(2.4)
TI/LC	0	0	0	0	270,275	1.00	2.5
Net Cash Flow	$6,115,301	$6,231,982	$6,574,445	$6,520,335	$6,531,766	$24.17	61.3%
(1)	Per square foot column is calculated using the total collateral NRA.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rents In Place are based on the underwritten rent roll dated October 31, 2025.
(4)	The underwritten economic occupancy is 92.3%. The Imperial Valley Mall Property was 90.4% leased based on the October 31, 2025 underwritten rent roll, including leases executed by the origination date.

Environmental. According to the Phase I environmental assessment dated October 14, 2025, there was no evidence of any recognized environmental conditions at the Imperial Valley Mall Property.

The Market. The Imperial Valley Mall Property is located in El Centro, California, within the El Centro metropolitan statistical area (the “El Centro MSA”). The El Centro MSA has an estimated 2025 population of 179,996, experiencing an average population growth of 59 residents per year over the 2020 to 2025 period. Major employers for the El Centro MSA include El Centro Naval Air Facility, Imperial County Government, Central Union High School District, 8A Packing LLC and U.S. Customs and Border Protection representing diversity across the government, military, education and agricultural sectors. Median household income for the El Centro MSA is $62,904, 37.80% less than the median income for the State of California.

The Imperial Valley Mall Property is located approximately 0.8 miles south of an interchange with Interstate 8/Kumeyaay Highway within 15 miles of both the Calexico-East and West ports of entry at the U.S.-Mexico border. The Imperial Valley Mall Property serves as the primary retail destination in the market with surrounding land uses consisting of retail, agricultural and industrial uses. The Imperial Valley Mall Property is the only regional mall within an 80-mile radius. Traditional retail offerings in the market are limited and mainly consist of big box retailers including Costco, Target and Home Depot, all of which are located 6-miles north of the Imperial Valley Mall Property on N Imperial Avenue. The next largest shopping center in El Centro is adjacent to the Imperial Valley Mall Property at the northeast corner of S Dogwood Road and E Danenberg Drive. Built in 2006, The Plaza at Imperial Valley is a power center containing approximately 380,000 SF of rentable area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Collateral Term Sheet	BMO 2025-5C13
No. 10 – Imperial Valley Mall

Notable national tenant brands include Burlington, Marshalls, Ross Dress for Less, HomeGoods and Best Buy. There is also a freestanding Kohl’s store located to the northeast along E Danenberg Drive. Development activity in the area has mainly consisted of multifamily, hospitality and fast-food/quick service restaurant uses. Primary access is provided by S Dogwood Road and E Danendberg Drive. Interstate 8 provides access from El Centro to the greater southern California and western Arizona region. The nearest major domestic MSA is San Diego, located approximately 115 miles west of the Imperial Valley Mall Property. According to the appraisal, the estimated 2025 population within a one-mile-, three-mile and five- mile radius of the Imperial Valley Mall Property was 1,071, 36,306 and 60,595, respectively. The 2025 average household income within the same radii was $105,681, $86,035 and $84,457, respectively.

The Imperial Valley Mall Property is located within 15 miles of both the Calexico-East and West ports of entry at the United States-Mexico border and benefits from cross-border shopping. Per the San Diego Workforce Partnership, in 2022 over 13,000 Mexicali residents commuted daily for work in Imperial County, with nearly 4,000 more having crossed for school. These routine crossers comprise most weekday crossings at Calexico. Cross border shopping is a main activity at this crossing. Around 60–70% of Mexicali crossers enter at least weekly, and most cite shopping as a significant reason. The Border Crossing Card (“BCC”) is the primary credential for frequent legal crossings by Mexican citizens. The BCC is available to Mexican nationals who pass eligibility and security checks, allowing short-term visits within 25-miles of the US border and up to 30 days per entry. Most shoppers and visitors who cross regularly but do not require expedited processing use the BCC. The SENTRI program provides expedited border crossing through dedicated lanes for pre-screened travelers who have undergone background checks and paid an enrollment fee. SENTRI is preferred by daily commuters, including workers and students, as well as frequent shoppers who value shorter wait times and consistent entry speeds. SENTRI members often also hold a Border Crossing Card.

According to the appraisal, the El Centro MSA Retail Market had an inventory of 8.4 million SF, within 648 buildings, with a vacancy rate of 8.30% higher than the national average of 4.1%. The market experienced a positive net absorption of 52,000 SF reflecting improving tenant demand following years of muted leasing activity with 2,400 SF of deliveries. Average retail asking rents have increased 6.9% year-over-year to $1.04/SF/Month, following a dip in 2023.

The appraisal identified six shopping centers in the Imperial Valley Mall Property’s primary competitive set as outlined below:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated	Total GLA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Key Tenants
Imperial Valley Mall 3451 South Dogwood Road El Centro, CA	2005	270,275 (2)	90.4%(2)	-	$230 (3)	Cinemark, Candee Land, Express Factory, Victoria's Secret / Pink
The Shops at Palm Desert 72840 Highway 111 Palm Desert, CA	1983 / 2004	494,063	82.0%	83.0 miles	$403	JCPenney, Macy’s, Dick’s Sporting Goods, H&M, Barnes & Noble
Parkway Plaza 415 Parkway Plaza El Cajon, CA	1972 / 2005	552,420	99.0%	83.0 miles	$428	JCPenney, Regal Cinemas, HomeGoods, Best Buy, Dick’s Sporting Goods
Gran Plaza Outlets 888 W 2nd St Calexico, CA	2013	500,000	96.0%	7.0 miles	$414	Burlington, Adidas, H&M, Gap, Michael Kors
Otay Ranch Town Center 2015 Brich Road Chula Vista, CA	2006	535,000	93.0%	84.0 miles	$485	Apple, DSW, Barnes & Noble, AMC, Best Buy, H&M
(1)	Source: Appraisal unless otherwise noted.
(2)	Based on the underwritten rent roll dated October 31, 2025.
(3)	Sales per square feet as of December 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Collateral Term Sheet	BMO 2025-5C13
No. 10 – Imperial Valley Mall

The Borrower. The borrower is IVM Mallco LLC, a single-purpose, Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Imperial Valley Mall Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Tryperion Re Fund IV, LP (“Tryperion”). Tryperion is a private real estate investment firm that provides investment management services to a range of foundations, family offices, and high net worth investors. The firm executes value-add strategies through direct and joint venture investments, primarily in existing assets located in inefficiently priced secondary U.S. markets. Tryperion utilizes its extensive real estate expertise and industry relationships to create value through aggressive management and leasing, strategic capital improvements and prudent finance programs.

Property Management. The Imperial Valley Mall Property is managed by CBRE, Inc., a third-party management company.

Escrows and Reserves. At origination, the borrower deposited $258,649 for real estate taxes, $3,750 for a deferred maintenance reserve, $136,950 for gap rent reserve under the Candee Land lease, and $3,831,947 for all other tenant improvements, leasing commissions reserve, and includes $759,747 for qualified leasing expenses under the Candee Land lease.

Tax Escrows — On each monthly payment date, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months for the Imperial Valley Mall Property (initially, approximately $51,730 per month).

Insurance Escrows — On each monthly payment date, the borrower is required to deposit 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrower is not required to deposit monthly insurance deposits, provided that, (i) no event of default has occurred and is continuing, (ii) the policies maintained by the borrower covering the Imperial Valley Mall Property are part of a blanket or umbrella policy approved by the lender, (iii) the borrower provides the lender with evidence of the renewal of such policies, and (iv) the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than ten (10) business days prior to the expiration dates of the policies.

Replacement Reserve — On each monthly payment date, the borrower is required to deposit an amount equal to $4,505 for replacement reserves.

TI/LC Reserve — On each monthly payment date, the borrower is required to deposit an amount equal to approximately $22,523 for tenant improvements and leasing commissions, subject to a $540,550 cap.

Capital Reserve — On each monthly payment date, the borrower is required to deposit an amount equal to approximately $41,667 for capital reserves.

Advance Rent Reserve — The borrower is required to deposit all rents received more than one month in advance (other than (i) security deposits, (ii) first month’s prepaid rent) and (iii) prepaid common area maintenance charges in amount equal to $415,000 per calendar year) for any advance rent.

Lockbox / Cash Management. The Imperial Valley Mall Mortgage Loan is structured with a hard lockbox and in place cash management. At origination, the borrower delivered a tenant direction letter to each tenant at the Imperial Valley Mall Property instructing tenants to remit all payments to the lockbox account. If the borrower or property manager receives any rent, the borrower or property manager is required to deposit such amounts into the lockbox account within three business days of receipt. Funds deposited into the lockbox account will be swept on a daily basis into the borrower's operating account until a Cash Trap Event Period (as defined below) has commenced, in which event such funds will be swept on a daily basis into a lender-controlled lockbox account and applied and disbursed in accordance with the Imperial Valley Mall Mortgage Loan documents. Available cash on deposit will be applied as follows (a) during the continuance of a Cash Trap Event Period continuing solely as a result of a Lease Sweep Period (as defined below), to the Lease Sweep Reserve Subaccount, (b) during the continuance of a Cash Trap Event Period arising under clauses (i) or (ii) of such definition (or in the event the Leasing Reserve Cap is then reached, to the extent applicable), into a Cash Collateral Subaccount to be held or disbursed by the lender, or (c) to the borrower if no Cash Trap Event Period is in effect.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Collateral Term Sheet	BMO 2025-5C13
No. 10 – Imperial Valley Mall

Notwithstanding the above, the lender agrees to not provide notice of a Cash Trap Event Period during a Low Debt Yield Trigger Event (as defined below) (provided no other Cash Trap Event Period is continuing) if and for so long as the following conditions are satisfied: (A) the borrower deposits one or more Low Debt Yield Cure Deposits (as defined below) with the lender in cash to avoid the commencement of a Cash Trap Event Period caused solely by a Low Debt Yield Trigger Event as permitted herein, which amounts the lender will transfer into a subaccount. The lender will hold such Low Debt Yield Cure Deposit(s) as additional collateral for the debt, (B) if either (i) the borrower deposits with the lender a letter of credit in the aggregate amount of the Low Debt Yield Cure Deposit funds on deposit in the Low Debt Yield Cure Deposit subaccount, which letter of credit will be held and applied in accordance with the provisions of (C) below and the terms of the Imperial Valley Mall Mortgage Loan documents, or (ii) the Imperial Valley Mall Property has achieved (without taking into account any Low Debt Yield Cure Deposits or cash or letters of credit deposited with the lender) a debt yield of at least 16.00% for two (2) consecutive calendar quarters, in which case funds on deposit in the Low Debt Yield Cure Deposit subaccount not previously disbursed or applied will be disbursed to the borrower. Notwithstanding the foregoing, the lender will have the right, but not the obligation, at any time during the continuance of an event of default, in its sole and absolute discretion, to apply any and all Low Debt Yield Cure Deposit funds then on deposit in the Low Debt Yield Cure Deposit subaccount to the debt, in such order and in such manner as the lender may elect in its sole and absolute discretion, including to make a prepayment of principal (together with the applicable yield maintenance premium, if any, applicable thereto) or any other amounts due under the Imperial Valley Mall Mortgage Loan documents) and (C) if the borrower delivers to the lender one or more letters of credit in an amount equal to the Low Debt Yield Cure Deposits to avoid the commencement of a Cash Trap Event Period caused solely by a Low Debt Yield Trigger Event as permitted within the Imperial Valley Mall Mortgage Loan documents.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence of an event of default, (ii) the debt yield being less than 16.00% (a “Low Debt Yield Trigger Event”), as of the end of any calendar quarter, or (iii) the commencement of a Lease Sweep Period. A Cash Trap Event Period will expire (A) with respect to clause (i) above, upon the lender’s acceptance of the cure (if applicable) of such event of default, (B) with respect to clause (ii) above, upon the date that the debt yield is equal to or greater than 16.00% for two consecutive calendar quarters, or (C) with respect to clause (iii) above, such Lease Sweep Period has ended.

A “Low Debt Yield Cure Deposit” means a cash deposit with the lender that, if applied to reduce the then outstanding principal balance of the Imperial Valley Mall Mortgage Loan, would be sufficient to increase the debt yield to an amount equal to or exceeding 16.00%.

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of: (i) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease; (ii) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); and (iii) the date that any tenant under a Lease Sweep Lease gives notice of its intention not to renew or extend its Lease Sweep Lease, (b) the receipt by the borrower or manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease, (c) (1) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or (2) the receipt by the borrower or manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date, (d) the date that any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) in its Lease Sweep Space (as defined below) at the Imperial Valley Mall Property or vacate or cease occupying its Lease Sweep Space at the Imperial Valley Mall Property or gives notice that it intends to do any of the foregoing, (e) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; or (f) the occurrence of an insolvency proceeding or bankruptcy proceeding of a Lease Sweep Tenant Party (as defined below).

A Lease Sweep Period will end upon (A) with respect to clause (a) – (d) above, all or a portion of the Lease Sweep Space is leased pursuant to one or more qualified lease(s) (B) with respect to clause (ii) above, (b) (1) if such termination option is not validly exercised by the tenant under the applicable Lease Sweep Lease by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly and irrevocably waived in writing by the related tenant, and/or (2) in the case of clause (c)(2), the applicable tenant validly waived in writing any notice of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date, (C) with respect to clause (d) above, the applicable tenant under the Lease Sweep Lease has re-commenced operations at its Lease Sweep Space at

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Collateral Term Sheet	BMO 2025-5C13
No. 10 – Imperial Valley Mall

the Imperial Valley Mall Property during normal business hours, in accordance with the terms of its Lease Sweep Lease, for at least one calendar quarter following such cure or the applicable tenant otherwise validly waived in writing any notice of its intent to discontinue its business (i.e., “goes dark”) in its Lease Sweep Space at the Imperial Valley Mall Property (or any material portion thereof) or to vacate or cease occupying its Lease Sweep Space at the Imperial Valley Mall Property (or any material portion thereof), (D) with respect to clause (e) above, the date on which the subject default has been cured, and no other default under such Lease Sweep Lease occurs for at least one calendar quarter following such cure or (E) with respect to clause (f) above, either (a) the applicable Lease Sweep Tenant Party insolvency proceeding has terminated for at least two consecutive calendar quarters and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to lender.

A “Lease Sweep Lease” means (i) the Cinemark lease or (ii) any renewal or replacement lease with respect to the space demised under the applicable Lease Sweep Lease (the “Lease Sweep Space”) that constitutes a qualified lease.

A “Lease Sweep Reserve Fund” means all cash collected by the lender triggered solely as a result of a Lease Sweep Period.

A “Lease Sweep Tenant Party” means a tenant under a Lease Sweep Lease (or its direct or indirect parent company (if any)) or the lease guarantor under any Lease Sweep Lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Collateral Term Sheet	BMO 2025-5C13
No. 11 – 82 Washington Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Collateral Term Sheet	BMO 2025-5C13
No. 11 – 82 Washington Place

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Collateral Term Sheet	BMO 2025-5C13
No. 11 – 82 Washington Place

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,750,000	Title:	Fee
Cut-off Date Principal Balance:	$18,750,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	3.4%	Net Rentable Area (Units):	36
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	Derby General 82, LLC	Year Built / Renovated:	1903 / 2024
Borrower Sponsor:	Jesse Hutcher	Occupancy:	100.0%
Interest Rate:	5.90000%	Occupancy Date:	11/1/2025
Note Date:	11/6/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	11/6/2030	3rd Most Recent NOI (As of)(3):	$522,974 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3)(4):	$375,799 (T-8 Ann. 12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$1,152,981 (T-3 Ann. 8/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$2,193,744
Call Protection:	YM1(53),O(7)	UW Expenses:	$633,476
Lockbox / Cash Management:	Soft / Springing	UW NOI(3):	$1,560,267
Additional Debt:	No	UW NCF:	$1,560,267
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$26,800,000 / $744,444
Additional Debt Type:	NAP	Appraisal Date:	9/11/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$520,833
Taxes:	$183,599	$30,396	N/A	Maturity Date Loan / Unit:	$520,833
Insurance:	$68,248	$7,583	N/A	Cut-off Date LTV:	70.0%
Replacement Reserve:	$45,000	Springing	N/A	Maturity Date LTV:	70.0%
				UW NCF DSCR:	1.39x
				UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,750,000	100.0%	Loan Payoff	$12,539,040	66.9%
			Return of Equity	5,180,045	27.6
			Closing Costs	734,068	3.9
			Reserves	296,847	1.6
Total Sources	$18,750,000	100.0%	Total Uses	$18,750,000	100.0%
(1)	For a full description of escrows and reserves, see “Escrows and Reserves” below.
(2)	The 4th Most Recent NOI is unavailable because the 82 Washington Place Property (as defined below) was acquired by the borrower sponsor in 2024.
(3)	The decrease from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily due to renovations to the 82 Washington Place Property after being acquired by the borrower sponsor in 2024.
(4)	The increase from 2nd Most Recent NOI to Most Recent NOI to UW NOI is primarily due to an increase in occupancy and corresponding rental income post renovation.

The Loan. The eleventh largest mortgage loan (the “82 Washington Place Mortgage Loan”) is secured by the borrower’s fee simple interest in a 36-unit, multifamily property located in New York, New York (the “82 Washington Place Property”). The 82 Washington Place Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $18,750,000. The 82 Washington Place Mortgage Loan was originated on November 6, 2025 by Bank of Montreal (“BMO”) and accrues interest at a fixed rate of 5.90000% per annum. The 82 Washington Place Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the 82 Washington Place Mortgage Loan is November 6, 2030.

The Property. The 82 Washington Place Property is a multifamily development built in 1903 and renovated in 2024, located in the Greenwich Village neighborhood of New York, New York. The 82 Washington Place Property is a single six-story building that includes 36 units on a 6,320 square foot site. The 82 Washington Place Property contains three studio, nine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Collateral Term Sheet	BMO 2025-5C13
No. 11 – 82 Washington Place

one-bedroom, one-bathroom, nine two-bedroom, one-bathroom, 14 three-bedroom, two-bathroom and one three-bedroom, one-bathroom residential units. Units feature air conditioning, hardwood floor in living areas, tiled bathrooms, full bathtubs, gas or electric range/oven, dishwasher, microwave, and top freezer refrigerator. As of November 1, 2025, the 82 Washington Place Property was 100.0% occupied.

The following table presents certain information relating to the unit mix at the 82 Washington Place Property:

82 Washington Place Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Monthly In-Place Rental Rate Per Unit	Average Monthly Market Rental Rate Per Unit
Studio(2)	1	2.8%	1	100.0%	$0(2)	$3,500
Studio - Rent Stabilized	2	5.6	2	100.0	$1,368	$1,368
1BR/1BA	9	25.0	9	100.0	$4,139	$4,150
2BR/1BA - Rent Stabilized	3	8.3	3	100.0	$1,281	$1,281
2BR/1BA - Rent Controlled	6	16.7	6	100.0	$1,818	$1,818
3BR/2BA	13	36.1	13	100.0	$9,109	$9,500
3BR/2BA - Rent Stabilized	1	2.8	1	100.0	$9,300	$9,300
3BR/1BA - Rent Controlled	1	2.8	1	100.0	$2,412	$2,412
Total/Wtd. Avg.	36	100.0%	36	100.0%	$5,135	$5,376
(1)	Based on the underwritten rent roll dated November 1, 2025.
(2)	One non-stabilized studio unit serves as a superintendent unit.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow of the 82 Washington Place Property:

Operating History and Underwritten Net Cash Flow
	2022(1)	T-8 Ann. 12/31/2024	T-3 Ann. 8/31/2025	Underwritten	Per Unit	%(2)
Rents in Place	$1,302,985(3)	$930,841(3)(4)	$1,766,462(4)	$2,260,380(4)	$62,788	103.1%
Gross Potential Rent	$1,302,985	$930,841	$1,766,462	$2,260,380	$62,788	103.1%
(Vacancy/Credit Loss)	0	0	0	(67,811)	(1,884)	(3.1)
Net Rental Income	$1,302,985	$930,841	$1,766,462	$2,192,569	$60,905	100.0%
Other Income	0	1,313	0	1,175	33	0.1
Effective Gross Income	$1,302,985	$932,154	$1,766,462	$2,193,744	$60,937	100.1%
Total Expenses	$780,011	$556,355	$613,481	$633,476	$17,597	28.9%
Net Operating Income	$522,974	$375,799	$1,152,981	$1,560,267	$43,341	71.1%
Total TI/LC & CapEx	0	0	0	0	0	0.0
Net Cash Flow	$522,974	$375,799	$1,152,981	$1,560,267	$43,341	71.1%
(1)	2022 operating history was provided by the borrower sponsor.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	The decrease from 2022 Rents in Place to T-8 Ann. 12/31/2024 Rents in Place is primarily due to renovations to the 82 Washington Place Property after being acquired by the borrower sponsor in 2024.
(4)	The increase from T-8 Ann. 12/31/2024 Rents in Place to T-3 Ann. 8/31/2025 and Underwritten Rents in Place is primarily due to an increase in occupancy and corresponding rental income post renovation.

Appraisal. According to the appraisal, the 82 Washington Place Property has an “as-is” appraised value of $26,800,000 as of September 11, 2025.

Environmental. According to a Phase I environmental assessment dated September 17, 2025, there was no evidence of any recognized environmental conditions at the 82 Washington Place Property.

The Market. The 82 Washington Place Property is located within the Greenwich Village neighborhood of New York, New York within the New York-White Plains/Kiryas Joel-Poughkeepsie, NY metropolitan statistical area (the “New York MSA”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Collateral Term Sheet	BMO 2025-5C13
No. 11 – 82 Washington Place

The immediate area surrounding 82 Washington Place Property consists primarily of residential developments with service-oriented retailers and restaurants. The 82 Washington Place Property is 0.1 miles away from the West 4th Street station with subway lines providing access to all of Manhattan.

The 82 Washington Place Property is located in the Lower West Side apartment submarket within the New York MSA apartment market. As of the second quarter of 2025, the New York MSA apartment market had a total inventory of 1,963,555 units, a vacancy rate of 2.7% and an effective rent of $4,540 per unit. As of the second quarter of 2025, the Lower West Side apartment submarket had a total inventory of 56,483 units, a vacancy rate of 2.1% and an effective rent of $5,981 per unit. According to the appraisal, the 2024 total population in the 82 Washington Place Property zip code was 52,231, and the 2024 median household income within the same area was $161,704.

The following table presents certain information relating to comparable multifamily properties to the 82 Washington Place Property:

Multifamily Rent Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
82 Washington Place New York, NY	1903 / 2024	100.0%(2)	9(2) 13(2)	1BR/1BA 3BR/2BA	256(2) 732(2)	16.16(2) 12.44(2)	$4,139(2) $9,109(2)
23 Grove Street New York, NY	1888 / NAV	99.0%	25	Studio 1BR/1BA	334 349	$11.38 $11.46	$3,800 $4,000
220 Sullivan Street New York, NY	1900 / NAV	97.0%	35	Studio 1BR/1BA 2BR/1BA 3BR/1BA	NAV NAV NAV NAV	NAV NAV NAV NAV	$3,495 $4,195 $6,195 $9,995
13 Sheridan Square New York, NY	1924 / NAV	99.0%	52	Studio 1BR/1BA	332 602	$10.83 $6.98	$3,595 $4,200
416 Lafayette Street New York, NY	1910 / NAV	98.0%	41	Studio	450	$8.00	$3,600
107 University Place New York, NY	1940 / NAV	99.0%	45	Studio	406	$8.37	$3,400
22 Jones Street New York, NY	1940 / NAV	100.0%	36	1BR/1BA	600	$6.83	$4,100
7 Cornelia Street New York, NY	1900 / NAV	99.0%	47	1BR/1BA	464	$9.16	$4,250
123 Waverly Place New York, NY	1917 / NAV	100.0%	47	2BR/1BA	685	$10.95	$7,500
184 Thompson Street New York, NY	1910 / NAV	98.0%	135	2BR/1BA	700	$8.93	$6,250
159 Bleecker Street New York, NY	1920 / NAV	99.0%	18	2BR/2BA	673	$9.50	$6,395
1 University Place New York, NY	1930 / NAV	99.0%	263	2BR/2BA	819	$8.54	$6,995
56 MacDougal Street New York, NY	1900 / NAV	98.0%	30	3BR/2BA	862	$11.02	$9,500
142 West 4th Street New York, NY	1900 / NAV	97.0%	24	3BR/2BA	750	$11.67	$8,750
520 La Guardia Place New York, NY	1900 / NAV	99.0%	14	3BR/2BA	768	$12.96	$9,950
56 West 11th Street New York, NY	1912 / NAV	99.0%	36	3BR/2BA	800	$11.75	$9,400
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 1, 2025 for fair market units.

The Borrower. The borrower of the 82 Washington Place Mortgage Loan is Derby General 82, LLC, a single purpose New York limited liability company with no independent directors in its organizational structure.

The Borrower Sponsor. The borrower sponsor is Jesse Hutcher, the managing partner and chief investment officer at Derby Copeland Capital. Derby Copeland Capital is a private middle-market investor in New York City founded in 2015,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Collateral Term Sheet	BMO 2025-5C13
No. 11 – 82 Washington Place

having invested in over $1.1 billion of New York City real estate since inception. The non-recourse carveout guarantors are Derby Copeland Fund I, LLC and Derby Tanager DT Holdings, LLC.

Property Management. The 82 Washington Place Property is managed by Monday Morning Management, LLC, an affiliated property manager.

Escrows and Reserves. At origination of the 82 Washington Place Mortgage Loan, the borrower deposited (i) approximately $183,599 for real estate taxes, (ii) approximately $68,248 for insurance reserves and (iii) $45,000 for replacement reserves.

Tax Escrows - On each monthly payment date, the borrower is required to deposit into a reserve for real estate taxes an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months for the 82 Washington Place Property (currently approximately $30,396 per month).

Insurance Escrows – On a monthly basis, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of coverage afforded by the insurance policies upon the expiration thereof in order to accumulate in the insurance reserve sufficient funds to pay all such insurance premiums at least thirty days prior to the expiration of the insurance policies (currently approximately $7,583 per month).

Replacement Reserves – On each monthly payment date when funds in the replacement reserve account for the first time during the term are less than $18,000, the borrower will be required to deposit $750 on each payment date into the replacement reserve account.

Lockbox / Cash Management.   The 82 Washington Place Mortgage Loan is structured with a soft lockbox and springing cash management. The 82 Washington Place Mortgage Loan documents require the borrower to deposit, or cause the property manager to deposit, all rents into the lockbox within two business days of receipt. All amounts in the lockbox account are required to be remitted to the borrower’s operating accounts at any time other than during the continuance of a Trigger Period (as defined below). During the continuance of a Trigger Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the 82 Washington Place Mortgage Loan documents. During the continuance of a Trigger Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with 82 Washington Place Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for 82 Washington Place Mortgage Loan.

A “Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence of an event of default under the 82 Washington Place Mortgage Loan documents, or (ii) the debt service coverage ratio of the 82 Washington Place Mortgage Loan being less than 1.10x for two consecutive calendar quarters (a “Low DSCR Trigger Period”); and (B) expiring upon (y) with regard to any Trigger Period commenced in connection with clause (i) above, no event of default is continuing, and (z) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that either (a) the debt service coverage ratio is greater than or equal to 1.15x for two consecutive calendar quarters or (b) within ten days of the borrower’s receipt of notice from the lender of the commencement of such Low DSCR Trigger Period, the borrower delivers to the lender a letter of credit that would result in a debt service coverage ratio of at least 1.30x.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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